Exhibit 4.1

EXECUTION VERSION

G&K SERVICES, INC.

$100,000,000

3.73% Amended and Restated Series A Senior Notes due April 15, 2023

3.88% Amended and Restated Series B Senior Notes due April 15, 2025

AMENDED AND RESTATED NOTE PURCHASE AGREEMENT

Dated as of March 21, 2017

(not part of the Agreement)

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(not part of the Agreement)

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(not part of the Agreement)

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(not part of the Agreement)

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ATTACHMENTS TO AMENDED AND RESTATED NOTE PURCHASE AGREEMENT:

SCHEDULE A	— Information Relating to Holders

SCHEDULE B	— Defined Terms

SCHEDULE 5.3	— Disclosure Materials

SCHEDULE 5.4	— Subsidiaries of the Parent, Ownership of Subsidiary Stock and Affiliates

SCHEDULE 5.5	— Financial Statements

SCHEDULE 5.15	— Existing Indebtedness; Future Liens

SCHEDULE 10.4	— Existing Liens

EXHIBIT 1(a)	— Form of 3.73% Amended and Restated Series A Senior Note due April 15, 2023

EXHIBIT 1(b)	— Form of 3.88% Amended and Restated Series B Senior Note due April 15, 2025

EXHIBIT 4.4(a)(1)	— Form of Opinion of Counsel to the Company and the Guarantors

EXHIBIT 4.4(a)(2)	— Form of Opinion of Special Washington Counsel to certain Guarantors

EXHIBIT 4.4(a)(3)	— Form of Opinion of Special Nevada Counsel to certain Guarantors

EXHIBIT 4.4(b)	— Form of Opinion of Special Counsel to the Holders

EXHIBIT PGA	— Form of Parent Guaranty

EXHIBIT SGA	— Form of Subsidiary Guaranty

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G&K SERVICES, INC.

5995 Opus Parkway, Suite 500

Minnetonka, Minnesota 55343

3.73% Amended and Restated Series A Senior Notes due April 15, 2023

3.88% Amended and Restated Series B Senior Notes due April 15, 2025

Dated as of

March 21, 2017

TO THE HOLDERS LISTED IN

    THE ATTACHED SCHEDULE A:

Ladies and Gentlemen:

Reference is hereby made to that certain Note Purchase Agreement dated as of April 15, 2013 (the “Existing Note Purchase Agreement”) between G&K Services, Inc., a Minnesota corporation (together with any successor thereto that becomes a party hereto pursuant to Section 10.5, the “Company”), and each of the original purchasers listed on Schedule A thereto under and pursuant to which the Company issued $50,000,000 aggregate principal amount of its 3.73% Series A Senior Notes due April 15, 2023 (the “Existing Series A Notes”) and $50,000,000 aggregate principal amount of its 3.88% Series B Senior Notes due April 15, 2025 (the “Existing Series B Notes”) (the Existing Series A Notes and the Existing Series B Notes, each an “Existing Note” and collectively, the “Existing Notes”). Certain capitalized and other terms used in this Agreement are defined in Schedule B. References to a “Schedule” or an “Exhibit” are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement. References to a “Section” are references to a Section of this Agreement unless otherwise specified.

The Company agrees with the Holders as follows:

SECTION 1. AMENDMENT AND RESTATEMENT.

Section 1.1 Amendment and Restatement. The Company now desires (a) to amend and restate the Existing Note Purchase Agreement to be in the form of this Agreement, (b) to amend and restate the Existing Series A Notes to be in the form of Exhibit 1(a) (the “Series A Notes”) and (c) to amend and restate the Existing Series B Notes to be in the form of Exhibit 1(b) (the “Series B Notes”) (the Series A Notes and the Series B Notes, as amended, restated or otherwise modified from time to time pursuant to Section 17 and including any such notes issued in substitution therefor pursuant to Section 13, each a “Note” and collectively, the “Notes”).

Section 1.2 Agreement of Holders. In consideration of the premises and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the Holders have agreed to the amendments and restatements described in Section 1.1. Accordingly, subject to the terms and conditions hereof and on the basis of the representations and warranties herein contained, the parties hereto hereby agree that, from and after the fulfillment of the conditions set forth in Section 4, (a) the Existing Note Purchase Agreement is hereby and shall be amended and restated in the form of this Agreement and (b) the Existing Notes are hereby and shall be deemed to be, automatically and without any further action, amended and restated in their entirety as set forth on Exhibit 1(a) or Exhibit 1(b), as applicable, provided that the date, registration number, principal amount and payment dates set forth in each Existing Note shall remain the same; provided, further, that, at the request of any current Holder, the Company shall execute and deliver a new Note in the form of Exhibit 1(a) or Exhibit 1(b), as applicable, in exchange for each Existing Note held by such Holder, registered in the name of such Holder, in the aggregate principal amount of such Existing Note owing to such Holder on the Effective Date and dated the date of the last interest payment made to such Holder in respect of such Existing Note.

SECTION 2. GUARANTIES.

Section 2.1 Existing Guaranty. The obligations of the Company under the Existing Note Purchase Agreement and the Existing Notes were, and the obligations of the Company hereunder and under the Notes shall continue to be absolutely, unconditionally and irrevocably guaranteed by G&K Services, Co., a Minnesota corporation (the “G&K Subsidiary Guarantor”), pursuant to that certain Subsidiary Guaranty Agreement dated as of April 15, 2013 (as the same may be amended, supplemented, restated or otherwise modified from time to time, the “G&K Subsidiary Guaranty”).

Section 2.2 Additional Guaranties. The obligations of the Company hereunder and under the Notes shall be unconditionally and irrevocably guaranteed by (a) Cintas Corporation, a Washington corporation (the “Parent”), pursuant to that certain Guaranty Agreement to be dated as of the date of the Effective Date (as the same may be amended, supplemented, restated or otherwise modified from time to time, the “Parent Guaranty”) substantially in the form of Exhibit PGA and (b) Cintas Corporation No. 3, a Nevada corporation (“Cintas No. 3”), Cintas Corporation No. 2, a Nevada corporation (“Cintas No. 2”), and Cintas Corporate Services, Inc., an Ohio corporation (“CCS, Inc.”), pursuant to that certain Subsidiary Guaranty Agreement dated as of the Effective Date (as the same may be amended, supplemented, restated or otherwise modified from time to time, the “Subsidiary Guaranty”).

SECTION 3. OBLIGATIONS OF THE HOLDERS SEVERAL.

The obligations of each Holder hereunder are several and not joint obligations and no Holder shall have any liability to any Person for the performance or non-performance of any obligation by any other Holder hereunder.

SECTION 4. CONDITIONS PRECEDENT.

The amendment and restatement of the Existing Note Purchase Agreement and the Existing Notes shall only become effective at such time (the “Effective Date”) as all of the following conditions precedent shall have been satisfied:

Section 4.1 Representations and Warranties.

(a) Representations and Warranties of the Company. The representations and warranties of the Company in this Agreement shall be correct when made and on the Effective Date.

(b) Representations and Warranties of the Parent. The representations and warranties of the Parent in the Parent Guaranty shall be correct when made and on the Effective Date.

(c) Representations and Warranties of the Subsidiary Guarantors. The representations and warranties of each Subsidiary Guarantor in the Subsidiary Guaranty shall be correct when made and on the Effective Date.

Section 4.2 Performance; No Default. The Company, the Parent and each Subsidiary Guarantor shall have performed and complied with all agreements and conditions contained in this Agreement, the Parent Guaranty and the Subsidiary Guaranty required to be performed or complied with by it prior to or on the Effective Date. Immediately before and after giving effect to the amendment and restatement of the Existing Note Purchase Agreement and the Existing Notes no Default or Event of Default shall have occurred and be continuing.

Section 4.3 Compliance Certificates.

(a) Officer’s Certificate of the Company. The Company shall have delivered to such Holder an Officer’s Certificate, dated the Effective Date, certifying that the conditions specified in Sections 4.1 and 4.2 have been fulfilled.

(b) Secretary’s Certificate of the Company. The Company shall have delivered to such Holder a certificate of its Secretary, an Assistant Secretary or other duly authorized officer, dated the Effective Date, certifying as to (1) the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of this Agreement and the amendment and restatement of the Existing Notes and (2) the Company’s organizational documents as then in effect.

(c) Officer’s Certificate of the Parent. The Parent shall have delivered to such Holder an Officer’s Certificate, dated the Effective Date, certifying that the conditions specified in Sections 4.1 and 4.2 have been fulfilled.

(d) Secretary’s Certificate of the Parent. The Parent shall have delivered to such Holder a certificate of its Secretary, an Assistant Secretary or other duly authorized officer, dated the Effective Date, certifying as to (1) the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Parent Guaranty and (2) the Parent’s organizational documents as then in effect.

(e) Officer’s Certificate of the Subsidiary Guarantors. Each Subsidiary Guarantor shall have delivered to such Holder an Officer’s Certificate, dated the Effective Date, certifying that the conditions specified in Sections 4.1(c) and 4.2 have been fulfilled.

(f) Secretary’s Certificate of the Subsidiary Guarantors. Each Subsidiary Guarantor shall have delivered to such Holder a certificate of its Secretary, an Assistant Secretary or other duly authorized officer, dated the Effective Date, certifying as to (1) the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Subsidiary Guaranty and (2) such Subsidiary Guarantor’s organizational documents as then in effect.

Section 4.4 Opinions of Counsel. Such Holder shall have received opinions in form and substance satisfactory to such Holder, dated the Effective Date (a) from (1) Jones Day, special counsel to the Company, the Parent and the Subsidiary Guarantors, (2) Carney, Badley Spellmen, P.S., special Washington counsel to certain Subsidiary Guarantors, and (3) Fennemore Craig, P.C., special Nevada counsel to certain Subsidiary Guarantors, covering the matters set forth in Exhibit 4.4(a)(1), (2) and (3), respectively, and covering such other matters incident to the transactions contemplated hereby as such Holder or special counsel to the Holders may reasonably request (and the Company hereby instructs, and has caused the Parent and each Subsidiary Guarantor to instruct, its counsel to deliver such opinion to the Holders) and (b) from Schiff Hardin LLP, special counsel to the Holders in connection with such transactions, substantially in the form set forth in Exhibit 4.4(b) and covering such other matters incident to such transactions as such Holder may reasonably request.

Section 4.5 Payment of Special Counsel Fees. Without limiting Section 15.1, the Company shall have paid on or before the Effective Date, the reasonable fees, reasonable charges and reasonable disbursements of special counsel to the Holders referred to in Section 4.4(b) to the extent reflected in a statement of such counsel rendered to the Company at least one Business Day prior to the Effective Date.

Section 4.6 Guaranties.

(a) The G&K Subsidiary Guaranty shall be in full force and effect and the G&K Subsidiary Guarantor shall have delivered to such Holder a certificate whereby it shall have reaffirmed its obligations thereunder.

(b) The Parent Guaranty shall have been duly authorized, executed and delivered by the Parent and such Holder shall have received a duly executed copy thereof.

(c) The Subsidiary Guaranty shall have been duly authorized, executed and delivered by each Subsidiary Guarantor and such Holder shall have received a duly executed copy thereof.

Section 4.7 Consummation of Acquisition. The G&K Acquisition shall have been completed whereby the Company shall have become an indirect Wholly-Owned Subsidiary of the Parent and a direct Wholly-Owned Subsidiary of Cintas Corp. 2, and such Holder shall have received evidence of the same by receipt of a copy of the Certificate of Merger.

Section 4.8 Proceedings and Documents. All corporate and other organizational proceedings in connection with the transactions contemplated by this Agreement, the Parent Guaranty and the Subsidiary Guaranty and all documents and instruments incident to such transactions shall be satisfactory to such Holder and special counsel to the Holders, and such Holder and special counsel to the Holders shall have received all such counterpart originals or certified or other copies of such documents as such Holder or such special counsel may reasonably request.

SECTION 5. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to each Holder on the date of this Agreement and on the Effective Date that:

Section 5.1 Organization; Power and Authority.

(a) The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement, to amend and restate the Existing Notes and to perform the provisions hereof and of the Notes.

(b) The Parent is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Parent has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver the Parent Guaranty and to perform the provisions thereof.

(c) Each Subsidiary Guarantor is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each Subsidiary Guarantor has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver the Subsidiary Guaranty and to perform the provisions thereof.

Section 5.2 Authorization, Etc.

(a) This Agreement has been duly authorized by all necessary corporate action on the part of the Company, and this Agreement constitutes, and upon the amendment and restatement thereof each Note will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (1) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (2) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(b) The Parent Guaranty has been duly authorized by all necessary corporate action on the part of the Parent and the Parent Guaranty constitutes the legal, valid and binding obligation of the Parent enforceable against the Parent in accordance with its terms, except as such enforceability may be limited by (1) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (2) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(c) the G&K Subsidiary Guaranty constitutes the legal, valid and binding obligation of the G&K Subsidiary Guarantor enforceable against the G&K Subsidiary Guarantor in accordance with its terms, except as such enforceability may be limited by (1) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (2) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(d) The Subsidiary Guaranty has been duly authorized by all necessary corporate or other action on the part of each Subsidiary Guarantor and the Subsidiary Guaranty constitutes a legal, valid and binding obligation of each Subsidiary Guarantor enforceable against each Subsidiary Guarantor in accordance with its terms, except as such enforceability may be limited by (1) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (2) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 5.3 Disclosure. This Agreement, the financial statements listed in Schedule 5.5 and the documents, certificates or other writings delivered to the Holders by or on behalf of the Company in connection with the transactions contemplated hereby and identified on Schedule 5.3 (this Agreement and such documents, certificates or other writings and such financial statements delivered to each Holder being referred to, collectively, as the “Disclosure Documents”), taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Except as disclosed in the Disclosure Documents, since May 31, 2016, there has been no change in the financial condition, operations, business or properties of the Parent or any Subsidiary except changes that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. There is no fact known to the Company that would reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the Disclosure Documents.

Section 5.4 Organization and Ownership of Shares of Subsidiaries; Affiliates.

(a) Schedule 5.4 contains (except as noted therein) complete and correct lists of (1) the Parent’s Subsidiaries, showing, as to each Subsidiary, the name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Parent and each other Subsidiary, (2) the Parent’s Affiliates, other than Subsidiaries and (3) the Company’s and the Parent’s directors and senior officers.

(b) All of the outstanding shares of capital stock or similar equity interests of each Subsidiary shown in Schedule 5.4 as being owned by the Parent and its Subsidiaries have been validly issued, are fully paid and non-assessable and are owned by the Parent or such Subsidiary free and clear of any Lien that is prohibited by this Agreement.

(c) Each Subsidiary is a corporation or other legal entity duly organized, validly existing and, where applicable, in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and, where applicable, is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact and, in the case of the G&K Subsidiary Guarantor, to perform the provisions of the G&K Subsidiary Guaranty.

(d) No Subsidiary is subject to any legal, regulatory, contractual or other restriction (other than the agreements listed on Schedule 5.4 and customary limitations imposed by corporate law or similar statutes) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Parent or any of its Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Subsidiary.

Section 5.5 Financial Statements; Material Liabilities. The Company has delivered or made available to each Holder copies of the financial statements of the Company and its Subsidiaries and the Parent and its Subsidiaries listed on Schedule 5.5. All of such financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the companies being reported thereon as of the respective dates specified in such Schedule and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments). The Parent and its Subsidiaries do not have any Material liabilities that are not disclosed in the Disclosure Documents.

Section 5.6 Compliance with Laws, Other Instruments, Etc. The execution and delivery by the Company of this Agreement, the amendment and restatement by the Company of the Existing Notes, the performance by the Company of this Agreement and the Notes, the execution, delivery and performance by the Parent of the Parent Guaranty, the performance by the G&K Subsidiary Guarantor of the G&K Subsidiary Guaranty and the execution, delivery and performance by each Subsidiary Guarantor of the Subsidiary Guaranty will not (a) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Parent or any Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, shareholders agreement or any other material agreement or instrument to which the Parent or any Subsidiary is bound or by which the Parent or any Subsidiary or any of their respective properties may be bound or affected, (b) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Parent or any Subsidiary or (c) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Parent or any Subsidiary.

Section 5.7 Governmental Authorizations, Etc. No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with (a) the execution, delivery or performance by (1) the Company of this Agreement (2) the Parent of the Parent Guaranty or (3) any Subsidiary Guarantor of the Subsidiary Guaranty, (b) the amendment and restatement by the Company of the Existing Notes or (c) the performance by the G&K Subsidiary Guarantor of the G&K Subsidiary Guaranty.

Section 5.8 Litigation; Observance of Agreements, Statutes and Orders.

(a) There are no actions, suits, investigations or proceedings pending or, to the best knowledge of the Company, threatened against or affecting the Parent or any Subsidiary or any property of the Parent or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b) Neither the Parent nor any Subsidiary is (1) in default under any agreement or instrument to which it is a party or by which it is bound, (2) in violation of any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or (3) in violation of any applicable law, ordinance, rule or regulation of any Governmental Authority (including, without limitation, Environmental Laws, the USA PATRIOT Act or any of the other laws and regulations that are referred to in Section 5.16), which default or violation would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 5.9 Taxes. The Parent and its Subsidiaries have filed all tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (a) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Parent or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP or (b) where the failure to make such payment would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company knows of no basis for any other tax or assessment that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Parent and its Subsidiaries in respect of U.S. federal, state or other taxes for all fiscal periods are adequate in accordance with GAAP. The U.S. federal income tax liabilities of the Parent and its Subsidiaries have been finally determined (whether by reason of completed audits or the statute of limitations having run) for all fiscal years up to and including the fiscal year ended May 31, 2013.

Section 5.10 Title to Property; Leases. The Parent and its Subsidiaries have good and sufficient title to their respective properties which the Parent and its Subsidiaries own or purport to own that, individually or in the aggregate, are Material, including all such properties reflected in the most recent audited balance sheets referred to in Section 5.5 or purported to have been acquired by the Parent or any Subsidiary after such date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement. All leases that, individually or in the aggregate, are Material are valid and subsisting and are in full force and effect in all material respects.

Section 5.11 Licenses, Permits, Etc.

(a) The Parent and its Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, proprietary software, service marks, trademarks, trade names and domain names, or rights thereto that are necessary for the conduct of the Company’s or such Subsidiary’s business, without known conflict with the rights of others, except where the failure to own or possess any such license, permit, franchise, authorization, patent, copyright, proprietary software, service mark, trademark, trade name or domain name, or right thereto would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b) To the best knowledge of the Company, no product or service of the Parent or any of its Subsidiaries infringes in any material respect any license, permit, franchise, authorization, patent, copyright, proprietary software, service mark, trademark, trade name, domain name or other right owned by any other Person.

(c) To the best knowledge of the Company, there is no Material violation by any Person of any right of the Parent or any of its Subsidiaries with respect to any patent, copyright, proprietary software, service mark, trademark, trade name, domain name or other right owned or used by the Parent or any of its Subsidiaries.

Section 5.12 Compliance with ERISA.

(a) The Parent and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of non-compliance as have not resulted in and would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. Neither the Parent nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in Section 3 of ERISA), and no event, transaction or condition has occurred or exists that could, individually or in the aggregate, reasonably be expected to result in the incurrence of any such liability by the Parent or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Parent or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to Section 430(k) of the Code or to any such penalty or excise tax provisions under the Code or federal law or Section 4068 of ERISA or by the granting of a security interest in connection with the amendment of a Plan, other than such liabilities or Liens as would not be, individually or in the aggregate, Material.

(b) The present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans), that are subject to Title IV of ERISA determined using information contained in the most recent valuation completed for each Plan on the basis of the actuarial assumptions specified for funding purposes in such Plan’s most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities by more than $60,000,000 in the case of any single Plan and by more than $60,000,000 in the aggregate for all Plans. The term “benefit liabilities” has the meaning specified in Section 4001 of ERISA and the terms “current value” and “present value” have the meanings specified in Section 3 of ERISA.

(c) The Parent and its ERISA Affiliates do not currently have any withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under Section 4201 or 4204 of ERISA in respect of Multiemployer Plans that, individually or in the aggregate, are Material.

(d) The expected post-retirement benefit obligation (determined as of the last day of the Parent’s most recently ended fiscal year in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 715-60, without regard to liabilities attributable to continuation coverage mandated by Section 4980B of the Code) of the Parent and its Subsidiaries is not Material.

(e) The execution and delivery of the Existing Note Purchase Agreement and the issuance and sale of the Existing Notes thereunder did not involve any transaction that was subject to the prohibitions of Section 406 of ERISA or in connection with which a tax could have been imposed pursuant to Section 4975(c)(1)(A)-(D) of the Code. The representation by the Company to each Holder in the first sentence of this Section 5.12(e) is made in reliance upon and subject to the accuracy of such Holder’s representation in Section 6.3 as to the sources of the funds originally used to pay the purchase price of the Existing Notes purchased by such Holder.

Section 5.13 Existing Indebtedness; Future Liens.

(a) Except as described therein, Schedule 5.15 sets forth a complete and correct list of all outstanding Indebtedness of the Parent and its Subsidiaries as of the Effective Date (including descriptions of the obligors and obligees, principal amounts outstanding, any collateral therefor and any Guarantees, in such general detail as disclosed in such Person’s public filings), since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Indebtedness of the Parent or its Subsidiaries. Neither the Parent nor any Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness of the Parent or such Subsidiary and no event or condition exists with respect to any Indebtedness of the Parent or any Subsidiary that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

(b) Except as disclosed in Schedule 5.15, neither the Parent nor any Subsidiary has agreed or consented to cause or permit any of its property, whether now owned or hereafter acquired, to be subject to a Lien that secures Indebtedness or to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien that secures Indebtedness.

(c) Neither the Parent nor any Subsidiary is a party to, or otherwise subject to any provision contained in, any instrument evidencing Indebtedness of the Parent or such Subsidiary, any agreement relating thereto or any other agreement (including, but not limited to, its charter or any other organizational document) which limits the amount of, or otherwise imposes restrictions on the incurring of, Indebtedness of the Company, the Parent or any Subsidiary Guarantor, except as disclosed in Schedule 5.15.

Section 5.14 Foreign Assets Control Regulations, Etc.

(a) Neither the Parent nor any Controlled Entity (1) is a Blocked Person, (2) has been notified that its name appears or may in the future appear on a State Sanctions List or (3) is a target of sanctions that have been imposed by the United Nations or the European Union.

(b) Neither the Parent nor any Controlled Entity (1) has violated, been found in violation of, or been charged or convicted under, any applicable U.S. Economic Sanctions Laws, Anti-Money Laundering Laws or Anti-Corruption Laws or (2) to the Company’s knowledge, is under investigation by any Governmental Authority for possible violation of any U.S. Economic Sanctions Laws, Anti-Money Laundering Laws or Anti-Corruption Laws.

(c) No part of the proceeds from the sale of the Existing Notes under the Existing Note Purchase Agreement:

(1) constituted funds obtained on behalf of any Blocked Person or were used by the Parent or any Controlled Entity, directly or indirectly, (A) in connection with any investment in, or any transactions or dealings with, any Blocked Person, (B) for any purpose that caused any Holder to be in violation of any U.S. Economic Sanctions Laws or (C) otherwise in violation of any U.S. Economic Sanctions Laws;

(2) were used, directly or indirectly, in violation of, or caused any Holder to be in violation of, any applicable Anti-Money Laundering Laws; or

(3) were used, directly or indirectly, for the purpose of making any improper payments, including bribes, to any Governmental Official or commercial counterparty in order to obtain, retain or direct business or obtain any improper advantage, in each case which was in violation of, or caused any Holder to be in violation of, any applicable Anti-Corruption Laws.

(d) The Parent has established procedures and controls which it reasonably believes are adequate (and otherwise comply with applicable law) to ensure that the Parent and each Controlled Entity is and will continue to be in compliance with all applicable U.S. Economic Sanctions Laws, Anti-Money Laundering Laws and Anti-Corruption Laws.

Section 5.15 Status under Certain Statutes. Neither the Parent nor any Subsidiary is subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 2005, as amended, the ICC Termination Act of 1995, as amended, or the Federal Power Act, as amended.

Section 5.16 Environmental Matters.

(a) Neither the Parent nor any Subsidiary has knowledge of any claim or has received any notice of any claim, and no proceeding has been instituted asserting any claim against the Parent or any of its Subsidiaries or any of their respective real properties or other assets now or formerly owned, leased or operated by any of them, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as would not reasonably be expected to result in a Material Adverse Effect.

(b) Neither the Parent nor any Subsidiary has knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them or to other assets or their use, except, in each case, such as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(c) Neither the Parent nor any Subsidiary has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them in a manner which is contrary to any Environmental Law that would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(d) Neither the Parent nor any Subsidiary has disposed of any Hazardous Materials in a manner which is contrary to any Environmental Law that would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(e) All buildings on all real properties now owned, leased or operated by the Parent or any Subsidiary are in compliance with applicable Environmental Laws, except where failure to comply would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

Section 5.17 Notes Rank Pari Passu.

(a) The obligations of the Company under this Agreement and the Notes rank pari passu in right of payment with all other unsecured Senior Indebtedness (actual or contingent) of the Company, including, without limitation, all unsecured Senior Indebtedness of the Company described in Schedule 5.15.

(b) The obligations of the Parent under the Parent Guaranty rank pari passu in right of payment with all other unsecured Senior Indebtedness (actual or contingent) of the Parent, including, without limitation, all unsecured Senior Indebtedness of the Parent described in Schedule 5.15.

(c) The obligations of each G&K Subsidiary Guarantor under the G&K Subsidiary Guaranty rank pari passu in right of payment with all other unsecured Senior Indebtedness (actual or contingent) of such G&K Subsidiary Guarantor, including, without limitation, all unsecured Senior Indebtedness of such G&K Subsidiary Guarantor described in Schedule 5.15.

(d) The obligations of each Subsidiary Guarantor under the Subsidiary Guaranty rank pari passu in right of payment with all other unsecured Senior Indebtedness (actual or contingent) of such Subsidiary Guarantor, including, without limitation, all unsecured Senior Indebtedness of such Subsidiary Guarantor described in Schedule 5.15.

Section 5.18 Other Representations and Warranties. Each of the representations and warranties contained in the Existing Note Purchase Agreement was true and correct on and as of the Original Closing Date.

SECTION 6. REPRESENTATIONS OF THE HOLDERS.

Section 6.1 Purchase for Investment. Each Holder severally represents that it originally purchased the Existing Notes held by it on the Effective Date for its own account or for one or more separate accounts maintained by it or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of such Holder’s or such pension or trust fund’s property has been and at all times shall continue to be within such Holder’s or such pension or trust fund’s control. Each Holder understands that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes.

Section 6.2 Accredited Investor. Each Holder severally represents that it is an “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act acting for its own account (and not for the account of others) or as a fiduciary or agent for others (which others are also “accredited investors”).

Section 6.3 Source of Funds. Each Holder severally represents that on the date it originally purchased the Existing Notes held by it on the Effective Date that at least one of the following statements was an accurate representation as to each source of funds (a “Source”) used by such Holder to pay the purchase price of such Notes:

(a) the Source is an “insurance company general account” (as the term is defined in the United States Department of Labor’s Prohibited Transaction Exemption (“PTE”) 95-60) in respect of which the reserves and liabilities (as defined by the annual statement for life insurance companies approved by the NAIC (the “NAIC Annual Statement”)) for the general account contract(s) held by or on behalf of any employee benefit plan together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other employee benefit plans maintained by the same employer (or affiliate thereof as defined in PTE 95-60) or by the same employee organization in the general account do not exceed 10% of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with such Holder’s state of domicile; or

(b) the Source is a separate account that is maintained solely in connection with such Holder’s fixed contractual obligations under which the amounts payable, or credited, to any employee benefit plan (or its related trust) that has any interest in such separate account (or to any participant or beneficiary of such plan (including any annuitant)) are not affected in any manner by the investment performance of the separate account; or

(c) the Source is either (1) an insurance company pooled separate account, within the meaning of PTE 90-1 or (2) a bank collective investment fund, within the meaning of PTE 91-38 and, except as disclosed by such Holder to the Company in writing pursuant to this clause (c), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

(d) the Source constitutes assets of an “investment fund” (within the meaning of Part VI of PTE 84-14 (the “QPAM Exemption”)) managed by a “qualified professional asset manager” or “QPAM” (within the meaning of Part VI of the QPAM Exemption), no employee benefit plan’s assets that are managed by the QPAM in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, represent more than 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a Person controlling or controlled by the QPAM maintains an ownership interest in the Company that would cause the QPAM and the Company to be “related” within the meaning of Part VI(h) of the QPAM Exemption and (1) the identity of such QPAM and (2) the names of any employee benefit plans whose assets in the investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization, represent 10% or more of the assets of such investment fund, have been disclosed to the Company in writing pursuant to this clause (d); or

(e) the Source constitutes assets of a “plan(s)” (within the meaning of Part IV(h) of PTE 96-23 (the “INHAM Exemption”)) managed by an “in-house asset manager” or “INHAM” (within the meaning of Part IV(a) of the INHAM Exemption), the conditions of Part I(a), (g) and (h) of the INHAM Exemption are satisfied, neither the INHAM nor a Person controlling or controlled by the INHAM (applying the definition of “control” in Part IV(d)(3) of the INHAM Exemption) owns a 10% or more interest in the Company and (1) the identity of such INHAM and (2) the name(s) of the employee benefit plan(s) whose assets constitute the Source have been disclosed to the Company in writing pursuant to this clause (e); or

(f) the Source is a governmental plan; or

(g) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this clause (g); or

(h) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

As used in this Section 6.2, the terms “employee benefit plan,” “governmental plan,” and “separate account” shall have the respective meanings assigned to such terms in Section 3 of ERISA.

SECTION 7. INFORMATION AS TO THE PARENT AND/OR THE COMPANY.

Section 7.1 Financial and Business Information. The Company shall deliver to each holder of a Note that is an Institutional Investor:

(a) Quarterly Statements — within 60 days (or such shorter period as is the date by which such financial statements are required to be delivered under any Material Credit Facility or the date on which such corresponding financial statements are delivered under any Material Credit Facility if such delivery occurs earlier than such required delivery date) after the end of each quarterly fiscal period in each fiscal year of the Parent (other than the last quarterly fiscal period of each such fiscal year), copies of,

(1) a consolidated balance sheet of the Parent and its Subsidiaries as at the end of such quarter, and

(2) consolidated statements of income, changes in shareholders’ equity and cash flows of the Parent and its Subsidiaries, for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer of the Parent as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments, provided that delivery within the time period specified above of copies of the Parent’s Quarterly Report on Form 10-Q (the “Form 10-Q”) prepared in compliance with the requirements therefor and filed with the SEC shall be deemed to satisfy the requirements of this Section 7.1(a);

(b) Annual Statements — within 105 days (or such shorter period as is the date by which such financial statements are required to be delivered under any Material Credit Facility or the date on which such corresponding financial statements are delivered under any Material Credit Facility if such delivery occurs earlier than such required delivery date) after the end of each fiscal year of the Parent, copies of,

(1) a consolidated balance sheet of the Parent and its Subsidiaries, as at the end of such year, and

(2) consolidated statements of income, changes in shareholders’ equity and cash flows of the Parent and its Subsidiaries, for such year,

setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by an opinion thereon (without a “going concern” or similar qualification or exception and without any qualification or exception as to the scope of the audit on which such opinion is based) of independent certified public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances, provided that delivery within the time period specified above of copies of the Parent’s Annual Report on Form 10-K (the “Form 10-K”) for such fiscal year (together with the Parent’s annual report to shareholders, if any, prepared pursuant to Rule 14a-3 under the Exchange Act) prepared in accordance with the requirements therefor and filed with the SEC shall be deemed to satisfy the requirements of this Section 7.1(b);

(c) SEC and Other Reports — except for filings referred to in Sections 7.1(a) and (b) above, promptly upon their becoming available, one copy of (1) each financial statement, report, notice or proxy statement sent by the Parent or any Subsidiary to its principal lending banks as a whole (excluding information sent to such banks in the ordinary course of administration of a bank facility, such as information relating to pricing and borrowing availability) or to its public Securities holders generally and (2) each regular or periodic report, each registration statement (without exhibits except as expressly requested by such holder), and each prospectus and all amendments thereto filed by the Parent or any Subsidiary with the SEC and of all press releases and other statements made available generally by the Parent or any Subsidiary to the public concerning developments that are Material;

(d) Notice of Default or Event of Default — promptly, and in any event within five Business Days after a Responsible Officer of the Company or the Parent becomes aware of the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in paragraph (g) of Section 11, a written notice specifying the nature and period of existence thereof and what action the Company and/or the Parent is taking or proposes to take with respect thereto;

(e) ERISA Matters — a written notice setting forth the nature thereof and the action, if any, that the Parent or an ERISA Affiliate proposes to take with respect thereto:

(1) promptly, and in any event within five Business Days after the related filing with the PBGC, with respect to any Plan, any reportable event, as defined in Section 4043(c) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the Effective Date; or

(2) promptly, and in any event within five Business Days after a Responsible Officer of the Parent becomes aware of the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Parent or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or

(3) promptly, and in any event within five Business Days after a Responsible Officer of the Parent becomes aware of any event, transaction or condition that could result in the incurrence of any liability by the Parent or any ERISA Affiliate pursuant to Title I or IV of ERISA or the imposition of a penalty or excise tax under the provisions of the Code relating to employee benefit plans, or the imposition of any Lien on any of the rights, properties or assets of the Parent or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, would reasonably be expected to have a Material Adverse Effect;

(f) Notices from Governmental Authority — promptly, and in any event within 30 days of receipt thereof, copies of any notice to the Parent or any Subsidiary from any federal or state Governmental Authority relating to any order, ruling, statute or other law or regulation that would reasonably be expected to have a Material Adverse Effect; and

(g) Requested Information — promptly, and in any event within 10 days after any request therefor, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Parent or any of its Subsidiaries or relating to the ability of the Company, the Parent, the G&K Subsidiary Guarantor or any Subsidiary Guarantor to perform its obligations hereunder, under the Parent Guaranty, under the G&K Subsidiary Guaranty, under the Subsidiary Guaranty or under the Notes as from time to time may be reasonably requested by any such holder of a Note.

Section 7.2 Officer’s Certificate. Each set of financial statements delivered to a holder of a Note pursuant to Section 7.1(a) or Section 7.1(b) shall be accompanied by a certificate of a Senior Financial Officer of each of the Company and the Parent:

(a) Covenant Compliance — setting forth the information (including detailed calculations) required in order to establish whether the Company was in compliance with the requirements of Section 10.1 through Section 10.4, inclusive, and Section 10.6 during the quarterly or annual period covered by the statements then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Section, and the calculation of the amount, ratio or percentage then in existence). In the event that the Parent or any Subsidiary has made an election to measure any financial liability using fair value (which election is being disregarded for purposes of determining compliance with this Agreement pursuant to Section 21.2) as to the period covered by any such financial statement, such Senior Financial Officer’s certificate as to such period shall include a reconciliation from GAAP with respect to such election; and

(b) Event of Default — certifying that such officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Parent and its Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including, without limitation, any such event or condition resulting, from the failure of the Parent or any Subsidiary to comply with any Environmental Law) specifying the nature and period of existence thereof and what action the Company and/or the Parent shall have taken or proposes to take with respect thereto.

Section 7.3 Visitation. The Company shall permit, and shall cause the Parent to permit, the representatives of each holder of a Note that is an Institutional Investor:

(a) No Default — if no Default or Event of Default then exists, at the expense of such holder and upon reasonable prior notice to the Company or the Parent, as the case may be, but no more than one time during any fiscal year of the Parent, to visit the principal executive office of the Company or the Parent, to discuss the affairs, finances and accounts of the Company, the Parent and each Subsidiary with the Company’s or the Parent’s officers, and (with the consent of the Company or the Parent, as the case may be, which consent will not be unreasonably withheld) its independent public accountants, and (with the consent of the Company or the Parent, as the case may be, which consent will not be unreasonably withheld) to visit the other offices and properties of the Company, the Parent and each Subsidiary, all at such reasonable times as may be reasonably requested in writing; and

(b) Default — if a Default or Event of Default then exists, at the expense of the Company, to visit and inspect any of the offices or properties of the Company, the Parent or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Company authorizes and has caused the Parent to authorize said accountants to discuss the affairs, finances and accounts of the Company, the Parent and each Subsidiary), all at such times and as often as may be requested.

Section 7.4 Electronic Delivery. Financial statements, opinions of independent certified public accountants, other information and Officer’s Certificates that are required to be delivered by the Company pursuant to Sections 7.1(a), (b) or (c) and Section 7.2 shall be deemed to have been delivered if the Company satisfies or causes to be satisfied any of the following requirements:

(a) such financial statements satisfying the requirements of Section 7.1(a) or (b) and related Officer’s Certificate satisfying the requirements of Section 7.2 are delivered to each holder of a Note by e-mail;

(b) the Parent shall have timely filed such Form 10-Q or Form 10-K, satisfying the requirements of Section 7.1(a) or Section 7.1(b), as the case may be, with the SEC and shall have made such form available on “EDGAR” and such form and the related Officer’s Certificates satisfying the requirements of Section 7.2 available on its home page on the internet, which is located at http://www.cintas.com as of the Effective Date or, in the case of the related Officer’s Certificates, such Officer’s Certificates are delivered to each holder of a Note by e-mail;

(c) the Parent shall have timely filed such Form 10-Q or Form 10-K, satisfying the requirements of Section 7.1(a) or Section 7.1(b), as the case may be, with the SEC and shall have made such form available on “EDGAR” and such form and related Officer’s Certificates satisfying the requirements of Section 7.2 are timely posted by or on behalf of the Company on IntraLinks or on any other similar website to which each holder of a Note has free access; or

(d) the Parent shall have filed any of the items referred to in Section 7.1(c) with the SEC and shall have made such items available (1) on its home page on the internet or (2) on IntraLinks or on any other similar website to which each holder of a Note has free access;

provided however, that in the case of either clause (c) or (d)(2), the Company shall have given each holder of a Note prior written notice, which may be by e-mail or in accordance with Section 18, of such posting or filing in connection with each delivery, provided further, that upon request of any holder to receive paper copies of such forms, financial statements and Officer’s Certificates or to receive them by e-mail, the Company will promptly e-mail them or deliver such paper copies, as the case may be, to such holder.

SECTION 8. PAYMENT OF THE NOTES.

Section 8.1 Required Prepayments. As provided therein, the entire unpaid principal balance of each Note shall be due and payable on the Maturity Date thereof.

Section 8.2 Optional Prepayments. The Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, the Notes, in an amount not less than 10% of the aggregate principal amount of the Notes then outstanding in the case of a partial prepayment, at 100% of the principal amount so prepaid, together with interest accrued thereon to the date of such prepayment and the Make-Whole Amount, if any, determined for the prepayment date with respect to such principal amount. The Company will give each holder of a Note written notice of each optional prepayment under this Section 8.2 not less than 10 days and not more than 60 days prior to the date fixed for such prepayment, unless the Company and the Required Holders agree to another time period pursuant to Section 17. Each such notice shall specify such date (which shall be a Business Day), the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 8.3), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer of the Company as to the estimated Make-Whole Amount, if any, due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Two Business Days prior to such prepayment, the Company shall deliver to each holder of a Note a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the specified prepayment date.

Section 8.3 Allocation of Partial Prepayments. In the case of each partial prepayment of the Notes pursuant to Section 8.2, the principal amount of the Notes to be prepaid shall be allocated among all of the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment. Each purchase made pursuant to Section 8.5 or prepayment made pursuant to Section 8.6 or Section 8.7 shall be applied only to the Notes of the holders who are participating in such purchase or prepayment.

Section 8.4 Maturity; Surrender, Etc. In the case of each optional prepayment of Notes pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and the Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

Section 8.5 Purchase of Notes. The Company will not, and will not permit any Affiliate to, purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except (a) upon the payment or prepayment of the Notes in accordance with this Agreement and the Notes or (b) pursuant to an offer to purchase made by the Company or an Affiliate pro rata to the holders of all Notes at the time outstanding upon the same terms and conditions. Any such offer shall provide each holder with sufficient information to enable it to make an informed decision with respect to such offer, and shall remain open for at least 20 Business Days. If the holders of more than 50% of the principal amount of the Notes then outstanding accept such offer, the Company shall promptly notify the remaining holders of such fact and the expiration date for the acceptance by holders of Notes of such offer shall be extended by the number of days necessary to give each such remaining holder at least five Business Days from its receipt of such notice to accept such offer. The Company will promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment, prepayment or purchase of Notes pursuant to this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

Section 8.6 Change of Control.

(a) Promptly and in any event within five Business Days after any Responsible Officer of the Parent has knowledge of the occurrence of a Change of Control, the Company shall give written notice thereof to each holder of a Note, which notice shall (1) refer specifically to this Section 8.6 and describe the Change of Control in reasonable detail (including the Persons party thereto), (2) specify a Business Day not less than 30 days and not more than 45 days after the date of such notice (the “Control Prepayment Date”) and specify the Control Response Date (as defined below) and (3) offer to prepay on the Control Prepayment Date the Notes of such holder, at 100% of the principal amount thereof, together with interest accrued thereon to the Control Prepayment Date, but without any Make-Whole Amount or premium. Each holder of a Note shall notify the Company of such holder’s acceptance or rejection of such offer by giving written notice of such acceptance or rejection to the Company on a date at least 10 days prior to the Control Prepayment Date (such date 10 days prior to the Control Prepayment Date being the “Control Response Date”), and the Company shall prepay on the Control Prepayment Date all Notes held by each holder that has accepted such offer in accordance with this Section 8.6(a) at a price in respect of each such Note held by such holder equal to 100% of the principal amount thereof, together with interest accrued thereon to the Control Prepayment Date, but without any Make-Whole Amount or premium.

(b) A “Change of Control” will be deemed to have occurred for purposes of Section 8.6(a) upon (a) the acquisition of ownership, directly or indirectly, beneficially (within the meaning of Rules 13d-3 and 13d-5 of the Exchange Act) or of record by any Person or group (within the meaning of Sections 13d and 14d of the Exchange Act), other than the Current Holder Group, of shares representing more than 30% of the aggregate ordinary voting power represented by the issued and outstanding equity interests of the Parent; or (b) if, at any time during any period of 24 consecutive months, a majority of the members of the board of directors of the Parent cease to be composed of individuals (1) who were members of that board of directors on the first day of such period, (2) whose election or nomination to that board of directors was approved by individuals referred to in clause (1) above that constituted, at the time of such election or nomination, at least a majority of that board of directors, or (3) whose election or nomination to that board of directors was approved by individuals referred to in clauses (1) and (2) above that constituted, at the time of such election or nomination, at least a majority of that board of directors. For the avoidance of doubt, the consummation of the G&K Acquisition shall not be considered a “Change of Control” hereunder.

Section 8.7 Offer to Prepay Upon Sale of Assets.

(a) Notice and Offer. In the event of a sale, lease or other disposition of a “substantial part” (as defined in Section 10.6) of the assets of the Parent and/or its Subsidiaries where the Company has elected to apply all or any portion of the net proceeds of such sale, lease or other disposition pursuant to Section 10.6(b), the Company shall, no later than the 305th day following the date of such sale, lease or other disposition, give written notice of such event (a “Sale of Assets Prepayment Event”) to each holder of a Note. Such notice shall contain, and shall constitute, an irrevocable offer to prepay a Ratable Portion of the Notes held by such holder on the date specified in such notice (the “Sale of Assets Prepayment Date”) which date shall be a Business Day not less than 30 days and not more than 60 days after such notice.

(b) Acceptance and Payment. A holder of Notes may accept or reject the offer to prepay pursuant to this Section 8.7 by causing a notice of such acceptance or rejection to be delivered to the Company at least 10 days prior to the Sale of Assets Prepayment Date. A failure by a holder of the Notes to respond to an offer to prepay made pursuant to this Section 8.7 shall be deemed to constitute a rejection of such offer by such holder. If so accepted, such offered prepayment in respect of the Ratable Portion of the Notes of each holder that has accepted such offer shall be due and payable on the Sale of Assets Prepayment Date. Such offered prepayment shall be made at 100% of the aggregate Ratable Portion of the Notes of each holder that has accepted such offer, together with accrued and unpaid interest on that portion of the Notes then being prepaid accrued to the Sale of Assets Prepayment Date but without any Make-Whole Amount or premium.

(c) Officer’s Certificate. Each offer to prepay the Notes pursuant to this Section 8.7 shall be accompanied by a certificate, executed by a Senior Financial Officer of the Company and dated the date of such offer, specifying: (1) the Sale of Assets Prepayment Date; (2) that such offer is being made pursuant to this Section 8.7 and that the failure by a holder to respond to such offer by the deadline established in Section 8.7(b) shall result in such offer to such holder being deemed rejected; (3) the Ratable Portion of each such Note offered to be prepaid; (4) the interest that would be due on the Ratable Portion of each such Note offered to be prepaid, accrued to the Sale of Assets Prepayment Date; (5) that no Make-Whole Amount or premium is payable in connection with any such prepayment; (6) that the conditions of this Section 8.7 have been satisfied and (7) in reasonable detail, a description of the nature and date of the Sale of Assets Prepayment Event giving rise to such offer of prepayment.

Section 8.8 Make-Whole Amount.

“Make-Whole Amount” shall mean, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

“Called Principal” shall mean, with respect to any Note, the principal of such Note that is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

“Discounted Value” shall mean, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

“Reinvestment Yield” shall mean, with respect to the Called Principal of any Note, 0.50% over the yield to maturity implied by the “ask-side” yield(s) reported as of 10:00 a.m. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as “Page PX1” (or such other display as may replace Page PX1) on Bloomberg Financial Markets for the most recently issued actively traded on-the-run U.S. Treasury securities (“Reported”) having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. If there are no such U.S. Treasury securities Reported having a maturity equal to such Remaining Average Life, then such implied yield to maturity will be determined by (a) converting U.S. Treasury bill quotations to bond equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between the “ask-side” yields Reported for the applicable most recently issued actively traded on-the-run U.S. Treasury securities with the maturities (1) closest to and greater than such Remaining Average Life and (2) closest to and less than such Remaining Average Life. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Note.

If such yields are not Reported or the yields Reported as of such time are not ascertainable (including by way of interpolation), then “Reinvestment Yield” shall mean, with respect to the Called Principal of any Note, 0.50% over the yield to maturity implied by the U.S. Treasury constant maturity yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (or any comparable successor publication) for the U.S. Treasury constant maturity having a term equal to the Remaining Average Life of such Called Principal as of such Settlement Date. If there is no such U.S. Treasury constant maturity having a term equal to such Remaining Average Life, such implied yield to maturity will be determined by interpolating linearly between (1) the U.S. Treasury constant maturity so reported with the term closest to and greater than such Remaining Average Life and (2) the U.S. Treasury constant maturity so reported with the term closest to and less than such Remaining Average Life. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Note.

“Remaining Average Life” shall mean, with respect to any Called Principal, the number of years obtained by dividing (a) such Called Principal into (b) the sum of the products obtained by multiplying (1) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (2) the number of years, computed on the basis of a 360-day year composed of twelve 30-day months and calculated to two decimal places, that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

“Remaining Scheduled Payments” shall mean, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.4 or Section 12.1.

“Settlement Date” shall mean, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

Section 8.9 Payments Due on Non-Business Days. Anything in this Agreement or the Notes to the contrary notwithstanding, (a) subject to clause (b), any payment of interest on any Note that is due on a date that is not a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day; and (b) any payment of principal of or Make-Whole Amount on any Note (including principal due on the Maturity Date of such Note) that is due on a date that is not a Business Day shall be made on the next succeeding Business Day and shall include the additional days elapsed in the computation of interest payable on such next succeeding Business Day.

SECTION 9. AFFIRMATIVE COVENANTS.

The Company covenants that so long as any of the Notes are outstanding:

Section 9.1 Compliance with Laws. Without limiting Section 10.8, the Company will, and will cause the Parent and each Subsidiary to, comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, ERISA, the USA PATRIOT Act, Environmental Laws and the other laws and regulations that are referred to in Section 5.16, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 9.2 Insurance. The Company will, and will cause the Parent and each Subsidiary to, maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.

Section 9.3 Maintenance of Properties. The Company will, and will cause the Parent and each Subsidiary to, maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section shall not prevent the Company, the Parent or any Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Parent has concluded that such discontinuance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 9.4 Payment of Obligations. The Company will, and will cause the Parent and each Subsidiary to, pay its obligations, including Tax liabilities, that, if not paid, would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Company, the Parent or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest would not reasonably be expected to result in a Material Adverse Effect.

Section 9.5 Corporate Existence, Etc. Subject to Section 10.5, the Company will, and will cause the Parent to, at all times preserve and keep its corporate existence in full force and effect. Subject to Sections 10.5 and 10.6, the Company will, and will cause the Parent to, at all times preserve and keep in full force and effect the legal existence of each Subsidiary (unless, except in the case of the Company, merged into the Company, the Parent or a Wholly-Owned Subsidiary) and all rights and franchises of the Company, the Parent and each Subsidiary unless, in the good faith judgment of the Parent, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 9.6 Notes and Guaranties to Rank Pari Passu.

(a) The Notes and all other obligations of the Company under this Agreement are and at all times shall remain direct and senior unsecured obligations of the Company ranking pari passu as against the assets of the Company with all other Notes from time to time issued and outstanding hereunder without any preference among themselves and pari passu with all other present and future unsecured Senior Indebtedness (actual or contingent) of the Company.

(b) The Parent Guaranty and all other obligations of the Parent under the Parent Guaranty are and at all times shall remain direct and senior unsecured obligations of the Parent ranking pari passu as against the assets of the Parent with all other present and future unsecured Senior Indebtedness (actual or contingent) of the Parent.

(c) The G&K Subsidiary Guaranty and all other obligations of the G&K Subsidiary Guarantor under the G&K Subsidiary Guaranty are and at all times shall remain direct and senior unsecured obligations of the G&K Subsidiary Guarantor ranking pari passu as against the assets of the G&K Subsidiary Guarantor with all other present and future unsecured Senior Indebtedness (actual or contingent) of the G&K Subsidiary Guarantor.

(d) The Subsidiary Guaranty and all other obligations of each Subsidiary Guarantor under the Subsidiary Guaranty are and at all times shall remain direct and senior unsecured obligations of such Subsidiary Guarantor ranking pari passu as against the assets of such Subsidiary Guarantor with all other present and future unsecured Senior Indebtedness (actual or contingent) of such Subsidiary Guarantor.

Section 9.7 Books and Records. The Company will, and will cause the Parent and each Subsidiary to, maintain proper books of record and account in conformity with GAAP and all applicable requirements of any Governmental Authority having legal or regulatory jurisdiction over the Company, the Parent or such Subsidiary, as the case may be.

Section 9.8 Line of Business. The Parent and its Subsidiaries, taken as a whole, will continue to engage in the business in which they are engaged on the Effective Date and business reasonably related or complementary thereto or in the furtherance thereof, except for lines of business which are not material when viewed in the overall context of the business then engaged in by the Parent and its Subsidiaries.

Section 9.9 Additional Subsidiary Guarantors.

(a) The Company will cause any Subsidiary which (x) becomes a co-obligor or guarantor or direct or indirect keepwell provider in respect of Indebtedness under a Material Credit Facility, (y) is the borrower in respect of the primary bank credit facility of the Parent and its Subsidiaries (which, on the Effective Date, is the Cintas Bank Credit Agreement) or (z) is, at any time, liable, whether as direct borrower, guarantor or otherwise, under any Cintas Senior Note Indebtedness, to become a party to the Subsidiary Guaranty and deliver to each of the holders of the Notes (concurrently with becoming a co-obligor or guarantor in respect of Indebtedness under such Material Credit Facility or the borrower in respect of the primary bank credit facility of the Parent and its Subsidiaries or liable under any Cintas Senior Note Indebtedness) the following items:

(1) a supplement to the Subsidiary Guaranty in the form of Exhibit A to the Subsidiary Guaranty (a “Supplement”);

(2) a certificate signed by an authorized Responsible Officer making representations and warranties to the effect of those contained in Sections 5.4(c), 5.6 and 5.7, with respect to such Subsidiary and the Subsidiary Guaranty, as applicable; and

(3) an opinion of counsel (who may be in-house counsel for the Company) addressed to each of the holders of Notes satisfactory to the Required Holders, to the effect that the Supplement entered into by such Person has been duly authorized, executed and delivered and that the Subsidiary Guaranty constitutes the legal, valid and binding contract and agreement of such Person enforceable against such Person in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance and similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles.

Notwithstanding the foregoing, a non-U.S. Subsidiary that is an obligor under, or a guarantor of, or a direct or indirect keepwell provider of, a non-U.S. dollar denominated sub-facility of a Material Credit Facility shall not be deemed to be a co-obligor, guarantor or direct or indirect keepwell provider in respect of Indebtedness under such Material Credit Facility if such Subsidiary shall have no obligations under the such Material Credit Facility for the repayment of any Indebtedness outstanding thereunder (whether upon default by any party to such Material Credit Facility or otherwise) other than (i) Indebtedness directly borrowed by such Subsidiary under such sub-facility or (ii) Indebtedness of any other non-U.S. Subsidiary which Subsidiary shall also satisfy the conditions of this sentence.

(b) The holders of Notes agree to discharge and release any Subsidiary Guarantor (other than the obligors in respect of the primary bank credit facility of the Parent and its Subsidiaries or any Subsidiary that is liable under any Cintas Senior Note Indebtedness) from the Subsidiary Guaranty upon the written request of the Company, provided that (1) such Subsidiary Guarantor has been released and discharged (or will be released and discharged concurrently with the release of such Subsidiary Guarantor under the Subsidiary Guaranty) as an obligor, guarantor and direct or indirect keepwell provider under and in respect of all Material Credit Facilities and the Company so certifies to the holders of Notes in a certificate of a Responsible Officer, (2) at the time of such release and discharge, the Company shall deliver a certificate of a Responsible Officer to the holders of Notes stating that no Default or Event of Default exists or will result from such release and discharge and (3) if any fee or other form of consideration is given to any party to any Material Credit Facility expressly for the purpose of its release of such Subsidiary Guarantor, holders of the Notes shall receive equivalent consideration.

SECTION 10. NEGATIVE COVENANTS.

The Company covenants that so long as any of the Notes are outstanding:

Section 10.1 Maximum Leverage Ratio. The Company will not suffer or permit, as of the last day of any fiscal quarter of the Parent, the Leverage Ratio to exceed 3.50 to 1.00 (or 3.75 to 1.00 during any Leverage Ratio Step-Up Period).

Section 10.2 Minimum Interest Coverage Ratio. The Company will not suffer or permit, as of the last day of any fiscal quarter of the Parent, the Interest Coverage Ratio to be less than 3.00 to 1.00.

Section 10.3 Limitation on Priority Debt. The Company will not, at any time, permit the aggregate amount of all Priority Debt to exceed an amount equal to 15% of Consolidated Total Capitalization, determined as of the end of the then most recently ended fiscal quarter of the Parent.

Section 10.4 Limitation on Liens. The Company will not, and will not permit the Parent or any Subsidiary to, directly or indirectly create, incur, assume or permit to exist (upon the happening of a contingency or otherwise) any Lien on or with respect to any property or asset (including, without limitation, any document or instrument in respect of goods or Receivables) of the Company, the Parent or any such Subsidiary, whether now owned or held or hereafter acquired, or any income or profits therefrom, or assign or otherwise convey any right to receive income or profits unless and until the Notes, the Parent Guaranty, the G&K Subsidiary Guaranty and the Subsidiary Guaranty (and any other guaranty delivered in connection therewith) shall concurrently be secured equally and ratably with any and all other obligations thereby secured pursuant to documentation reasonably acceptable to the Required Holders in substance and in form, including, without limitation, an intercreditor agreement and opinions of counsel to the Company, the Parent and/or any such Subsidiary, as the case may be, from counsel that is reasonably acceptable to the Required Holders and, in any such case, the Notes shall have the benefit, to the fullest extent that, and with such priority as, the holders of the Notes may be entitled under applicable law, of an equitable Lien on such property), except:

(a) Liens for Taxes that are not yet due and payable or the payment of which is not at the time required by Section 9.4;

(b) any attachment or judgment Lien, unless the judgment it secures shall not, within 60 days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall not have been discharged within 60 days after the expiration of any such stay;

(c) Liens incidental to the conduct of business or the ownership of properties and assets (including landlords’, carriers’, warehousemen’s, mechanics’, materialmen’s and other similar Liens for sums that are not overdue by more than 30 days or the payment of which is not at the time required by Section 9.4) and Liens to secure the performance of bids, tenders, leases or trade contracts or to secure statutory obligations (including obligations under workers’ compensation, unemployment insurance and other social security legislation), surety or appeal bonds or other Liens, in each case incurred in the ordinary course of business and not in connection with the borrowing of money;

(d) easements, zoning restrictions, rights-of-way, restrictions and other similar charges or encumbrances, in each case incidental to the ownership of property or assets or the ordinary conduct of the business of the Company, the Parent or any Subsidiary, and Liens incidental to minor survey exceptions and the like, provided that such Liens do not, in the aggregate, interfere in any material respect with the use of such property in the business of the Company, the Parent or any Subsidiary;

(e) Liens securing Indebtedness of a Subsidiary to the Company, to the Parent or to a Wholly-Owned Subsidiary;

(f) Liens of the Company and its Subsidiaries existing on the Original Closing Date and Liens of the Parent and its Subsidiaries (other than the Company and its Subsidiaries) existing on September 16, 2016 and, in each case, reflected in Schedule 10.4;

(g) Liens incurred after the Original Closing Date (in the case of the Company and its Subsidiaries) or September 16, 2016 (in the case of the Parent and its Subsidiaries) given to secure the payment of the purchase price incurred in connection with the acquisition, construction or improvement of property (other than Receivables or inventory) useful and intended to be used in carrying on the business of the Company, the Parent or a Subsidiary, including Liens existing on such property at the time of acquisition or construction thereof or improvement thereon, or Liens incurred within 365 days of such acquisition or completion of such construction or improvement, provided that (1) the Lien shall attach solely to the property acquired, purchased, constructed or improved (and any proceeds thereof), (2) at the time of acquisition, construction or improvement of such property (or, in the case of any Lien incurred within 365 days of such acquisition or completion of such construction or improvement, at the time of the incurrence of the Indebtedness secured by such Lien), the aggregate amount remaining unpaid on all Indebtedness secured by Liens on such property, whether or not assumed by the Company, the Parent or a Subsidiary, shall not exceed the lesser of (i) the cost of such acquisition, construction or improvement or (ii) the Fair Market Value at such time of such property (as determined in good faith by one or more officers of the Parent to whom authority to enter into the transaction has been delegated by the board of directors of the Parent), (3) the aggregate principal amount of all Indebtedness secured by such Liens shall be permitted by the limitations set forth in Section 10.1 (provided that Consolidated Funded Indebtedness is determined as of the date of the incurrence of such Lien and not as of the last day of the immediately preceding fiscal quarter of the Parent) and (4) at the time of such incurrence and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing;

(h) any Lien existing on property of a Person immediately prior to its being consolidated with or merged into the Company, the Parent or a Subsidiary or its becoming a Subsidiary (other than the Company and its Subsidiaries), or any Lien existing on any property acquired by the Company, the Parent or any Subsidiary at the time such property is so acquired (whether or not the Indebtedness secured thereby shall have been assumed), provided that (1) no such Lien shall have been created or assumed in contemplation of such consolidation or merger or such Person becoming a Subsidiary or such acquisition of property, (2) each such Lien shall extend solely to the item or items of property so acquired and, if required by the terms of the instrument originally creating such Lien, other property which is an improvement to or is acquired for specific use in connection with such acquired property, (3) the aggregate principal amount of all Indebtedness secured by such Liens shall be permitted by the limitations set forth in Section 10.1 (provided that Consolidated Funded Indebtedness is determined as of the date of such consolidation or merger, such Person becoming a Subsidiary or such acquisition, as applicable, and not as of the last day of the immediately preceding fiscal quarter) and (4) at the time of such incurrence and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing;

(i) any interest or title of a lessor, sublessor, or licensor under any operating lease or license agreement entered into by the Company, the Parent or any Subsidiary in the ordinary course of business and not interfering in any material respect with the rights, benefits or privileges of the Company, the Parent or such Subsidiary under such lease or licensing agreement, as the case may be;

(j) Liens arising under or related to any statutory or common law provisions or customary account agreements relating to the establishment of depository relations with a bank or other financial institution and not given in connection with the borrowing of money, including rights of setoff, revocation, refund or chargeback with respect to funds or instruments of the Company, the Parent or any Subsidiary on deposit with or in possession of such bank or other financial institution;

(k) the filing of any Uniform Commercial Code financing statement or the Personal Property Security Act equivalent thereof solely as a precautionary measure or required in the case of a Canadian Province in connection with any lease transaction otherwise permitted hereunder in which the Company, the Parent or any Subsidiary is the lessee;

(l) Liens on cash deposited into escrow accounts to secure indemnification obligations with respect to any sale, lease or other disposition of assets by the Company, the Parent or any Subsidiary permitted under Section 10.6 other than indemnification obligations in connection with the borrowing of money;

(m) any extensions, renewals or replacements of any Lien permitted by the preceding paragraphs (f), (g) or (h) of this Section 10.4, provided that (1) no additional property shall be encumbered by such Liens, (2) the unpaid principal amount of the Indebtedness or other obligations secured thereby shall not be increased on or after the date of any extension, renewal or replacement and (3) at such time and immediately after giving effect thereto, no Default or Event of Default shall have occurred and be continuing; and

(n) other Liens not otherwise permitted by paragraphs (a) through (m), inclusive, of this Section 10.4 securing Indebtedness, provided that (1) the aggregate principal amount of all Indebtedness secured by such Liens shall be permitted by the limitations set forth in Sections 10.1 (provided that Consolidated Funded Indebtedness is determined as of the date of the incurrence of such Lien and not as of the last day of the immediately preceding fiscal quarter) and 10.3 and (2) at the time of such incurrence and after giving effect thereto, no Default or Event of Default shall have occurred or be continuing; provided, further, that notwithstanding the foregoing, the Company will not, and will not permit the Parent or any Subsidiary to, secure any Indebtedness outstanding under or pursuant to a Material Credit Facility pursuant to this Section 10.4(n) unless and until the Notes, the Parent Guaranty, the G&K Subsidiary Guaranty and the Subsidiary Guaranty (and any other guaranty delivered in connection therewith) shall concurrently be secured equally and ratably with such Indebtedness pursuant to documentation reasonably acceptable to the Required Holders in substance and in form, including, without limitation, an intercreditor agreement and opinions of counsel to the Company, the Parent and/or any such Subsidiary, as the case may be, from counsel that is reasonably acceptable to the Required Holders.

Section 10.5 Merger and Consolidation. The Company will not, and will not permit the Parent or any Subsidiary to, liquidate or wind-up into, consolidate with, amalgamate with or merge with any other Person or convey, transfer or lease all or substantially all of its assets in a single transaction or series of transactions to any Person; provided that:

(a) any Subsidiary (other than the Company, the G&K Guarantor or a Subsidiary Guarantor) may (1) liquidate or wind-up into, consolidate with, amalgamate with or merge with, or convey, transfer or lease all or substantially all of its assets in a single transaction or series of transactions to, (i) the Company, the Parent or a Wholly-Owned Subsidiary so long as in any merger or consolidation involving the Company or the Parent, the Company or the Parent shall be the surviving or continuing corporation or (ii) any other Person so long as the surviving or continuing entity is the Subsidiary; (2) amalgamate or merge into a Person acquired pursuant to an Acquisition permitted by Section 10.9 so long as the surviving or continuing entity is a Wholly-Owned Subsidiary or (3) convey, transfer or lease all of its assets in compliance with the provisions of Section 10.6;

(b) the Company may consolidate, amalgamate or merge with, or convey, transfer or lease all or substantially all of the assets of the Company in a single transaction or series of transactions to, any Person so long as:

(1) the successor formed by such consolidation or the survivor of such merger or the Person that acquires by conveyance, transfer or lease all or substantially all of the assets of the Company as an entirety, as the case may be (the “Successor Company”), shall be a solvent entity organized and existing under the laws of the United States of America, any State thereof or the District of Columbia;

(2) if the Company is not the Successor Company, (i) such Successor Company shall have executed and delivered to each holder of a Note its assumption of the due and punctual performance and observance of each covenant and condition of this Agreement and the Notes (pursuant to such agreements and instruments as shall be in form and substance reasonably satisfactory to the Required Holders), (ii) the Successor Company shall have caused to be delivered to each holder of a Note an opinion of nationally recognized independent counsel, to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their terms and comply with the terms hereof and (iii) each Guarantor shall have reaffirmed in writing its obligations under its Guaranty;

(3) immediately before and after giving effect to such transaction or each transaction in any series of transactions, no Default or Event of Default would exist;

(c) the Parent may consolidate, amalgamate or merge with, or convey, transfer or lease all or substantially all of the assets of the Parent in a single transaction or series of transactions to, any Person so long as:

(1) the successor formed by such consolidation or the survivor of such merger or the Person that acquires by conveyance, transfer or lease all or substantially all of the assets of the Parent as an entirety, as the case may be (the “Successor Parent”), shall be a solvent entity organized and existing under the laws of the United States of America, any State thereof or the District of Columbia;

(2) if the Parent is not the Successor Parent, (i) such Successor Parent shall have executed and delivered to each holder of a Note its assumption of the due and punctual performance and observance of each covenant and condition of the Parent Guaranty (pursuant to such agreements and instruments as shall be in form and substance reasonably satisfactory to the Required Holders), (ii) the Successor Parent shall have caused to be delivered to each holder of a Note an opinion of nationally recognized independent counsel, to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their terms and comply with the terms hereof and (iii) each other Guarantor shall have reaffirmed in writing its obligations under its Guaranty; and

(3) immediately before and after giving effect to such transaction or each transaction in any series of transactions, no Default or Event of Default would exist.

(d) the G&K Subsidiary or any Subsidiary Guarantor may consolidate, amalgamate or merge with, or convey, transfer or lease all or substantially all of its assets in a single transaction or series of transactions to, any Person so long as:

(1) the successor formed by such consolidation or the survivor of such merger or the Person that acquires by conveyance, transfer or lease all or substantially all of the assets of the G&K Subsidiary Guarantor or such Subsidiary Guarantor as an entirety, as the case may be (the “Successor Guarantor”), shall be a solvent entity organized and existing under the laws of the United States of America, any State thereof or the District of Columbia;

(2) if the Company, the Parent, the G&K Guarantor or a Subsidiary Guarantor is not the Successor Guarantor, (i) such Successor Guarantor shall have executed and delivered to each holder of a Note its assumption of the due and punctual performance and observance of each covenant and condition of the G&K Guarantor or the Subsidiary Guaranty, as the case may be, (pursuant to such agreements and instruments as shall be in form and substance reasonably satisfactory to the Required Holders), (ii) the Successor Guarantor shall have caused to be delivered to each holder of a Note an opinion of nationally recognized independent counsel, to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their terms and comply with the terms hereof and (iii) each other Guarantor shall have reaffirmed in writing its obligations under its Guaranty; and

(3) immediately before and after giving effect to such transaction or each transaction in any series of transactions, no Default or Event of Default would exist.

No such conveyance, transfer or lease of substantially all of the assets of the Company or any Guarantor shall have the effect of releasing the Company, any Successor Company, the Parent, any Successor Parent, the G&K Subsidiary Guarantor, any Subsidiary Guarantor or any Successor Guarantor from its liability under this Agreement, the Notes or any Guaranty.

Section 10.6 Sales of Assets. The Company will not, and will not permit the Parent or any Subsidiary to, sell, lease or otherwise dispose of any substantial part (as defined below) of the assets of the Parent and its Subsidiaries; provided, however, that the Company, the Parent or any Subsidiary may sell, lease or otherwise dispose of assets constituting a substantial part of the assets of the Parent and its Subsidiaries if such assets are sold for Fair Market Value and, at such time and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing and an amount equal to the net proceeds received from such sale, lease or other disposition (but only with respect to that portion of such assets that exceeds the definition of “substantial part” set forth below) shall be used within 365 days of such sale, lease or other disposition, in any combination:

(a) to acquire productive assets used or useful in carrying on the business of the Parent and its Subsidiaries and having a Fair Market Value at least equal to the Fair Market Value of such assets sold, leased or otherwise disposed of; and/or

(b) to prepay or retire Senior Indebtedness of the Company, the Parent and/or any Subsidiary (other than Senior Indebtedness owing to the Company, the Parent or any Affiliate), provided that in the course of making such application the Company shall offer to prepay each outstanding Note in accordance with Section 8.7 in a principal amount which equals the Ratable Portion for such Note. If any holder of a Note fails or is deemed to have failed to accept such offer of prepayment, then the Company shall prepay or pay or cause to prepay or pay additional Senior Indebtedness of the Company, the Parent or a Subsidiary in an amount equal to the Ratable Portion for such Note, but only to the extent that there is additional Senior Indebtedness other than the Notes then outstanding.

As used in this Section 10.6, a sale, lease or other disposition of assets shall be deemed to be a “substantial part” of the assets of the Parent and its Subsidiaries if the book value of such assets, when added to the book value of all other assets sold, leased or otherwise disposed of by the Parent and its Subsidiaries during the period of 12 consecutive months ending on the date of such sale, lease or other disposition, exceeds 10% of the book value of Consolidated Total Assets, determined as of the end of the fiscal quarter immediately preceding such sale, lease or other disposition; provided that there shall be excluded from any determination of a “substantial part” (1) any sale, lease or other disposition of assets in the ordinary course of business of the Company, the Parent or any Subsidiary, (2) any sale, lease or other disposition of assets from the Company or the Parent to a Wholly-Owned Subsidiary or from any Subsidiary to the Company, the Parent or a Wholly-Owned Subsidiary and (3) any sale of property acquired or constructed by the Company or any Subsidiary after the Effective Date to any Person within 365 days following the acquisition or completion of construction of such property by the Company, the Parent or any Subsidiary if such sale is part of a Sale and Leaseback Transaction.

Section 10.7 Transactions with Affiliates. The Company will not, and will not permit the Parent or any Subsidiary to, enter into directly or indirectly any Material transaction or Material group of related transactions (including, without limitation, the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than the Company, the Parent or a Wholly-Owned Subsidiary), except in the ordinary course and pursuant to the reasonable requirements of the Company’s, the Parent’s or such Subsidiary’s business and upon fair and reasonable terms no less favorable to the Company, the Parent or such Subsidiary than would be obtainable in a comparable arm’s-length transaction with a Person not an Affiliate; provided that the foregoing shall not prohibit the payment of customary and reasonable directors’ fees to directors who are not employees of the Company., the Parent, the G&K Subsidiary Guarantor, any Subsidiary Guarantor or any Affiliate.

Section 10.8 Economic Sanctions, Etc. The Company will not, and will not permit the Parent or any Controlled Entity to, (a) become (including by virtue of being owned or controlled by a Blocked Person), own or control a Blocked Person or (b) directly or indirectly have any investment in or engage in any dealing or transaction (including, without limitation, any investment, dealing or transaction involving the proceeds of the Notes) with any Person if such investment, dealing or transaction (1) would cause any holder or any affiliate of such holder to be in violation of, or subject to sanctions under, any law or regulation applicable to such holder, or (2) is prohibited by or subject to sanctions under any U.S. Economic Sanctions Laws.

Section 10.9 Acquisitions. The Company will not, and will not permit the Parent or any Subsidiary to, effect an Acquisition if the aggregate Consideration paid for such Acquisition exceeds 25% of Consolidated Net Worth, as determined for the most recently completed fiscal quarter of Parent, unless, prior to consummation of such Acquisition, the Company shall have provided to each holder of the Notes a certificate of a Senior Financial Officer of the Parent showing pro forma compliance with Section 10.1 and Section 10.2 after giving effect to the proposed Acquisition.

Section 10.10 Parent Ownership of Cintas No. 2 and the Company. The Company will not permit the Parent to cease to own, directly or indirectly, 100% of the outstanding common stock of either Cintas No. 2 or the Company.

SECTION 11. EVENTS OF DEFAULT.

An “Event of Default” shall exist if any of the following conditions or events shall occur and be continuing:

(a) the Company defaults in the payment of any principal or Make-Whole Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

(b) the Company defaults in the payment of any interest on any Note for more than five Business Days after the same becomes due and payable; or

(c) (1) the Company defaults in the performance of or compliance with any term contained in Section 7.1(d) or Section 10 or (2) any Guarantor defaults in the performance of or compliance with any term of its Guaranty beyond any period of grace or cure period provided with respect thereto; or

(d) the Company defaults in the performance of or compliance with any term contained herein (other than those referred to in paragraphs (a), (b) and (c) of this Section 11) and such default is not remedied within 30 days after the earlier of (1) a Responsible Officer of the Company or the Parent obtaining actual knowledge of such default or (2) the Company receiving written notice of such default from any holder of a Note (any such written notice to be identified as a “notice of default” and to refer specifically to this paragraph (d) of Section 11); or

(e) any Guaranty ceases to be a legal, valid, binding and enforceable obligation or contract of any Guarantor party thereto (other than a release of a Subsidiary Guarantor from the Subsidiary Guaranty in accordance with the terms of Section 9.9(b)), or any Guarantor or any party by, through or on account of any such Guarantor, challenges the validity, binding nature or enforceability of its Guaranty; or

(f) any representation or warranty made in writing by or on behalf of the Company or any Guarantor or by any officer of the Company or any Guarantor in this Agreement, any Guaranty or any writing furnished in connection with the transactions contemplated hereby or by any Guaranty proves to have been false or incorrect in any material respect on the date as of which made or deemed made; or

(g) (1) the Company, the Parent or any Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Indebtedness that is outstanding in an aggregate principal amount of at least $50,000,000 beyond any period of grace provided with respect thereto, (2) the Company, the Parent or any Subsidiary is in default in the performance of or compliance with any term of any instrument, mortgage, indenture or other agreement relating to any Indebtedness other than the Notes in an aggregate principal amount of at least $50,000,000 or any other condition exists, and as a consequence of such default or condition such Indebtedness has become, or has been declared (or one or more Persons are entitled to declare such Indebtedness to be), due and payable before its stated maturity or before its regularly scheduled dates of payment or (3) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Indebtedness to convert such Indebtedness into equity interests), (i) the Company, the Parent or any Subsidiary has become obligated to purchase or repay Indebtedness before its regular maturity or before its regularly scheduled dates of payment in an aggregate outstanding principal amount of at least $50,000,000 or (ii) one or more Persons have the right to require the Company, the Parent or any Subsidiary so to purchase or repay any such Indebtedness; or

(h) the Company, any Guarantor or any Material Subsidiary (1) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (2) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (3) makes an assignment for the benefit of its creditors, (4) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (5) is adjudicated as insolvent or to be liquidated or (6) takes corporate action for the purpose of any of the foregoing; or

(i) a court or other Governmental Authority of competent jurisdiction enters an order appointing, without consent by the Company, any Guarantor or any Material Subsidiary, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company, any Guarantor or any Material Subsidiary, or any such petition shall be filed against the Company, any Guarantor or any Material Subsidiary and such petition shall not be dismissed within 60 days; or

(j) one or more final judgments or orders at any one time outstanding for the payment of money aggregating in excess of $50,000,000, including without limitation, any such final order enforcing a binding arbitration decision, are rendered against one or more of the Company, the Parent and the Subsidiaries and which judgments are not, within 90 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 90 days after the expiration of such stay; or

(k) if (1) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under Section 412 of the Code, (2) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under Section 4042 of ERISA to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Parent or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (3) the aggregate “amount of unfunded benefit liabilities” (within the meaning of Section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall exceed an amount that could reasonably be expected to have a Material Adverse Effect, (4) the Parent or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (5) the Parent or any ERISA Affiliate withdraws from any Multiemployer Plan, or (6) the Parent or any Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that could increase the liability of the Parent or any Subsidiary thereunder; and any such event or events described in clauses (1) through (6) above, either individually or together with any other such event or events, would reasonably be expected to have a Material Adverse Effect.

As used in Section 11(k), the terms “employee benefit plan” and “employee welfare benefit plan” shall have the respective meanings assigned to such terms in Section 3 of ERISA.

SECTION 12. REMEDIES ON DEFAULT, ETC.

Section 12.1 Acceleration.

(a) If an Event of Default with respect to the Company or the Parent described in paragraph (h) or (i) of Section 11 (other than an Event of Default described in clause (1) of paragraph (h) or described in clause (6) of paragraph (h) by virtue of the fact that such clause encompasses clause (1) of paragraph (h)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

(b) If any other Event of Default has occurred and is continuing, the Required Holders may at any time at their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.

(c) If any Event of Default described in paragraph (a) or (b) of Section 11 has occurred and is continuing with respect to any Notes, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by such holder or holders to be immediately due and payable.

Upon any Notes becoming due and payable under this Section 12.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus (1) all accrued and unpaid interest thereon (including, but not limited to, interest accrued thereon at the applicable Default Rate) and (2) the Make-Whole Amount, if any, determined in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for) and that the provision for payment of a Make-Whole Amount, if any, by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

Section 12.2 Other Remedies. If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein, in any Guaranty or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

Section 12.3 Rescission. At any time after any Notes have been declared due and payable pursuant to paragraph (b) or (c) of Section 12.1, the Required Holders, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes, all principal of and Make-Whole Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal, overdue Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the applicable Default Rate, (b) neither the Company nor any other Person shall have paid any amounts which have become due solely by reason of such declaration, (c) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 17 and (d) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

Section 12.4 No Waivers or Election of Remedies, Expenses, Etc. No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder’s rights, powers or remedies. No right, power or remedy conferred by this Agreement, by any Guaranty or by any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under Section 15, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including, without limitation, reasonable attorneys’ fees, expenses and disbursements.

SECTION 13. REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.

Section 13.1 Registration of Notes. The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. If any holder of one or more Notes is a nominee, then (a) the name and address of the beneficial owner of such Note or Notes shall also be registered in such register as an owner and holder thereof and (b) at any such beneficial owner’s option, either such beneficial owner or its nominee may execute any amendment, waiver or consent pursuant to this Agreement. Prior to due presentment for registration of transfer, the Person(s) in whose name any Note(s) shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

Section 13.2 Transfer and Exchange of Notes. Upon surrender of any Note to the Company at the address and to the attention of the designated officer (all as specified in Section 18(3)), for registration of transfer or exchange (and in the case of a surrender for registration of transfer accompanied by a written instrument of transfer duly executed by the registered holder of such Note or such holder’s attorney duly authorized in writing and accompanied by the relevant name, address and other information for notices of each transferee of such Note or part thereof), within 10 Business Days thereafter, the Company shall execute and deliver, at the Company’s expense (except as provided below), one or more new Notes of the same series (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Exhibit 1(a) or 1(b), as applicable. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $100,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes of a series, one Note of such series may be in a denomination of less than $100,000. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in Section 6.3.

Section 13.3 Replacement of Notes. Upon receipt by the Company at the address and to the attention of the designated officer (all as specified in Section 18(3)) of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

(a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original Holder or another holder of a Note with a minimum net worth of at least $50,000,000 or a Qualified Institutional Buyer, such Person’s own unsecured agreement of indemnity shall be deemed to be satisfactory), or

(b) in the case of mutilation, upon surrender and cancellation thereof,

the Company at its own expense shall execute and deliver not more than five Business Days following satisfaction of such conditions, in lieu thereof, a new Note of the same series, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

SECTION 14. PAYMENTS ON NOTES.

Section 14.1 Place of Payment. Subject to Section 14.2, payments of principal, Make-Whole Amount, if any, and interest becoming due and payable on the Notes shall be made in New York, New York at the principal office of Bank of America, N.A. in such jurisdiction. The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

Section 14.2 Home Office Payment. So long as any Holder or its nominee shall be the holder of any Note, and notwithstanding anything contained in Section 14.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, interest and all other amounts becoming due hereunder by the method and at the address specified for such purpose for such Holder on Schedule A, or by such other method or at such other address as such Holder shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, such Holder shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 14.1. Prior to any sale or other disposition of any Note held by any Holder or its nominee, such Holder will, at its election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to Section 13.2. The Company will afford the benefits of this Section 14.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by a Holder under this Agreement and that has made the same agreement relating to such Note as the Holders have made in this Section 14.2.

SECTION 15. EXPENSES, ETC.

Section 15.1 Transaction Expenses. Whether or not the transactions contemplated hereby are consummated, the Company will pay all costs and expenses (including reasonable and documented attorneys’ fees of a special counsel and, if reasonably required by the Required Holders, local or other counsel) incurred by each Holder and each other holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement, any Guaranty or the Notes (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement, any Guaranty or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement, any Guaranty or the Notes, or by reason of being a holder of any Note and (b) the costs and expenses, including financial advisors’ fees, incurred in connection with the insolvency or bankruptcy of the Company, the Parent or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby, by any Guaranty and by the Notes. The Company will pay, and will save each Holder and each other holder of a Note harmless from, (1) all claims in respect of any fees, costs or expenses, if any, of brokers and finders (other than those, if any, retained by a Holder or other holder in connection with its purchase of the Notes) and (2) any and all wire transfer fees that any bank deducts from any payment under such Note to such holder or otherwise charges to a holder of a Note with respect to a payment under such Note.

Section 15.2 Survival. The obligations of the Company under this Section 15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement, any Guaranty or the Notes, and the termination of this Agreement.

SECTION 16. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.

All representations and warranties contained herein shall survive the execution and delivery of this Agreement, the amendment and restatement of the Existing Notes, the transfer by any Holder of any Note or portion thereof or interest therein and the payment of any Note and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of such Holder or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement shall be deemed representations and warranties of the Company under this Agreement. Subject to the preceding sentence, this Agreement and the Notes embody the entire agreement and understanding between the Holders and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

SECTION 17. AMENDMENT AND WAIVER.

Section 17.1 Requirements. This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), only with the written consent of the Company and the Required Holders, except that (a) no amendment or waiver of any of Sections 1, 2, 3, 4, 5, 6 or 21, or any defined term (as it is used in any such Section), will be effective as to any holder of Notes unless consented to by such holder of Notes in writing and (b) no amendment or waiver may, without the written consent of all of the holders of Notes at the time outstanding (1) subject to Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation (i) of interest on the Notes or (ii) the Make-Whole Amount, (2) change the percentage of the principal amount of the Notes the holders of which are required to consent to any amendment or waiver or (3) amend any of Sections 8, 11(a), 11(b), 12, 17 or 20.

Section 17.2 Solicitation of Holders of Notes.

(a) Solicitation. The Company will provide each holder of a Note with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof, of any Guaranty or of the Notes. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to this Section 17 or any Guaranty to each holder of a Note promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

(b) Payment. The Company will not, directly or indirectly, pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security or provide other credit support, to any holder of a Note as consideration for or as an inducement to the entering into by such holder of any waiver or amendment of any of the terms and provisions hereof or of any Guaranty or any Note unless such remuneration is concurrently paid, or security is concurrently granted or other credit support is concurrently provided, on the same terms, ratably to each holder of a Note then outstanding even if such holder did not consent to such waiver or amendment.

(c) Consent in Contemplation of Transfer. Any consent given pursuant to this Section 17 or any Guaranty by a holder of a Note that has transferred or has agreed to transfer its Note to the Company or any Affiliate in connection with such consent shall be void and of no force or effect except solely as to such holder, and any amendments effected or waivers granted or to be effected or granted that would not have been or would not be so effected or granted but for such consent (and the consents of all other holders of Notes that were acquired under the same or similar conditions) shall be void and of no force or effect except solely as to such holder.

Section 17.3 Binding Effect, Etc. Any amendment or waiver consented to as provided in this Section 17 or any Guaranty applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Company or the relevant Guarantor, as applicable, without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and any holder of a Note and no delay in exercising any rights hereunder, under any Guaranty or under any Note shall operate as a waiver of any rights of any holder of such Note.

Section 17.4 Notes Held by the Company, Etc. Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement, any Guaranty or the Notes, or have directed the taking of any action provided herein, in any Guaranty or in the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company, the Parent or any Affiliate shall be deemed not to be outstanding.

SECTION 18. NOTICES.

Except to the extent otherwise provided in Section 7.4, all notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by an internationally recognized overnight delivery service (charges prepaid) or (b) by an internationally recognized overnight delivery service (charges prepaid). Any such notice must be sent:

(1) if to any Holder or its nominee, to such Holder or such nominee at the address specified for such communications in Schedule A, or at such other address as such Holder or its nominee shall have specified to the Company in writing pursuant to this Section 18;

(2) if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing pursuant to this Section 18; or

(3) if to the Company, to the Company at its address set forth at the beginning hereof to the attention of Treasurer or at such other address as the Company shall have specified to the holder of each Note in writing.

Notices under this Section 18 will be deemed given only when actually received.

Each holder of a Note undertakes to promptly (x) give the Company notice of any change in its address and (y) respond to any auditor’s request for confirmation of amounts outstanding in respect of its Notes.

SECTION 19. REPRODUCTION OF DOCUMENTS.

This Agreement and all documents relating hereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by any Holder on the Original Closing Date (except the Notes themselves) or on the Effective Date and (c) financial statements, certificates and other information previously or hereafter furnished to any holder of a Note, may be reproduced by such holder by any photographic, photostatic, electronic, digital or other similar process and such holder may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such holder of a Note in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 19 shall not prohibit the Company or any other holder of a Note from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

SECTION 20. Confidential Information.

For the purposes of this Section 20, “Confidential Information” shall mean information delivered to any Holder by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by such Holder as being confidential information of the Company or such Subsidiary, provided that such term does not include information that (a) was publicly known or otherwise known to such Holder prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by such Holder or any Person acting on such Holder’s behalf, (c) otherwise becomes known to such Holder other than through disclosure by the Company or any Subsidiary or (d) constitutes financial statements delivered to such Holder under Section 7.1 that are otherwise publicly available. Each Holder will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by such Holder in good faith to protect confidential information of third parties delivered to such Holder, provided that such Holder may deliver or disclose Confidential Information to (1) such Holder’s directors, trustees, officers, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by such Holder’s Notes), (2) such Holder’s auditors, financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with this Section 20, (3) any other holder of any Note, (4) any Institutional Investor to which such Holder sells or offers to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by this Section 20), (5) any Person from which such Holder offers to purchase any Security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by this Section 20), (6) any federal or state regulatory authority having jurisdiction over such Holder, (7) the NAIC or the SVO or, in each case, any similar organization or any nationally recognized rating agency that requires access to information about such Holder’s investment portfolio or (8) any other Person to which such delivery or disclosure may be necessary or appropriate (i) to effect compliance with any law, rule, regulation or order applicable to such Holder, (ii) in response to any subpoena or other legal process, (iii) in connection with any litigation to which such Holder is a party or (iv) if an Event of Default has occurred and is continuing, to the extent such Holder may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under such Holder’s Notes, any Guaranty and this Agreement. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 20 as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying this Section 20.

In the event that as a condition to receiving access to information relating to the Parent or its Subsidiaries in connection with the transactions contemplated by or otherwise pursuant to this Agreement, any Holder or holder of a Note is required to agree to a confidentiality undertaking (whether through IntraLinks, another secure website, a secure virtual workspace or otherwise) which is different from this Section 20, this Section 20 shall not be amended thereby and, as between such Holder or such holder and the Company and/or the Parent, this Section 20 shall supersede any such other confidentiality undertaking.

SECTION 21. MISCELLANEOUS.

Section 21.1 Successors and Assigns. All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.

Section 21.2 Accounting Terms; GAAP. All accounting terms used herein which are not expressly defined in this Agreement have the meanings respectively given to them in accordance with GAAP. Except as otherwise specifically provided herein, (a) all computations made pursuant to this Agreement shall be made in accordance with GAAP and (b) all financial statements shall be prepared in accordance with GAAP. If the Company notifies the holders of the Notes that the Company requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Effective Date in GAAP or in the application thereof on the operation of such provision (or if the Required Holders notify the Company that the Required Holders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective (“Static GAAP”) until such notice shall have been withdrawn or such provision amended in accordance herewith. During any period that compliance with the covenants shall be determined pursuant to Static GAAP, the Company shall include relevant reconciliations in reasonable detail between GAAP and Static GAAP with respect to the applicable covenant compliance calculations contained in each certificate of a Senior Financial Officer of the Company and the Parent delivered pursuant to Section 7.2(a) during such period. For purposes of determining compliance with this Agreement (including, without limitation, Section 9, Section 10 and the definition of “Indebtedness”), any election by the Parent or any Subsidiary to measure any financial liability using fair value (as permitted by Financial Accounting Standards Board Accounting Standards Codification Topic No. 825-10-25 – Fair Value Option, International Accounting Standard 39 – Financial Instruments: Recognition and Measurement or any similar accounting standard) shall be disregarded and such determination shall be made as if such election had not been made.

Section 21.3 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

Section 21.4 Construction, Etc. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

Section 21.5 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

Section 21.6 Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

Section 21.7 Jurisdiction and Process; Waiver of Jury Trial.

(a) The Company irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Agreement or the Notes. To the fullest extent permitted by applicable law, the Company irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

(b) The Company consents to process being served by or on behalf of any holder of Notes in any suit, action or proceeding of the nature referred to in Section 21.7(a) by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, return receipt requested, to it at its address specified in Section 18 or at such other address of which such holder shall then have been notified pursuant to said Section. The Company agrees that such service upon receipt (1) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (2) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it. Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.

(c) Nothing in this Section 21.7 shall affect the right of any holder of a Note to serve process in any manner permitted by law, or limit any right that the holders of any of the Notes may have to bring proceedings against the Company in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

(d) The parties hereto hereby waive trial by jury in any action brought on or with respect to this Agreement, the Notes or any other document executed in connection herewith or therewith.

* * * * *

The execution hereof by the Holders shall constitute a contract among the Company and the Holders for the uses and purposes hereinabove set forth.

Very truly yours,

G&K SERVICES, INC.

By:	/s/ Thomas E. Frooman
Name: Thomas E. Frooman
Title: Senior Vice President and Secretary

Accepted as of the date first written above.

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

By:	/s/ Anthony Coletta
Vice President

THE GIBRALTAR LIFE INSURANCE CO., LTD.
THE PRUDENTIAL LIFE INSURANCE COMPANY, LTD.

By:	Prudential Investment Management Japan Co., Ltd.
(as Investment Manager)

By:	PGIM, Inc. (as Sub-Adviser)

	By:	/s/ Anthony Coletta
Vice President

MEDICA HEALTH PLANS
PHYSICIANS MUTUAL INSURANCE COMPANY

By:	Prudential Private Placement Investors,
L.P. (as Investment Advisor)

By:	Prudential Private Placement Investors, Inc.
(as its General Partner)

	By:	/s/ Anthony Coletta
Vice President

PRUDENTIAL ANNUITIES LIFE ASSURANCE CORPORATION

By:	PGIM, Inc. (as Investment Manager)

	By:	/s/ Anthony Coletta
Vice President

Signature Page to Amended and Restated Note Purchase Agreement

Accepted as of the date first written above.

PACIFIC LIFE INSURANCE COMPANY

By:	/s/ Cathy L. Schwartz
Name: Cathy L. Schwartz
Title: Assistant Vice President

By:	/s/ Matthew A. Levene
Name: Matthew A. Levene
Title: Assistant Secretary

Signature Page to Amended and Restated Note Purchase Agreement

Accepted as of the date first written above.

UNITED OF OMAHA LIFE INSURANCE COMPANY

By:	/s/ Justin P. Kavan
Name: Justin P. Kavan
Title: Senior Vice President

COMPANION LIFE INSURANCE COMPANY

By:	/s/ Justin P. Kavan
Name: Justin P. Kavan
Title: An Authorized Signer

Signature Page to Amended and Restated Note Purchase Agreement

Accepted as of the date first written above.

GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

By:	/s/ Tad Anderson
Name: Tad Anderson
Title: Assistant Vice President, Investments

By:	/s/ Ward Argust
Name: Ward Argust
Title: Assistant Vice President, Investments

THE CANADA LIFE ASSURANCE COMPANY

By:	/s/ Tad Anderson
Name: Tad Anderson
Title: Assistant Vice President, Investments

By:	/s/ Ward Argust
Name: Ward Argust
Title: Assistant Vice President, Investments

GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY OF NEW YORK

By:	/s/ Tad Anderson
Name: Tad Anderson
Title: Assistant Vice President, Investments

By:	/s/ Ward Argust
Name: Ward Argust
Title: Assistant Vice President, Investments

Signature Page to Amended and Restated Note Purchase Agreement

Accepted as of the date first written above.

GENWORTH LIFE INSURANCE COMPANY

By:	/s/ Joseph A. McCusker
Name: Joseph A. McCusker
Title: Investment Officer

Signature Page to Amended and Restated Note Purchase Agreement

Accepted as of the date first written above.

PHOENIX LIFE INSURANCE COMPANY

By:	/s/ Paul M. Chute
Name: Paul M. Chute
Title: Senior Managing Director

PHL VARIABLE INSURANCE COMPANY

By:	/s/ Paul M. Chute
Name: Paul M. Chute
Title: Senior Managing Director

Signature Page to Amended and Restated Note Purchase Agreement

Accepted as of the date first written above.

THRIVENT FINANCIAL FOR LUTHERANS

By:	/s/ Marlin Rosacker
Name: Marlin Rosacker
Title: Managing Director

Signature Page to Amended and Restated Note Purchase Agreement

Accepted as of the date first written above.

AMERICAN FIDELITY ASSURANCE COMPANY
CATHOLIC UNITED FINANCIAL

By:	Advantus Capital Management, Inc.

By:	/s/ Robert G. Diedrich
Robert G. Diedrich
Vice President

Signature Page to Amended and Restated Note Purchase Agreement

Accepted as of the date first written above.

THE PHOENIX INSURANCE COMPANY

By:	/s/ Robert K. McIlrath
Name: Robert K. McIlrath
Title: Senior Vice President

Signature Page to Amended and Restated Note Purchase Agreement

INFORMATION RELATING TO PURCHASERS

Name and Address of Purchaser	Principal Amount of Series A Notes to be Purchased	Principal Amount of Series B Notes to be Purchased
THE PRUDENTIAL INSURANCE COMPANY OF AMERICA	$5,700,000	$0
c/o Prudential Capital Group 60 S. 6th Street, Suite 3710 Minneapolis, Minnesota 55402-4422	Denominations $4,700,000
	$1,000,000

(1)	All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to: Provided to Company under separate cover.

(2)

Address for all notices relating solely to scheduled principal and interest payments to:

The Prudential Insurance Company of America

c/o PGIM, Inc.

Prudential Tower

655 Broad Street

14th Floor - South Tower

Newark, NJ 07102

Attention: PIM Private Accounting Processing Team

Email: Pim.Private.Accounting.Processing.Team@prudential.com

(3)

Address for all other communications and notices:

The Prudential Insurance Company of America

c/o Prudential Capital Group

60 S. 6th Street, Suite 3710

Minneapolis, Minnesota 55402-4422

Attention: Managing Director

(5)	Address for Delivery of Notes: Provided to Company under separate cover.

(6)	U.S. Tax Identification Number: Provided to Company under separate cover. Nominee Name: None

SCHEDULE A

(to Amended and Restated Note Purchase Agreement)

Name and Address of Purchaser	Principal Amount of Series A Notes to be Purchased	Principal Amount of Series B Notes to be Purchased
THE GIBRALTAR LIFE INSURANCE CO., LTD. c/o Prudential Capital Group 60 S. 6th Street, Suite 3710 Minneapolis, Minnesota 55402-4422	$5,250,000	$0

(1)

All principal, interest or Make-Whole Amount payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

Provided to Company under separate cover.

(2)

All payments, other than principal, interest or Make-Whole Amount, on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

Provided to Company under separate cover.

(3)

Address for all notices relating solely to scheduled principal and interest payments to:

The Gibraltar Life Insurance Co., Ltd.

2-13-10, Nagata-cho

Chiyoda-ku, Tokyo 100-8953, Japan

Attention: Osamu Egi, Team Leader of Investment

                Administration Team

                E-mail: osamu.egi@gib-life.co.jp

and e-mail copy to:

Attention: Tetsuya Sawazaki, Manager of Investment

                Administration Team

                E-mail: tetsuya.sawazaki@gib-life.co.jp

(4)

Address for all other communications and notices:

Prudential Private Placement Investors, L.P.

c/o Prudential Capital Group

60 S. 6th Street, Suite 3710

Minneapolis, Minnesota 55402-4422

Attention: Managing Director

(5)	Address for Delivery of Notes: Provided to Company under separate cover.

(6)	U.S. Tax Identification Number: Provided to Company under separate cover. Nominee Name: None

Name and Address of Purchaser	Principal Amount of Series A Notes to be Purchased	Principal Amount of Series B Notes to be Purchased
MEDICA HEALTH PLANS c/o Prudential Capital Group 60 S. 6th Street, Suite 3710 Minneapolis, Minnesota 55402-4422	$1,550,000	$0

(1)	All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to: Provided to Company under separate cover.

(2)	Address for notices: Prudential Private Placement Investors, L.P. c/o Prudential Capital Group 60 S. 6th Street, Suite 3710 Minneapolis, Minnesota 55402-4422 Attention: Managing Director

(3)	Address for Delivery of Notes: Provided to Company under separate cover.

(4)	U.S. Tax Identification Number: Provided to Company under separate cover. Nominee Name: None

Name and Address of Purchaser	Principal Amount of Series A Notes to be Purchased	Principal Amount of Series B Notes to be Purchased
THE PRUDENTIAL LIFE INSURANCE COMPANY, LTD. c/o Prudential Capital Group 60 S. 6th Street, Suite 3710 Minneapolis, Minnesota 55402-4422	$0	$5,250,000

(1)

All principal, interest and Make-Whole Amount payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

Provided to Company under separate cover.

(2)

All payments, other than principal, interest or Make-Whole Amount, on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

Provided to Company under separate cover.

(3)

Address for all notices relating solely to scheduled principal and interest payments to:

The Prudential Life Insurance Company, Ltd.

2-13-10, Nagatacho

Chiyoda-ku, Tokyo 100-0014, Japan

Attention: Kazuhito Ashizawa, Team Leader of Investment

        Administration Team

E-mail: kazuhito.ashizawa@prudential.co.jp

and e-mail copy to:

Attention: Kohei Imamura, Manager of Investment

        Administration Team

E-mail: kohei.imamura@prudential.co.jp

(4)	Address for all other communications and notices: Prudential Private Placement Investors, L.P. c/o Prudential Capital Group 60 S. 6th Street, Suite 3710 Minneapolis, Minnesota 55402-4422

(5)	Address for Delivery of Notes: Provided to Company under separate cover.

(6)	U.S. Tax Identification Number: Provided to Company under separate cover. Nominee Name: None

Name and Address of Purchaser	Principal Amount of Series A Notes to be Purchased	Principal Amount of Series B Notes to be Purchased
THE PRUDENTIAL INSURANCE COMPANY OF AMERICA c/o Prudential Capital Group 60 S. 6th Street, Suite 3710 Minneapolis, Minnesota 55402-4422	$0	$4,500,000

(1)	All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to: Provided to Company under separate cover.

(2)

All notices relating solely to scheduled principal and interest payments to:

The Prudential Insurance Company of America

c/o PGIM, Inc.

Prudential Tower

655 Broad Street

14th Floor - South Tower

Newark, NJ 07102

Attention: PIM Private Accounting Processing Team

Email: Pim.Private.Accounting.Processing.Team@prudential.com

(3)

Address for all other communications and notices:

The Prudential Insurance Company of America

c/o Prudential Capital Group

60 S. 6th Street, Suite 3710

Minneapolis, Minnesota 55402-4422

Attention: Managing Director

(4)	Address for Delivery of Notes: Provided to Company under separate cover.

(5)	U.S. Tax Identification Number: Provided to Company under separate cover. Nominee Name: None

Name and Address of Purchaser	Principal Amount of Series A Notes to be Purchased	Principal Amount of Series B Notes to be Purchased
PHYSICIANS MUTUAL INSURANCE COMPANY c/o Prudential Capital Group 60 S. 6th Street, Suite 3710 Minneapolis, Minnesota 55402-4422	$0	$1,750,000

(1)	All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to: Provided to Company under separate cover.

(2)

All notices relating solely to scheduled principal and interest payments and written confirmations of wire transfers to:

Physicians Mutual Insurance Company

2600 Dodge Street

Omaha, NE 68131

Attention: Steve Scanlan

Facsimile: (402) 633-1096

(3)

Address for all other communications and notices:

Prudential Private Placement Investors, L.P.

c/o Prudential Capital Group

60 S. 6th Street, Suite 3710

Minneapolis, Minnesota 55402-4422

Attention: Managing Director

(4)	Address for Delivery of Notes: Provided to Company under separate cover.

(5)	U.S. Tax Identification Number: Provided to Company under separate cover. Nominee Name: How & Co.

Name and Address of Purchaser	Principal Amount of Series A Notes to be Purchased	Principal Amount of Series B Notes to be Purchased
PRUDENTIAL ANNUITIES LIFE ASSURANCE CORPORATION c/o Prudential Capital Group 60 S. 6th Street, Suite 3710 Minneapolis, Minnesota 55402-4422	$0	$1,000,000

(1)	All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to: Provided to Company under separate cover.

(2)

Address for all notices relating solely to scheduled principal and interest payments to:

Prudential Annuities Life Assurance Corporation

c/o PGIM, Inc.

Prudential Tower

655 Broad Street

14th Floor - South Tower

Newark, NJ 07102

Attention: PIM Private Accounting Processing Team

Email: Pim.Private.Accounting.Processing.Team@prudential.com

(3)

Address for all other communications and notices:

Prudential Annuities Life Assurance Corporation

c/o Prudential Capital Group

60 S. 6th Street, Suite 3710

Minneapolis, Minnesota 55402-4422

Attention: Managing Director

(4)	Recipient of telephonic prepayment notices: Manager, Trade Management Group Telephone: (973) 367-3141 Facsimile: (888) 889-3832

(5)	Address for Delivery of Notes: Provided to Company under separate cover.

(6)	U.S. Tax Identification Number: Provided to Company under separate cover. Nominee Name: None

Name and Address of Purchaser	Principal Amount of Series A Notes to be Purchased	Principal Amount of Series B Notes to be Purchased
PACIFIC LIFE INSURANCE COMPANY 700 Newport Center Drive Newport Beach, CA 92660-6397	$10,000,000 Denominations $5,000,000 $5,000,000	$0

(1)	All payments by wire transfer of immediately available funds to: Provided to Company under separate cover.

(2)

All notices of payments and written confirmations of such wire transfers to:

The Bank of New York Mellon

Attn: Pacific Life Accounting Team

One Mellon Bank Center – Room 1130

Pittsburgh, PA 15258-0001

And

Pacific Life Insurance Company

Attn: IM – Cash Team

700 Newport Center Drive

Newport Beach, CA 92660

Fax: 949-718-5845

(3)

All other communications shall be addressed to:

Pacific Life Insurance Company

Attn: IM – Credit Analysis

700 Newport Center Drive

Newport Beach, CA 92660-6397

PrivatePlacementCompliance@PacificLife.com

(4)	Physical Delivery of the Notes: Provided to Company under separate cover.

(5)	U.S. Tax Identification Number: Provided to Company under separate cover. Nominee Name: Mac & Co., as nominee for Pacific Life Insurance Company

Name and Address of Purchaser	Principal Amount of Series A Notes to be Purchased	Principal Amount of Series B Notes to be Purchased
PACIFIC LIFE INSURANCE COMPANY 700 Newport Center Drive Newport Beach, CA 92660-6397	$0	$10,000,000 Denominations $5,000,000 $5,000,000

(1)	All payments by wire transfer of immediately available funds to: Provided to Company under separate cover.

(2)

All notices of payments and written confirmations of such wire transfers to:

The Bank of New York Mellon

Attn: Pacific Life Accounting Team

One Mellon Bank Center – Room 1130

Pittsburgh, PA 15258-0001

And

Pacific Life Insurance Company

Attn: IM – Cash Team

700 Newport Center Drive

Newport Beach, CA 92660

Fax: 949-718-5845

(3)

All other communications shall be addressed to:

Pacific Life Insurance Company

Attn: IM – Credit Analysis

700 Newport Center Drive

Newport Beach, CA 92660-6397

PrivatePlacementCompliance@PacificLife.com

(4)	Physical Delivery of the Notes: Provided to Company under separate cover.

(5)	U.S. Tax Identification Number: Provided to Company under separate cover. Nominee Name: MAC & CO., as nominee for Pacific Life Insurance Company

Name and Address of Purchaser	Principal Amount of Series A Notes to be Purchased	Principal Amount of Series B Notes to be Purchased
UNITED OF OMAHA LIFE INSURANCE COMPANY Mutual of Omaha Plaza Omaha, NE 68175-1011	$6,500,000	$4,500,000

(1)	All payments shall be made by wire transfer of immediately available funds to: Provided to Company under separate cover.

(2)

Address for all notices in respect of payment of Principal and Interest, Corporate Actions, and Reorganization Notifications:

JPMorgan Chase Bank

14201 Dallas Parkway - 13th Floor

Dallas, TX 75254-2917

Attn: Income Processing

a/c: G07097

(3)

Address for all other communications (i.e. Quarterly/Annual reports, Tax filings, Modifications, Waivers regarding the indenture):

4 - Investment Management

United of Omaha Life Insurance Company

Mutual of Omaha Plaza

Omaha, NE 68175-1011

Email Address for Electronic Document Transmission:

privateplacements@mutualofomaha.com

(4)	Address for delivery of Notes: Provided to Company under separate cover.

(5)	U.S. Tax Identification Number: Provided to Company under separate cover. Nominee Name: None

Name and Address of Purchaser	Principal Amount of Series A Notes to be Purchased	Principal Amount of Series B Notes to be Purchased
COMPANION LIFE INSURANCE COMPANY Mutual of Omaha Plaza Omaha, NE 68175-1011	$0	$2,000,000

(1)	All payments shall be made by wire transfer of immediately available funds to: Provided to Company under separate cover.

(2)

Address for all notices in respect of payment of Principal and Interest, Corporate Actions, and Reorganization Notifications:

JPMorgan Chase Bank

14201 Dallas Parkway - 13th Floor

Dallas, TX 75254-2917

Attn: Income Processing

a/c G07903

(3)

Address for all other communications (i.e. Quarterly/Annual reports, Tax filings, Modifications, Waivers regarding the indenture):

4 - Investment Management

Mutual of Omaha Insurance Company

Mutual of Omaha Plaza

Omaha, NE 68175-1011

Email Address for Electronic Document Transmission:

privateplacements@mutualofomaha.com

(4)	Address for delivery of Notes: Provided to Company under separate cover.

(5)	U.S. Tax Identification Number: Provided to Company under separate cover. Nominee Name: None

Name and Address of Purchaser	Principal Amount of Series A Notes to be Purchased	Principal Amount of Series B Notes to be Purchased
GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY 8515 East Orchard Road, 3T2 Greenwood Village, CO 80111 Attn: Investments Division	$0	$3,000,000

(1)	All payments shall be made by wire transfer of immediately available funds to: Provided to Company under separate cover.

(2)

All notices and communications to be addressed to:

Great-West Life & Annuity Insurance Company

8515 East Orchard Road, 3T2

Greenwood Village, CO 80111

Attn: Investments Division

Email: bond_compliance@greatwest.com

(Email is preferred method)

(3)	Physical Delivery of the Notes: Provided to Company under separate cover.

(4)	U.S. Tax Identification Number: Provided to Company under separate cover. UK DTTP No.: Provided to Company under separate cover. Nominee Name: None

Name and Address of Purchaser	Principal Amount of Series A Notes to be Purchased	Principal Amount of Series B Notes to be Purchased
GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY 8515 East Orchard Road, 3T2 Greenwood Village, CO 80111 Attn: Investments Division	$0	$1,000,000

(1)	All payments shall be made by wire transfer of immediately available funds to: Provided to Company under separate cover.

(2)

All notices and communications to be addressed to:

Great-West Life & Annuity Insurance Company

8515 East Orchard Road, 3T2

Greenwood Village, CO 80111

Attn: Investments Division

Email: bond_compliance@greatwest.com

(Email is preferred method)

(3)	Physical Delivery of the Notes: Provided to Company under separate cover.

(4)	U.S. Tax Identification Number: Provided to Company under separate cover. UK DTTP No.: Provided to Company under separate cover. Nominee Name: None

Name and Address of Purchaser	Principal Amount of Series A Notes to be Purchased	Principal Amount of Series B Notes to be Purchased
THE CANADA LIFE ASSURANCE COMPANY 8515 East Orchard Road, 3T2 Greenwood Village, CO 80111 Attn: Investments Division	$3,000,000	$1,000,000

(1)	All payments shall be by wire transfer of immediately available funds to: Provided to Company under separate cover.

(2)

All notices and communications to be addressed to:

The Canada Life Assurance Company

8515 East Orchard Road, 3T2

Greenwood Village, CO 80111

Attn: Investments Division

Email: bond_compliance@greatwest.com

(Email is preferred method)

(3)	Physical Delivery of the Notes: Provided to Company under separate cover.

(4)	U.S. Tax Identification Number: Provided to Company under separate cover. Nominee Name: Hare & Co, LLC Nominee Tax Identification Number: Provided to Company under separate cover.

Name and Address of Purchaser	Principal Amount of Series A Notes to be Purchased	Principal Amount of Series B Notes to be Purchased
GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY OF NEW YORK 8515 East Orchard Road, 3T2 Greenwood Village, CO 80111 Attn: Investments Division	$2,000,000	$0

(1)	All payments shall be made by wire transfer of immediately available funds to: Provided to Company under separate cover.

(2)

All notices and communications to be addressed to:

Great-West Life & Annuity Insurance Company of New York

8515 East Orchard Road, 3T2

Greenwood Village, CO 80111

Attn: Investments Division

Email: bond_compliance@greatwest.com

(Email is preferred method)

(3)	Physical Delivery of the Notes: Provided to Company under separate cover.

(4)	U.S. Tax Identification Number: Provided to Company under separate cover. Nominee Name: None

Name and Address of Purchaser	Principal Amount of Series A Notes to be Purchased	Principal Amount of Series B Notes to be Purchased
GENWORTH LIFE INSURANCE COMPANY 3001 Summer Street, 2nd Floor Stamford, CT 06905	$5,000,000	$0

(1)	All payments on or in respect of the notes to be by bank wire transfer of Federal or other immediately available funds to: Provided to Company under separate cover.

(2)

All notices and communications including original note agreement, conformed copy of the note agreement, amendment requests, financial statements and other general information to be addressed as follows:

Genworth Financial, Inc.

Account: Genworth Life Insurance Company

3001 Summer Street, 2nd Floor

Stamford, CT 06905

Attn: Private Placements

Telephone No: (203) 708-3300

Fax No: (203) 708-3308

If available, an electronic copy is additionally requested. Please send to the following e-mail address: GNW.privateplacements@genworth.com

(3)

All corporate actions, including payments and prepayments, should be sent to the above address with copies to:

Genworth Financial, Inc.

Account: Genworth Life Insurance Company

3001 Summer Street

Stamford, CT 06905

Attn: Trade Operations

Telephone No: (203) 708-3300

Fax No: (203) 708-3308

If available, an electronic copy is additionally requested. Please send to the following email address: GNWInvestmentsOperations@genworth.com

(4)

Notices with respect to payments and written confirmation of each such payment, including interest payments, redemptions, premiums, make wholes, and fees should also be addressed as above with additional copies addressed to the following:

The Bank of New York

Income Collection Department

P.O. Box 19266

Newark, NJ 07195

Attn: PP P&I Department

Ref: GLIC, CUSIP/PPN & Security Description

P&I Contact: Purisima Teylan - (718) 315-3035

(5)	Physical Delivery of the Notes: Provided to Company under separate cover.

(6)	U.S. Tax Identification Number: Provided to Company under separate cover. Nominee Name: HARE & CO.

Name and Address of Purchaser	Principal Amount of Series A Notes to be Purchased	Principal Amount of Series B Notes to be Purchased
GENWORTH LIFE INSURANCE COMPANY 3001 Summer Street, 2nd Floor Stamford, CT 06905	$0	$5,000,000

(1)	All payments on or in respect of the notes to be by bank wire transfer of Federal or other immediately available funds to: Provided to Company under separate cover.

(2)

All notices and communications including original note agreement, conformed copy of the note agreement, amendment requests, financial statements and other general information to be addressed as follows:

Genworth Financial, Inc.

Account: Genworth Life Insurance Company

3001 Summer Street, 2nd Floor

Stamford, CT 06905

Attn: Private Placements

Telephone No: (203) 708-3300

Fax No: (203) 708-3308

If available, an electronic copy is additionally requested. Please send to the following e-mail address: GNW.privateplacements@genworth.com

(3)

All corporate actions, including payments and prepayments, should be sent to the above address with copies to:

Genworth Financial, Inc.

Account: Genworth Life Insurance Company

3001 Summer Street

Stamford, CT 06905

Attn: Trade Operations

Telephone No: (203) 708-3300

Fax No: (203) 708-3308

If available, an electronic copy is additionally requested. Please send to the following email address: GNWInvestmentsOperations@genworth.com

(4)

Notices with respect to payments and written confirmation of each such payment, including interest payments, redemptions, premiums, make wholes, and fees should also be addressed as above with additional copies addressed to the following:

The Bank of New York

Income Collection Department

P.O. Box 19266

Newark, NJ 07195

Attn: PP P&I Department

Ref: GLIC, CUSIP/PPN & Security Description

P&I Contact: Purisima Teylan - (718) 315-3035

(5)	Physical Delivery of the Notes: Provided to Company under separate cover.

(6)	U.S. Tax Identification Number: Provided to Company under separate cover. Nominee Name: HARE & CO.

Name and Address of Purchaser	Principal Amount of Series A Notes to be Purchased	Principal Amount of Series B Notes to be Purchased
PHOENIX LIFE INSURANCE COMPANY One American Row Hartford, CT 06102	$5,000,000	$0

(1)

All payments by wire transfer of immediately available funds, with sufficient information (including PPN #, interest rate, maturity date, interest amount, principal amount, and premium amount, if applicable) to identify the source and application of such funds, to:

Provided to Company under separate cover.

(2)	All notices and communications, including notices with respect to payments should be addressed to: Phoenix Life Insurance Company One American Row Private Placement Department H-2W Hartford, CT 06102

(3)	All legal notices should be addressed to: Phoenix Life Insurance Company One American Row Hartford, CT 06102 Attention: Brad Buck

(4)	U.S. Tax Identification Number: Provided to Company under separate cover. Nominee Name: None

Name and Address of Purchaser	Principal Amount of Series A Notes to be Purchased	Principal Amount of Series B Notes to be Purchased
PHL VARIABLE INSURANCE COMPANY c/o Phoenix Life Insurance Company One American Row Hartford, CT 06102	$0	$2,500,000

(1)

All payments by wire transfer of immediately available funds, with sufficient information (including PPN #, interest rate, maturity date, interest amount, principal amount, and premium amount, if applicable) to identify the source and application of such funds, to:

Provided to Company under separate cover.

(2)	All notices and communications, including notices with respect to payments should be addressed to: Phoenix Life Insurance Company One American Row Private Placement Department H-2W Hartford, CT 06102

(3)	All legal notices should be addressed to: Phoenix Life Insurance Company One American Row Hartford, CT 06102 Attention: Brad Buck

(4)	U.S. Tax Identification Number: Provided to Company under separate cover. Nominee Name: None

Name and Address of Purchaser	Principal Amount of Series A Notes to be Purchased	Principal Amount of Series B Notes to be Purchased
PHL VARIABLE INSURANCE COMPANY c/o Phoenix Life Insurance Company One American Row Hartford, CT 06102	$0	$1,000,000

(1)

All payments by wire transfer of immediately available funds, with sufficient information (including PPN #, interest rate, maturity date, interest amount, principal amount, and premium amount, if applicable) to identify the source and application of such funds, to:

Provided to Company under separate cover.

(2)	All notices and communications, including notices with respect to payments should be addressed to: Phoenix Life Insurance Company One American Row Private Placement Department H-2W Hartford, CT 06102

(3)	All legal notices should be addressed to: Phoenix Life Insurance Company One American Row Hartford, CT 06102 Attention: Brad Buck

(4)	U.S. Tax Identification Number: Provided to Company under separate cover. Nominee Name: None

Name and Address of Purchaser	Principal Amount of Series A Notes to be Purchased	Principal Amount of Series B Notes to be Purchased
THRIVENT FINANCIAL FOR LUTHERANS 625 Fourth Avenue South Minneapolis, MN 55415	$3,500,000	$3,500,000

(1)	All payments by wire transfer of immediately available funds to: Provided to Company under separate cover.

(2)

All notices of payments and written confirmation of such wire transfers:

Investment Division-Private Placements

Attn: Allen Stoltman

Thrivent Financial for Lutherans

625 Fourth Avenue South

Minneapolis, MN 55415

Fax: (612) 844-4027

Email: privateinvestments@thrivent.com

with a copy to:

ATT: Jeremy Anderson or Harmon Bergenheier

Thrivent Financial for Lutherans

625 Fourth Avenue South

Minneapolis, MN 55415

Email: boxprivateplacement@thrivent.com

(3)

All other communications:

Thrivent Financial for Lutherans

Attn: Investment Division-Private Placements

625 Fourth Avenue South

Minneapolis, MN 55415

Fax: (612) 844-4027

Email: privateinvestments@thrivent.com

(4)	Private Placement Notes sent to: Provided to Company under separate cover.

(5)	U.S. Tax Identification Number: Provided to Company under separate cover. Nominee Name: Swanbird & Co.

Name and Address of Purchaser	Principal Amount of Series A Notes to be Purchased	Principal Amount of Series B Notes to be Purchased
AMERICAN FIDELITY ASSURANCE COMPANY c/o Advantus Capital Management, Inc. 400 Robert Street North St. Paul, MN 55101	$0	$3,300,000

(1)	All payments shall be made by wire transfer of immediately available funds to: Provided to Company under separate cover.

(2)

All notices and statements should be sent electronically via Email to: privateplacements@advantuscapital.com. If Email is unavailable or if the Email is returned for any reason (including receipt of a message that the Email is undeliverable), such notice and statements should be sent to the following address:

American Fidelity Assurance Company

c/o Advantus Capital Management, Inc.

400 Robert Street North

St. Paul, MN 55101

Attn: Client Administrator

(3)	Physical Delivery of the Notes: Provided to Company under separate cover.

(4)	U.S. Tax Identification Number: Provided to Company under separate cover. Nominee Name: FFB Registration

Name and Address of Purchaser	Principal Amount of Series A Notes to be Purchased	Principal Amount of Series B Notes to be Purchased
CATHOLIC UNITED FINANCIAL c/o Advantus Capital Management, Inc. 400 Robert Street North St. Paul, MN 55101	$0	$700,000

(1)	All payments shall be made by wire transfer of immediately available funds to: Provided to Company under separate cover.

(2)

All notices and statements should be sent electronically via Email to: privateplacements@advantuscapital.com. If Email is unavailable or if the Email is returned for any reason (including receipt of a message that the Email is undeliverable), such notice and statements should be sent to the following address:

Catholic United Financial

c/o Advantus Capital Management, Inc.

400 Robert Street North

St. Paul, MN 55101

Attn: Client Administrator

(3)	Physical Delivery of the Notes: Provided to Company under separate cover.

(4)	U.S. Tax Identification Number: Provided to Company under separate cover. Nominee Name: Wells Fargo Bank N.A. FBO Catholic United Financial

Name and Address of Purchaser	Principal Amount of Series A Notes to be Purchased	Principal Amount of Series B Notes to be Purchased
THE PHOENIX INSURANCE COMPANY c/o The Travelers Companies, Inc. 9275-LC13B 385 Washington Street St. Paul, Minnesota 55102-1396	$2,500,000	$0

(1)

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as G&K Services, Inc. 3.73% Series A Senior Notes due April 15, 2013 and as to interest rate, security description, maturity date, Private Placement Number, principal, premium or interest) to:

Provided to Company under separate cover.

(2)	All notices and communications, including notices with respect to payments and written confirmation of each such payment, to be addressed as first provided above.

(3)	U.S. Tax Identification Number: Provided to Company under separate cover. Nominee Name: None

DEFINED TERMS

As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

“Affiliate” shall mean, at any time, and with respect to any Person, any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person. As used in this definition, “Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an “Affiliate” is a reference to an Affiliate of the Parent.

“Agreement” shall mean this Agreement, including all Schedules and Exhibits attached to this Agreement, as it may be amended, restated, supplemented or otherwise modified from time to time.

“Anti-Corruption Laws” shall mean any law or regulation in a U.S. or any non-U.S. jurisdiction regarding bribery or any other corrupt activity, including the U.S. Foreign Corrupt Practices Act and the U.K. Bribery Act 2010.

“Anti-Money Laundering Laws” shall mean any law or regulation in a U.S. or any non-U.S. jurisdiction regarding money laundering, drug trafficking, terrorist-related activities or other money laundering predicate crimes, including the Currency and Foreign Transactions Reporting Act of 1970 (otherwise known as the Bank Secrecy Act) and the USA PATRIOT Act.

“Acquisition” shall mean any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of any Person (other than the Parent or any Subsidiary), or any business or division of any Person (other than the Parent or any Subsidiary), (b) the acquisition of in excess of 50% of the outstanding capital stock (or other equity interest) of any Person (other than the Parent or any Subsidiary), or (c) the acquisition of another Person (other than the Parent or any Subsidiary) by a merger, amalgamation or consolidation or any other combination with such Person.

“Blocked Person” shall mean (a) a Person whose name appears on the list of Specially Designated Nationals and Blocked Persons published by OFAC, (b) a Person, entity, organization, country or regime that is blocked or a target of sanctions that have been imposed under U.S. Economic Sanctions Laws or (c) a Person that is an agent, department or instrumentality of, or is otherwise beneficially owned by, controlled by or acting on behalf of, directly or indirectly, any Person, entity, organization, country or regime described in clause (a) or (b).

“Business Day” shall mean (a) for purposes of Section 8.8 only, any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to close, and (b) for the purposes of any other provision of this Agreement, any day other than a Saturday, a Sunday or a day on which commercial banks in Minneapolis, Minnesota or New York, New York are required or authorized to be closed.

SCHEDULE B

(to Amended and Restated Note Purchase Agreement)

“Capital Lease Obligations” of any Person shall mean the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“CCS, Inc.” is defined in Section 2.2.

“Change of Control” is defined in Section 8.6(b).

“Cintas Bank Credit Agreement” shall mean the Amended and Restated Credit Agreement dated as of September 16, 2016 by and among Cintas No. 2, the lenders named therein, as lenders, KeyBank National Association, as administrative agent, swing line lender and issuing lender, KeyBank Capital Markets Inc., as joint lead arranger and joint book runner, JPMorgan Chase Bank, N.A., as joint lead arranger, joint book runner and syndication agent, and The Bank of Toyko-Mitsubishi UFJ, Ltd, U.S. Bank National Association, Fifth Third Bank, PNC Bank, National Association and Wells Fargo Bank, National Association, as co-documentation agents, as amended, restated, joined, supplemented or otherwise modified from time to time, and any renewals, extensions, restatements, replacements or refinancings thereof, which constitute the primary bank credit facility of Cintas No. 2 and its Subsidiaries.

“Cintas No. 2” is defined in Section 2.2.

“Cintas No. 3” is defined in Section 2.2.

“Cintas Senior Note Indebtedness” means the Indebtedness evidenced by the 6.125% Senior Notes due 2017, the 4.3% Senior Notes due 2021, the 3.25% Senior Notes due 2022, and the 6.15% Senior Notes due 2036, in each case issued by Cintas No 2, or any replacement or refinancing of such Indebtedness or any other Indebtedness created pursuant to a similar type of private debt instrument or agreement as the foregoing.

“Cintas Senior Note Indenture” shall mean that certain Indenture dated as of May 28, 2002, among Cintas No. 2, as issuer, the Parent, as parent guarantor, the subsidiary guarantors party thereto and Wachovia Bank, National Association, as trustee, as supplemented by that First Supplemental Indenture, dated as of November 8, 2010, among Cintas No. 2, CCS, Inc. and U.S. Bank National Association (as successor trustee to Wachovia Bank, National Association), as trustee, as amended, restated, joined, supplemented or otherwise modified from time to time, and any renewals, extensions, restatements or replacements thereof.

“CISADA” shall mean the Comprehensive Iran Sanctions, Accountability and Divestment Act, as amended from time to time.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

“Company” is defined in the first paragraph of this Agreement.

“Confidential Information” is defined in Section 20.

“Consideration” shall mean, in connection with an Acquisition, the aggregate consideration paid or to be paid, including borrowed funds, cash, deferred payments, the issuance of Securities or notes, the assumption or incurring of liabilities (direct or contingent) valued on a GAAP basis.

“Consolidated” shall mean the resultant consolidation of the financial statements of the Parent and its Subsidiaries in accordance with GAAP, including principles of consolidation specified by GAAP.

“Consolidated Depreciation and Amortization Charges” shall mean, for any period, the aggregate of all depreciation and amortization charges for fixed assets, leasehold improvements and general intangibles (specifically including goodwill) of the Parent for such period, as determined on a Consolidated basis in accordance with GAAP.

“Consolidated EBIT” shall mean, for any period, on a Consolidated basis and in accordance with GAAP, Consolidated Net Earnings for such period plus the aggregate amounts deducted in determining such Consolidated Net Earnings in respect of (a) Consolidated Interest Expense, (b) Consolidated Income Tax Expense, (c) non-cash expenses incurred in connection with stock-based compensation, and (d) extraordinary and non-recurring losses and non-cash charges and related tax effects in accordance with GAAP, minus the aggregate amounts added in determining such Consolidated Net Earnings in respect of extraordinary and non-recurring gains and related tax effects in accordance with GAAP.

“Consolidated EBITDA” shall mean, for any period, as determined on a Consolidated basis, Consolidated EBIT for such period plus the amount deducted in determining Consolidated Net Earnings for such period in respect of Consolidated Depreciation and Amortization Charges.

“Consolidated Funded Indebtedness” shall mean, at any date, all Indebtedness (including, but not limited to, current, long-term and Subordinated Indebtedness, if any) of the Parent, as determined on a Consolidated basis in accordance with GAAP.

“Consolidated Income Tax Expense” shall mean, for any period, all provisions for taxes based on the gross or net income of the Parent (including, without limitation, any additions to such taxes, and any penalties and interest with respect thereto), and all franchise taxes of the Parent, in each case for such period, as determined on a Consolidated basis in accordance with GAAP.

“Consolidated Interest Expense” shall mean, for any period, the interest expense of the Parent for such period, as determined on a Consolidated basis in accordance with GAAP.

“Consolidated Net Earnings” shall mean, for any period, the net income (loss) of the Parent for such period, as determined on a Consolidated basis in accordance with GAAP.

“Consolidated Net Worth” shall mean, at any date, shareholders’ equity of the Parent determined on a Consolidated basis in accordance with GAAP.

“Consolidated Total Assets” shall mean, at any date, total assets of the Parent determined on a consolidated basis in accordance with GAAP.

“Consolidated Total Capitalization” shall mean, at any date, the sum of (a) Consolidated Net Worth and (b) Consolidated Funded Indebtedness.

“Control Prepayment Date” is defined in Section 8.6(a).

“Control Response Date” is defined in Section 8.6(a).

“Controlled Entity” shall mean (a) any of the Subsidiaries of the Parent and any of their or the Parent’s respective Controlled Affiliates and (b) if the Parent has a parent company, such parent company and its Controlled Affiliates. As used in this definition, “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Current Holder Group” shall mean (a) Richard T. Farmer and Joyce E. Farmer and the lineal descendants of Richard T. Farmer, and (b) James J. Gardner and Joan A. Gardner and the lineal descendants of James J. Gardner, and, in the case of both (a) or (b), any trust established for the benefit of any of the foregoing.

“Default” shall mean an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

“Default Rate” shall mean, with respect to any Note, that per annum rate of interest that is the greater of (a) 2.00% above the rate of interest stated in clause (a) of the first paragraph of such Note and (b) 2.00% over the rate of interest publicly announced by Bank of America, N.A. in New York, New York as its “base” or “prime” rate.

“Disclosure Documents” is defined in Section 5.3.

“Effective Date” is defined in Section 4.

“Environmental Laws” shall mean any and all federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to Hazardous Materials.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“ERISA Affiliate” shall mean any trade or business (whether or not incorporated) that is treated as a single employer together with the Parent under Section 414 of the Code.

“Event of Default” is defined in Section 11.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Existing Note Purchase Agreement” is defined in the first paragraph of this Agreement.

“Existing Notes” is defined in the first paragraph of this Agreement.

“Existing Series A Notes” is defined in the first paragraph of this Agreement.

“Existing Series B Notes” is defined in the first paragraph of this Agreement.

“Fair Market Value” shall mean, at any time and with respect to any property, the sale value of such property that would be realized in an arm’s-length sale at such time between an informed and willing buyer and an informed and willing seller (neither being under a compulsion to buy or sell), as reasonably determined in the good faith opinion of the Parent’s board of directors.

“Form 10-K” is defined in Section 7.1(b).

“Form 10-Q” is defined in Section 7.1(a).

“GAAP” shall mean those generally accepted accounting principles as in effect from time to time in the United States of America.

“Governmental Authority” shall mean

(a) the government of

(1) the United States of America or any state or other political subdivision thereof, or

(2) any other jurisdiction in which the Company, the Parent or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company, the Parent or any Subsidiary, or

(b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

“Governmental Official” shall mean any governmental official or employee, employee of any government-owned or government-controlled entity, political party, any official of a political party, candidate for political office, official of any public international organization or anyone else acting in an official capacity.

“Guarantee” of or by any Person (the “guarantor”) shall mean any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, Securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

“Guarantor” shall mean any of the Parent Guarantor, the G&K Guarantor and the Subsidiary Guarantors.

“Guaranty” shall mean any of the Parent Guaranty, the G&K Subsidiary Guaranty and the Subsidiary Guaranty.

“G&K Acquisition” shall mean the Acquisition of the Company pursuant to that certain Agreement and Plan of Merger, dated as of August 15, 2016, among Parent, the Company and Bravo Merger Sub, Inc., as the same may from time to time be amended, restated or otherwise modified.

“G&K Subsidiary Guarantor” is defined in Section 2.1.

“G&K Subsidiary Guaranty” is defined in Section 2.1.

“Hazardous Materials” shall mean any and all pollutants, toxic or hazardous wastes or other substances that might pose a hazard to health and safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage or filtration of which is or shall be restricted, prohibited or penalized by any applicable law including, but not limited to, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum, petroleum products, lead based paint, radon gas or similar restricted, prohibited or penalized substances.

“Hedge Agreement” means any (a) hedge agreement, interest rate swap, cap, collar or floor agreement, or other interest rate management device, or (b) currency swap agreement, forward currency purchase agreement or similar arrangement or agreement designed to protect against fluctuations in currency exchange rates.

“Historical Financial Statements” shall mean collectively, for any target entity in connection with an Acquisition, (a) the previous three years of audited financial statements of such target entity, and (b) the most recently available quarterly statements for the current fiscal year of such target entity.

“Holder” or “Holders” shall mean each of the holders that has executed and delivered this Agreement to the Company and such Holder’s successors and assigns (so long as any such assignment complies with Section 13.2), provided, however, that any Holder of a Note that ceases to be the registered holder or a beneficial owner (through a nominee) of such Note as the result of a transfer thereof pursuant to Section 13.2 shall cease to be included within the meaning of “Holder” of such Note for the purposes of this Agreement upon such transfer.

“holder” shall mean, with respect to any Note, the Person in whose name such Note is registered in the register maintained by the Company pursuant to Section 13.1, provided, however, that if such Person is a nominee, then for the purposes of Sections 7, 12, 17.2 and 18 and any related definitions in this Schedule B, “holder” shall mean the beneficial owner of such Note whose name and address appears in such register.

“Indebtedness” of any Person shall mean, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business that are not more than 180 days past due), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (j) all obligations, contingent or otherwise, of such Person in respect of bankers acceptances, (k) all obligations of such Person under Sale and Leaseback Transaction, (l) all Off-Balance Sheet Liabilities of such Person and (m) all net obligations of such Person under any currency swap agreement, interest rate swap, cap, collar or floor agreement or other interest rate management device or any other Hedge Agreement. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor. The amount of Indebtedness incurred by any Person in connection with any Guarantee by such Person shall be deemed to be an amount equal to (1) the stated amount of such Guarantee, (2) the stated amount of the primary obligation in respect of which such Guarantee is made if such Guarantee does not set forth a stated amount, or (3) such Person’s reasonably anticipated liability in respect of such Guarantee as determined by the Company and not objected to by the Required Holders if neither such Guarantee nor such primary obligation sets forth a stated amount. For the avoidance of doubt, Indebtedness of the Parent and its Subsidiaries shall not include any pension withdrawal liability of the Parent or any Subsidiary appearing as a liability on a consolidated balance sheet of the Parent and its Subsidiaries prepared in accordance with GAAP.

“INHAM Exemption” is defined in Section 6.3(e).

“Institutional Investor” shall mean (a) any Holder of a Note, (b) any holder of a Note holding (together with one or more of its affiliates) more than $2,000,000 of the aggregate principal amount of the Notes then outstanding, (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form and (d) any Related Fund of any holder of any Note.

“Interest Coverage Ratio” means, for the most recently completed four fiscal quarters of the Parent, as determined on a Consolidated basis and in accordance with GAAP, the ratio of (a) Consolidated EBIT to (b) Consolidated Interest Expense.

“Leverage Ratio” shall mean, as determined on a Consolidated basis, the ratio of (a) Consolidated Funded Indebtedness (on the last day of the most recently completed fiscal quarter of the Parent) to (b) Consolidated EBITDA (for the most recently completed four fiscal quarters of the Parent).

“Leverage Ratio Step-Up Period” shall mean a four consecutive fiscal quarter period of the Parent that meets the following criteria: (a) a Material Acquisition Event shall have occurred during the first fiscal quarter of such period, and (b) on or prior to the last day of the first fiscal quarter of such period, the Company shall have designated such period a “Leverage Ratio Step-Up Period” pursuant to a written notice to each holder of the Notes; provided that the designation of a Leverage Ratio Step-Up Period shall be available to the Company only after the holders shall have received, with respect to each Acquisition that is a part of such Material Acquisition Event, (1) the Historical Financial Statements of the target entity of such Acquisition, and (2) pro forma financial statements of the Parent accompanied by a certificate of a Senior Financial Officer of the Parent showing pro forma compliance with Section 10.1 and Section 10.2, both before and after (assuming implementation of the Leverage Ratio Step-Up Period) giving effect to such Acquisition. Notwithstanding the foregoing, the G&K Acquisition to be consummated on or about March 21, 2017 shall not constitute a Material Acquisition Event pursuant to which the Company may designate a Leverage Ratio Step-Up Period.

“Lien” shall mean, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement (other than an operating lease) or capital lease, upon or with respect to any property or asset of such Person (including, in the case of stock, shareholder agreements, voting trust agreements and all similar arrangements).

“Make-Whole Amount” is defined in Section 8.8.

“Material” shall mean material in relation to the business, operations, affairs, financial condition, assets or properties of the Parent and its Subsidiaries, taken as a whole.

“Material Acquisition Event” means any time when the Parent or any Subsidiary consummates an Acquisition the Consideration for which is greater than or equal to $500,000,000.

“Material Adverse Effect” shall mean a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Parent and its Subsidiaries, taken as a whole, (b) the ability of the Company to perform its obligations under this Agreement and the Notes, (c) the ability of any Guarantor to perform its obligations under its Guaranty or (d) the validity or enforceability of this Agreement, the Notes or any Guaranty.

“Material Credit Facility” shall mean, as to the Company, the Parent or any Subsidiary,

(a) the Cintas Bank Credit Agreement;

(b) the Cintas Senior Note Indebtedness issued pursuant to the Cintas Senior Note Indenture; and

(c) any other agreement(s) creating or evidencing indebtedness for borrowed money entered into on or after the Effective Date by the Company, the Parent or any Subsidiary, or in respect of which the Company, the Parent or any Subsidiary is an obligor or otherwise provides a guarantee or other credit support (“Credit Facility”), in a principal amount outstanding or available for borrowing equal to or greater than $50,000,000 (or the equivalent of such amount in the relevant currency of payment, determined as of the date of the closing of such facility based on the exchange rate of such other currency).

“Material Subsidiary” shall mean, at any time, any Subsidiary of the Parent which, together with all other Subsidiaries of such Subsidiary, accounts for more than (a) 10% of the Consolidated Total Assets or (b) 10% of consolidated gross revenue of the Parent and its Subsidiaries.

“Maturity Date” is defined in the first paragraph of each Note.

“Multiemployer Plan” shall mean any Plan that is a “multiemployer plan” (as such term is defined in Section 4001(a)(3) of ERISA).

“NAIC” shall mean the National Association of Insurance Commissioners or any successor thereto.

“NAIC Annual Statement” is defined in Section 6.3(a).

“Notes” is defined in Section 1.1.

“OFAC” shall mean the Office of Foreign Assets Control of the United States Department of the Treasury.

“OFAC Sanctions Program” shall mean any economic or trade sanction that OFAC is responsible for administering and enforcing. A list of OFAC Sanctions Programs may be found at http://www.treasury.gov/resource-center/sanctions/Programs/Pages/Programs.aspx.

“Off-Balance Sheet Liability” of a Person shall mean (a) any repurchase obligation or liability of such Person with respect to accounts or notes receivable sold by such Person, (b) any liability under any Sale and Leaseback Transaction which is not required to be classified and accounted for as a capital lease on the balance sheet of such Person under GAAP, or (c) any obligation arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the balance sheet of such Person, but excluding from this clause (c) any lease required to be classified and accounted for as an operating lease on a balance sheet of such Person under GAAP.

“Officer’s Certificate” of any Person shall mean a certificate of a Senior Financial Officer or of any other officer of such Person whose responsibilities extend to the subject matter of such certificate.

“Original Closing Date” shall mean April 15, 2013.

“Parent” is defined in Section 2.2.

“Parent Guaranty” is defined in Section 2.2.

“PBGC” shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

“Person” shall mean an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, business entity or Governmental Authority.

“Personal Property Security Act” shall mean, as it pertains to any Province in Canada, the applicable personal property security legislation relevant among other things for the perfection, priority ranking and enforcement of security interests in personal property and without limitation means in Ontario, the Personal Property Security Act (Revised Statutes of Ontario) as amended from time to time.

“Plan” shall mean an “employee benefit plan” (as defined in Section 3(3) of ERISA) that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Parent or any ERISA Affiliate or with respect to which the Parent or any ERISA Affiliate may have any liability.

“Priority Debt” shall mean (without duplication), as of the date of any determination thereof, the sum of (a) all unsecured Indebtedness of Subsidiaries (including all Guaranties of Indebtedness of the Company or the Parent but excluding (1) unsecured Indebtedness owing to the Company, the Parent or any Wholly-Owned Subsidiary, (2) unsecured Indebtedness outstanding at the time such Person became a Subsidiary, provided that such Indebtedness shall have not been incurred in contemplation of such Person becoming a Subsidiary and (3) unsecured Indebtedness of the Company, the G&K Subsidiary Guarantor or a Subsidiary Guarantor) and (b) all Indebtedness of the Company, the Parent and its Subsidiaries secured by Liens other than Indebtedness secured by Liens permitted by subparagraphs (a) through (m), inclusive, of Section 10.4.

“property” or “properties” shall mean, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

“PTE” is defined in Section 6.3(a).

“QPAM Exemption” is defined in Section 6.3(d).

“Qualified Institutional Buyer” shall mean any Person who is a “qualified institutional buyer” within the meaning of such term as set forth in Rule 144A(a)(1) under the Securities Act.

“Ratable Portion” for any Note shall mean an amount equal to the product of (a) that portion of the net proceeds from a sale, transfer or other disposition of assets being applied to the payment or prepayment of Indebtedness pursuant to Section 10.6(b) multiplied by (b) a fraction, the numerator of which is the aggregate outstanding principal amount of such Note and the denominator of which is the aggregate outstanding principal amount of all Senior Indebtedness of the Company, the Parent or any Subsidiary at such time (including the Notes) receiving any repayment or prepayment (or offer thereof) pursuant to Section 10.6(b).

“Receivables” shall mean all accounts receivable (including, without limitation, all rights to payment created by or arising from sales of goods, leases of goods or the rendition of services rendered no matter how evidenced whether or not earned by performance).

“Related Fund” shall mean, with respect to any holder of a Note, any fund or entity that (a) invests in Securities or bank loans and (b) is advised or managed by such holder, the same investment advisor as such holder or by an affiliate of such holder or such investment advisor.

“Required Holders” shall mean, at any time, the holders of more than 50% in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Company, the Parent or any of their Affiliates and any Notes held by parties who are contractually required to abstain from voting with respect to matters affecting the holders of the Notes).

“Responsible Officer” of any Person shall mean any Senior Financial Officer and any other officer of such Person with responsibility for the administration of the relevant portion of this Agreement or any Guaranty, as applicable.

“Sale and Leaseback Transaction” shall mean any sale or other transfer of any property or asset by any Person with the intent to lease such property or asset as lessee.

“Sale of Assets Prepayment Date” is defined in Section 8.7(a).

“Sale of Assets Prepayment Event” is defined in Section 8.7(a).

“SEC” shall mean the Securities and Exchange Commission of the United States, or any successor thereto.

“Securities” or “Security” shall have the meaning specified in Section 2(1) of the Securities Act.

“Securities Act” shall mean the Securities Act of 1933, as amended from time to time and the rules and regulations promulgated thereunder from time to time in effect.

“Senior Financial Officer” of any Person shall mean the chief financial officer, principal accounting officer, treasurer or comptroller of such Person.

“Senior Indebtedness” shall mean, as of the date of any determination thereof, all Consolidated Funded Indebtedness, other than Subordinated Indebtedness.

“Series A Notes” is defined in Section 1.1.

“Series B Notes” is defined in Section 1.1.

“Source” is defined in Section 6.3.

“State Sanctions List” shall mean a list that is adopted by any state Governmental Authority within the United States of America pertaining to Persons that engage in investment or other commercial activities in Iran or any other country that is a target of economic sanctions imposed under U.S. Economic Sanctions Laws.

“Subordinated Indebtedness” shall mean all unsecured Indebtedness of the Company, the Parent or a Subsidiary which shall contain or have applicable thereto subordination provisions providing for the subordination thereof to other Indebtedness of the Company, the Parent or such Subsidiary (including, without limitation, in the case of the Company, its obligations under its Agreement and the Notes and, in the case of any Guarantor, its obligations under its Guaranty).

“Subsidiary” shall mean, as to any Person, any other Person in which such first Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such second Person, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries (unless such partnership or joint venture can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a “Subsidiary” is a reference to a Subsidiary of the Parent.

“Subsidiary Guarantor” shall mean Cintas No. 2, Cintas No. 3, CCS, Inc. and each other Subsidiary that from time to delivers a Supplement pursuant to Section 9.9(a)(1).

“Subsidiary Guaranty” is defined in Section 2.2.

“Successor Company” is defined in Section 10.5(b)(1).

“Successor Guarantor” is defined in Section 10.5(d)(1).

“Successor Parent” is defined in Section 10.5(c)(1).

“Supplement” is defined in Section 9.9(a)(1).

“SVO” shall mean the Securities Valuation Office of the NAIC or any successor thereto.

“Taxes” shall mean any and all present or future taxes, levies, imposts, duties, deductions, fees, assessments, charges or withholdings (including, without limitation, any penalties and interest arising therefrom or with respect thereto) imposed by any Governmental Authority.

“USA PATRIOT Act” shall mean United States Public Law 107-56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“U.S. Dollars” shall mean lawful money of the United States of America.

“U.S. Economic Sanctions Laws” shall mean those laws, executive orders, enabling legislation or regulations administered and enforced by the United States pursuant to which economic sanctions have been imposed on any Person, entity, organization, country or regime, including the Trading with the Enemy Act, the International Emergency Economic Powers Act, the Iran Sanctions Act, the Sudan Accountability and Divestment Act and any other OFAC Sanctions Program.

“Wholly-Owned Subsidiary” shall mean, at any time, any Subsidiary 100% of all of the equity interests (except directors’ qualifying shares) and voting interests of which are owned by any one or more of the Parent and the Parent’s other Wholly-Owned Subsidiaries at such time.

DISCLOSURE MATERIALS

1. The PowerPoint slides constituting the Cintas Noteholder Presentation dated October 2016.

SCHEDULE 5.3

(to Amended and Restated Note Purchase Agreement)

SUBSIDIARIES OF THE PARENT, OWNERSHIP OF SUBSIDIARY STOCK

AND AFFILIATES

I. Subsidiaries and Affiliates

Subsidiary Name	State/ Jurisdiction of Formation	Relationship to Parent	Ownership
Cintas Corporation No. 2	Nevada	Indirect subsidiary	100% - Cintas Corporation No. 3

Cintas Corporation No. 3	Nevada	Direct subsidiary	100% - Cintas Corporation

3057314 Nova Scotia Company	Nova Scotia	Direct Subsidiary	100% - Cintas Corporation

CC Shredding Holdco LLC	Delaware	Indirect Subsidiary	100% - Cintas Corporation No. 2

Cintas Corporate Services, Inc.	Ohio	Indirect Subsidiary	100% - Cintas Corporation No. 2

Cintas Wholesale First Aid LLC	Ohio	Indirect Subsidiary	100% - Cintas Corporation No. 2

Cintas Distribution LLC	Ohio	Indirect Subsidiary	100% - Cintas Corporation No. 2

Cintas Service Transportation LLC	Ohio	Indirect Subsidiary	100% - Cintas Corporation No. 2

Cintas C.V. Holdings, LLC	Ohio	Indirect Subsidiary	100% - Cintas Corporation No. 2

CDS Equipment Holdings, LLC	Ohio	Indirect Subsidiary	100% - Cintas Corporation No. 2

Grupo Cintas de Mexico S.A. de C.V.	Mexico	Indirect Subsidiary	99.99% - Cintas Corporation No. 2 0.01% - Cintas Corporation No. 3

SCHEDULE 5.4

(to Amended and Restated Note Purchase Agreement)

Subsidiary Name	State/ Jurisdiction of Formation	Relationship to Parent	Ownership
Cintas Cleanroom Resources de Mexico, S.A. de C.V.	Mexico	Indirect Subsidiary	99.998% - Cintas Corporation No. 2 0.002% - Cintas Corporation No. 3

Cintas Corporation Hong Kong Limited	Hong Kong	Indirect Subsidiary	100% - Cintas Corporation No. 2

Cintas Macau Limited	Macau	Indirect Subsidiary	96% - Cintas Corporation No. 2 4% - Cintas C.V. Holdings, LLC

Cintas Netherlands Holdings C.V.	The Netherlands	Indirect Subsidiary	98% - Cintas Corporation No. 2 2% - Cintas C.V. Holdings, LLC[1]

Cintas Manufacturing LLC	Ohio	Indirect Subsidiary	100% - Cintas Corporate Services, Inc.

Cintas Holdings LLC	Ohio	Indirect Subsidiary	100% - Cintas Corporation No. 2

Empresa Cintas de Mexico, S.A. de C.V.	Mexico	Indirect Subsidiary	99.998% - Cintas Corporate Services, Inc. 0.002% - Cintas Corporation No. 3

Ensambles de Coahuila, S.A. de C.V.	Mexico	Indirect Subsidiary	99% - Empresa Cintas de Mexico, S.A. de C.V. 1% - Cintas Corporate Services, Inc.

[1]	Holdings between Cintas Corporation No. 2 and Cintas C.V. Holdings, LLC vary based on contributions from time to time.

S-5.4-2

Subsidiary Name	State/ Jurisdiction of Formation	Relationship to Parent	Ownership
Cintas de Honduras, S.A.	Honduras	Indirect Subsidiary	98.4% - Cintas Corporate Services, Inc. 0.4% - R. Kohlhepp 0.4% - S. Farmer 0.4% - D. Jeanmougin 0.4% - W. Gale

Cintas Image Apparel Co., Ltd.	China	Indirect Subsidiary	100% - Cintas Corporation Hong Kong Limited

Cintas Netherlands Holdings B.V.	The Netherlands	Indirect Subsidiary	100% - Cintas Holland B.V

Cintas Holland B.V.	The Netherlands	Indirect Subsidiary	100% - Cintas Netherlands Holdings C.V.

Cintas China Holding Limited	Hong Kong	Indirect Subsidiary	100% - Cintas Netherlands Holdings B.V.

Cintas (Suzhou) Enterprise Services Co., Ltd	China	Indirect Subsidiary	100% - Cintas China Holding Limited

Cintas Property Holding Belgium NV	Belgium	Indirect Subsidiary	100% - Cintas Netherlands Holdings B.V.

Document & Data Management Limited	England	Indirect Subsidiary	100% - Cintas Netherlands Holdings B.V.

3065520 Nova Scotia Company	Nova Scotia	Indirect Subsidiary	100% - Cintas Netherlands Holdings B.V.

3065521 Nova Scotia Company	Nova Scotia	Indirect Subsidiary	100% - Cintas Netherlands Holdings B.V.

S-5.4.3

Subsidiary Name	State/ Jurisdiction of Formation	Relationship to Parent	Ownership
Cintas Canada Investment Limited Partnership	Alberta	Indirect Subsidiary	99.9% - 30625520 Nova Scotia Company 0.1% - 30625521 Nova Scotia Company (general partner)

Cintas Hospitality UK Limited	England	Indirect Subsidiary	100% - Cintas Netherlands Holdings B.V.

Squirrel Storage Limited	England	Indirect Subsidiary	100% - Cintas Netherlands Holdings B.V.

Cintas Canada Limited	Ontario	Indirect Subsidiary

Cintas Netherlands Holdings B.V. (all issued common shares);

Cintas Canada Investment L.P. (all issued Class A shares);

3065520 Nova Scotia Limited (all issued Class B shares); 3057314 Nova Scotia Company (all unissued Series 1 exchangeable shares)

CC Canada Holdco Limited	Ontario	Indirect Subsidiary	100% - Cintas Canada Limited

CC Dutch Shredding Holdco B.V.	The Netherlands	Indirect Subsidiary	100% - Cintas Netherlands Holdings B.V.

CC Dutch Holding B.V.	The Netherlands	Indirect Subsidiary	100% - Cintas Netherlands Holdings B.V.

Cintas (Tianjin) Enterprise Services Co., Ltd	China	Indirect Subsidiary	100% - Cintas China Holding Limited

Cintas (Guangzhou) Enterprise Services Co., Ltd.	China	Indirect Subsidiary	100% - Cintas China Holding Limited

Cintas (Suzhou) Enterprise Services Co., Ltd.	China	Indirect Subsidiary	100% - Cintas China Holding Limited

S-5.4-4

Subsidiary Name	State/ Jurisdiction of Formation	Relationship to Parent	Ownership
CC Dutch Storage B.V.	The Netherlands	Indirect Subsidiary	100% - CC Dutch Holding B.V.

CC Dutch Property Holding B.V.	The Netherlands	Indirect Subsidiary	100% - CC Dutch Holding B.V.

Cintas First Aid and Safety Canada	Ontario	Indirect Subsidiary	100% - Cintas Canada Limited

Cintas First Aid and Safety Wholesale – Canada	Ontario	Indirect Subsidiary	100% - Cintas Canada Limited

G&K Services, Inc.	Minnesota	Indirect Subsidiary	100% - Cintas Corporation No. 2

G&K Services, Co.	Minnesota	Indirect Subsidiary	100% - G&K Services, Inc.

G&K Receivables Corp.	Minnesota	Indirect Subsidiary	100% - G&K Services, Inc.

Leef Bros., Inc.	South Dakota	Indirect Subsidiary	100% - G&K Services, Inc.

G&K Services LUG, LLC	Minnesota	Indirect Subsidiary	100% - G&K Services, Co.

G&K Services Holdings, LLC	Minnesota	Indirect Subsidiary	100% - G&K Services, Co.

Mechanics Uniform Service, Inc.	Connecticut	Indirect Subsidiary	100% - G&K Services, Co.

Rental Uniform Service of Somerset, Kentucky, Inc.	Kentucky	Indirect Subsidiary	100% - G&K Services, Co.

S-5.4-5

Subsidiary Name	State/ Jurisdiction of Formation	Relationship to Parent	Ownership
Alltex Uniform Rental Service, Inc.	New Hampshire	Indirect Subsidiary	100% - G&K Services, Co.

Grand Rapids Coat & Apron Service, Inc.	Michigan	Indirect Subsidiary	100% - G&K Services, Co.

G&K Services Canada Inc.	Ontario	Indirect Subsidiary	100% - G&K Services, Co.

912501 Ontario Inc.	Ontario	Indirect Subsidiary	100% - G&K Services, Inc.

Les Services G&K (Quebec) Inc.	Quebec	Indirect Subsidiary	100% - G&K Services Canada Inc.

3075964 Nova Scotia Company	Nova Scotia	Indirect Subsidiary	100% - G&K Services, Co.

3075965 Nova Scotia Company	Nova Scotia	Indirect Subsidiary	100% - 3075964 Nova Scotia Company

G&K Limited Partnership	Nova Scotia	Indirect Subsidiary	99.9% limited partnership interest owned by 3075964 Nova Scotia Company 0.1% general partnership interest owned by 3075965 Nova Scotia Company

II. Officers of the Company.

Scott D. Farmer – Chief Executive Officer

J. Michael Hansen – Vice President – Finance and Chief Financial Officer

Thomas E. Frooman – Senior Vice President, Secretary and General Counsel

Christopher J. Skufca – Assistant Secretary

S-5.4-6

III. Board of Directors of the Company.

Scott D. Farmer

Thomas E. Frooman

IV. Officers of the Parent.

Richard T. Farmer – Chairman Emeritus

J. Phillip Holloman – President & Chief Operating Officer

Scott D. Farmer – Chairman and Chief Executive Officer

Thomas E. Frooman – Senior Vice President, Secretary & General Counsel

J. Michael Hansen – Senior Vice President – Finance and Chief Financial Officer

Paul F. Adler – Vice President & Treasurer

V. Board of Directors of the Parent.

Richard T. Farmer

Scott D. Farmer

Gerald S. Adolph

Robert E. Coletti

James J. Johnson

Ronald W. Tysoe

Joseph Scaminace

John F. Barrett

Melanie W. Barstad

S-5.4-7

FINANCIAL STATEMENTS

Financial Statements of the Parent and its Subsidiaries:

1. Financial Statements as of May 31, 2016 and May 31, 2015 and for the fiscal years ended May 31, 2016, May 31, 2015 and May 31, 2014 included in the Parent’s Form 10-K dated July 29, 2016.

2. Financial Statements for the three and six month periods ended November 30, 2016 and November 30, 2015 included in the Parent’s Form 10-Q dated January 1, 2017.

3. Unaudited consolidated balance sheets as of November 30, 2016 and May 31, 2016 included in the Parent’s Form 10-Q dated January 1, 2017.

Financial Statements of the Company and its Subsidiaries:

1. Financial Statements as of July 2, 2016 and June 27, 2015 for the fiscal years ended July 2, 2016, June 27, 2015 and June 28, 2014 included in the Company’s Form 10-K dated August 26, 2016.

2. Financial Statements for the three and six month periods ended December 31, 2016 and December 26, 2015 included in the Company’s Form 10-Q dated January 31, 2017.

3. Condensed consolidated balance sheets as of December 31, 2016 and July 2, 2016 included in the Company’s Form 10-Q dated January 31, 2017.

SCHEDULE 5.5

(to Amended and Restated Note Purchase Agreement)

EXISTING INDEBTEDNESS; FUTURE LIENS

1. Amended and Restated Credit Agreement, dated as of September 16, 2016, among Cintas Corporation No. 2, as Borrower, the lenders named therein and KeyBank National Association, as Administrative Agent. Cintas Corporation, Cintas Corporation No. 3 and Cintas Corporate Services, Inc. are guarantors thereunder. The Company and G&K Services Co. will become guarantors thereunder promptly after their contemplated conversions to limited liability companies on the Effective Date. As of the Effective Date, $250,000,000 is the principal outstanding thereunder. The Amended and Restated Credit Agreement is unsecured.

2. Indenture, dated as of May 28, 2002, among Cintas Corporation No. 2, as issuer, Cintas Corporation, as parent guarantor, the subsidiary guarantors party thereto and U.S. Bank National Association (as successor trustee to Wachovia Bank, National Association), as trustee, as supplemented by the First Supplemental Indenture, dated as of November 8, 2010, among Cintas Corporation No. 2, Cintas Corporate Services, Inc. and U.S. Bank National Association (as successor trustee to Wachovia Bank, National Association), as trustee. Cintas Corporation, Cintas Corporation No. 3 and Cintas Corporate Services, Inc. are guarantors thereunder. The Company and G&K Services Co. will become guarantors thereunder promptly after the their contemplated conversions to limited liability companies on the Effective Date. The Indenture is unsecured.

a. 6.125% Senior Notes due 2017 ($300,000,000 principal amount outstanding as of November 30, 2016)

b. 4.30% Senior Notes due 2021 ($250,000,000 principal amount outstanding as of November 30, 2016)

c. 3.25% Senior Notes due 2022 ($300,000,000 principal amount outstanding as of November 30, 2016)

d. 2.90% Senior Notes due 2022 ($650,000,000 principal amount outstanding as of March 14, 2017)

e. 3.70% Senior Notes due 2027 ($1,000,000,000 principal amount outstanding as of March 14, 2017)

f. 6.15% Senior Notes due 2036 ($250,000,000 principal amount outstanding as of November 30, 2016)

3. All Indebtedness constituting outstanding obligations under capital leases, which such amounts in the aggregate are immaterial. The collateral securing such Indebtedness is specific property subject to each such capital lease and does not include the Parent’s or any of its Subsidiaries’ assets generally.

4. The following outstanding letters of credit:

SCHEDULE 5.15

(to Amended and Restated Note Purchase Agreement)

Letter of Credit Number	Borrower	Outstanding Amount	Expiration
S310645000A	Cintas Corporation No. 2	$1,800.00	February 15, 2018
S312273000A	Cintas Corporation No. 2	$38,535.32	January 24, 2018
S312984000A	Cintas Corporation No. 2	$32,131.83	February 15, 2018
S313964000A	Cintas Corporation No. 2	$1,200.00	February 15, 2018
S320730000A	Cintas Corporation No. 2	$3,200.00	December 11,2017
S323351000A	Cintas Corporation No. 2	$24,616.00	September 29, 2017

5. Indebtedness incurred in connection with the Parent’s unsecured commercial paper program outstanding in the principal amount of $66,000,000 as of November 30, 2016.

6. Certain outstanding letters of credit of the Company will be cash collateralized in the amount of 100% of the face value thereof in connection with the G&K Acquisition.

S-5.15.2

EXISTING LIENS

I. Liens of the Company and its Subsidiaries:

Liens related to capital leases set forth on Schedule 5.15 to the Existing Note Purchase Agreement. The liens relate only to the specific property subject to the capital lease and do not extend to the Company’s or its Subsidiaries’ assets generally.

II. The following Liens of the Parent and its Subsidiaries (other than the Company and its Subsidiaries):

Liens related to capital leases existing as of September 16, 2016 and set forth on Schedule 5.15 hereto. The liens relate only to the specific property subject to the capital lease and do not extend to the Parent’s or its Subsidiaries’ assets generally.

Entity Name/Debtor	Jurisdiction	Original File Number	Secured Party	Collateral Description
Cintas Corporation No. 2	Nevada, Secretary of State	2007020569-4	General Electric Capital Corporation	All accounts for which Honeywell International Inc. is the account debtor now or hereafter purchased by Secured Party from Debtor pursuant to that certain Agreement, dated 12/12/01

SCHEDULE 10.4

(to Amended and Restated Note Purchase Agreement)

FORM OF SERIES A NOTE

G&K SERVICES, INC.

3.73% Amended and Restated Series A Senior Note due April 15, 2023

No. AR- $	, 20 PPN 361268 B@3

FOR VALUE RECEIVED, the undersigned, G&K SERVICES, INC. (herein called the “Company”), a corporation organized and existing under the laws of the State of Minnesota, hereby promises to pay to                      or registered assigns, the principal sum of                      DOLLARS (or so much thereof as shall not have been prepaid) on April 15, 2023 (the “Maturity Date”), with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance hereof at the rate of 3.73% per annum from the date hereof, payable semiannually, on the fifteenth day of April and October in each year, commencing with the April 15 or October 15 next succeeding the date hereof, and on the Maturity Date, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, (1) on any overdue payment of interest and (2) during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make-Whole Amount, at a rate per annum from time to time equal to the greater of (i) 5.73% and (ii) 2.00% over the rate of interest publicly announced by Bank of America, N.A. from time to time in New York, New York as its “base” or “prime” rate, payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand).

Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the principal office of Bank of America, N.A. in New York, New York or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

This Note is one of the Series A Senior Notes (herein called the “Notes”) issued pursuant to the Amended and Restated Note Purchase Agreement dated as of March 21, 2017 (as from time to time amended, supplemented or modified, the “Note Purchase Agreement”), between the Company and the respective Holders named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) made the representations set forth in Section 6.3 of the Note Purchase Agreement. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.

This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the Person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

EXHIBIT 1(a)

(to Amended and Restated Note Purchase Agreement)

This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

Pursuant to the Parent Guaranty, the G&K Subsidiary Guaranty and the Subsidiary Guaranty, the Parent and certain of its Subsidiaries have absolutely and unconditionally guaranteed payment in full of the principal of, Make-Whole Amount, if any, and interest on this Note and the performance by the Company of its obligations contained in the Note Purchase Agreement all as more fully set forth in said Guaranties.

If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including the Make-Whole Amount, if any) and with the effect provided in the Note Purchase Agreement.

This Note shall be construed and enforced in accordance with, and the rights of the Company and holder hereof shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

G&K SERVICES, INC.

By:
Name:
Title:

E-1(a)-2

FORM OF SERIES B NOTE

G&K SERVICES, INC.

3.88% Amended and Restated Series B Senior Note due April 15, 2025

No. BR- $	, 20 PPN 361268 B#1

FOR VALUE RECEIVED, the undersigned, G&K SERVICES, INC. (herein called the “Company”), a corporation organized and existing under the laws of the State of Minnesota, hereby promises to pay to                      or registered assigns, the principal sum of                      DOLLARS (or so much thereof as shall not have been prepaid) on April 15, 2025 (the “Maturity Date”), with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance hereof at the rate of 3.88% per annum from the date hereof, payable semiannually, on the fifteenth day of April and October in each year, commencing with the April 15 or October 15 next succeeding the date hereof, and on the Maturity Date, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, (1) on any overdue payment of interest and (2) during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make-Whole Amount, at a rate per annum from time to time equal to the greater of (i) 5.88% and (ii) 2.00% over the rate of interest publicly announced by Bank of America, N.A. from time to time in New York, New York as its “base” or “prime” rate, payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand).

Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the principal office of Bank of America, N.A. in New York, New York or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

This Note is one of the Series B Senior Notes (herein called the “Notes”) issued pursuant to the Amended and Restated Note Purchase Agreement dated as of March 21, 2017 (as from time to time amended, supplemented or modified, the “Note Purchase Agreement”), between the Company and the respective Holders named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) made the representations set forth in Section 6.3 of the Note Purchase Agreement. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.

This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the Person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

EXHIBIT 1(b)

(to Amended and Restated Note Purchase Agreement)

This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

Pursuant to the Parent Guaranty, the G&K Subsidiary Guaranty and the Subsidiary Guaranty, the Parent and certain of its Subsidiaries have absolutely and unconditionally guaranteed payment in full of the principal of, Make-Whole Amount, if any, and interest on this Note and the performance by the Company of its obligations contained in the Note Purchase Agreement all as more fully set forth in said Guaranties.

If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including the Make-Whole Amount, if any) and with the effect provided in the Note Purchase Agreement.

This Note shall be construed and enforced in accordance with, and the rights of the Company and holder hereof shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

G&K SERVICES, INC.

By:
Name:
Title:

EXHIBIT 1(b)-2

FORM OF OPINION OF SPECIAL COUNSEL

TO THE COMPANY, PARENT AND THE SUBSIDIARY GUARANTORS

The closing opinion of Jones Day, special counsel for the Company, the Parent, the G&K Subsidiary Guarantor and the Subsidiary Guarantors (collectively, the “Transaction Parties”), which is called for by Section 4.4(a)(1) of the Agreement, shall be dated the Effective Date and addressed to each Holder, shall be satisfactory in scope and form to each Holder and shall be to the effect that:

1. CCS, Inc. is a corporation existing in good standing under the laws of the State of Ohio. Each of the Company and the G&K Subsidiary Guarantor is a corporation existing in good standing under the laws of the State of Minnesota. Each of the Company, the G&K Subsidiary Guarantor and CCS, Inc. has the corporate power and authority to execute and deliver and perform its obligations under the Agreement, the Reaffirmation of Subsidiary Guaranty Agreement and the Subsidiary Guaranty Agreement, as applicable, to which it is a party.

2. The execution and delivery by each Transaction Party of the Agreement, the Notes, the Parent Guaranty, the G&K Subsidiary Guaranty, the Reaffirmation of Subsidiary Guaranty Agreement and the Subsidiary Guaranty (collectively, the “Transaction Documents”), as applicable, to which it is a party and the performance by such Transaction Party of its obligations thereunder (i) do not require under present law, or present regulation of any governmental agency or authority, of the State of New York, the State of Ohio, the State of Minnesota or the United States of America any filing or registration by such Transaction Party with, or approval or consent to such Transaction Party of, any governmental agency or authority of the State of New York, the State of Ohio, the State of Minnesota or the United States of America that has not been made or obtained except those required in the ordinary course of business in connection with the performance by such Transaction Party of its obligations under certain covenants contained in the Transaction Documents to which it is a party and filings, registrations, consents or approvals in each case not required to be made or obtained by the date hereof and (ii) do not violate or result in the creation of any lien under (A) any present law, or present regulation of any governmental agency or authority, of the State of New York, the State of Ohio, the State of Minnesota or the United States of America applicable to such Transaction Party or its property or (B) any agreement binding upon such Transaction Party or its property that is listed on Annex I to the Officer’s Certificate thereof or any court decree or order binding upon such Transaction Party or its property that is listed on Annex II to the Officer’s Certificate thereof (this opinion being limited in that we express no opinion with respect to any violation not readily ascertainable from the face of any such agreement, decree or order, or arising under or based upon any cross default provision insofar as it relates to a default under an agreement not so identified to us, or arising under or based upon any covenant of a financial or numerical nature or requiring computation).

3. The execution and delivery by the Company, the G&K Subsidiary Guarantor and CCS, Inc. of the Agreement, the Reaffirmation of Subsidiary Guaranty Agreement and the Subsidiary Guaranty, as applicable, and the performance by such person of its obligations thereunder (i) have been authorized by all necessary corporate action by such person and (ii) do not contravene any provision of the governing documents of such person. The performance by the Company and the G&K Subsidiary Guarantor of its obligations under the Notes and the G&K Subsidiary Guaranty, as applicable, to which it is a party does not contravene any provision of the governing documents of such person.

EXHIBIT 4.4(a)(1)

(to Amended and Restated Note Purchase Agreement)

4. Each of the Agreement, the Reaffirmation of Subsidiary Guaranty Agreement and the Subsidiary Guaranty to which the Company, the G&K Subsidiary Guarantor or CCS, Inc. is signatory has been duly executed and delivered on behalf of such person. Each Transaction Document to which a Transaction Party is a party, as applicable, constitutes an enforceable obligation of each Transaction Party party thereto in accordance with its terms.

5. No Transaction Party is required to register as an “investment company” (under, and as defined in, the Investment Company Act of 1940, as amended).

The opinion of Jones Day shall cover such other matters relating to the Agreement as any holder may reasonably request and shall provide that (i) subsequent holders of the Notes may rely upon such opinion and (ii) such opinion may be provided to Governmental Authorities including, without limitation, the NAIC. With respect to matters of fact on which such opinion is based, such counsel shall be entitled to rely on appropriate certificates of public officials and officers of the Company, the Parent, the G&K Subsidiary Guarantor and the Subsidiary Guarantors.

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FORM OF OPINION OF SPECIAL WASHINGTON COUNSEL TO CERTAIN GUARANTORS

The closing opinion of Carney, Badley Spellman, P.S., special Washington counsel to the Parent, which is called for by Section 4.4(a)(2) of the Agreement, shall be dated the Effective Date and addressed to each Holder, shall be satisfactory in scope and form to each Holder and shall be to the effect that:

1. The Parent is a corporation validly existing under Washington law, with the corporate power and authority to conduct its business.

2. The Parent (a) as of the date of hereof, has all necessary corporate power to execute and deliver the Parent Guaranty and to perform its obligations thereunder, (b) has taken all corporate action necessary to authorize the execution and delivery of the Parent Guaranty and the performance of its obligations thereunder, and (c) has duly executed and delivered the Parent Guaranty.

3. The Parent’s execution and delivery of the Parent Guaranty do not and the performance of its obligations thereunder does not, as of the date hereof:

(a) violate the laws of the State of Washington; or

(b) violate or result in a default under the Parent’s Articles of Incorporation or Bylaws.

4. No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court of the State of Washington is required in connection with the execution, delivery or performance of the Parent Guaranty by the Parent.

The opinion of Carney, Badley Spellman, P.S., special Washington counsel to the Parent shall cover such other matters relating to Parent Guaranty as any holder may reasonably request and shall provide that (i) subsequent holders of the Notes may rely upon such opinion and (ii) such opinion may be provided to Governmental Authorities including, without limitation, the NAIC. With respect to matters of fact on which such opinion is based, such counsel shall be entitled to rely on appropriate certificates of public officials and officers of the Parent.

EXHIBIT 4.4(a)(2)

(to Amended and Restated Note Purchase Agreement)

FORM OF OPINION OF SPECIAL NEVADA COUNSEL TO CERTAIN GUARANTORS

The closing opinion of Fennemore Craig, P.C., special Nevada counsel to Cintas No. 2 and Cintas No. 3 (collectively, the “Nevada Guarantors”), which is called for by Section 4.4(a)(3) of the Agreement, shall be dated the Effective Date and addressed to each Holder, shall be satisfactory in scope and form to each Holder and shall be to the effect that:

1. Each of the Nevada Guarantors is duly incorporated, validly existing and in good standing under the laws of the State of Nevada. Each of the Nevada Guarantors has the corporate power and authority to own and lease the assets it purports to own and lease and transact the business in which it is currently engaged.

2. Each of the Nevada Guarantors has the corporate power and authority to execute, deliver and perform its obligations under the Subsidiary Guaranty.

3. The execution and delivery of, and the performance of its obligations under, the Subsidiary Guaranty by each of the Nevada Guarantors have been duly authorized by all requisite corporate action.

4. The Subsidiary Guaranty has been duly executed and delivered by each of the Nevada Guarantors.

5. No consent, approval or authorization of, or filing, registration, or qualification with, any Nevada governmental authority or, to our knowledge, any other person is required in connection with the execution, delivery and performance by the Nevada Guarantors of the Subsidiary Guaranty. We express no opinion with respect to any consent, approval, authorization, filing, registration, or qualification necessary for the Nevada Guarantors to own their properties or conduct their businesses.

6. The execution and delivery of the Subsidiary Guaranty and the performance of the obligations of the Nevada Guarantors thereunder (a) are not in conflict with the articles of incorporation or bylaws of the Nevada Guarantors, (b) do not violate any order binding on, or judgment against, the Nevada Guarantors and which is known to us, (c) are not in violation of any Nevada law applicable to the Nevada Guarantors, and (d) do not constitute a default under, result in the creation of a lien under, and are not in conflict with, any indenture or other material agreement to which the Nevada Guarantors are a party and which is known to us or, to our knowledge, by which their properties may be bound.

The opinion of Fennemore Craig, P.C., special Nevada counsel to the Nevada Guarantors shall cover such other matters relating to the Agreement and the Subsidiary Guaranty as any holder may reasonably request and shall provide that (i) subsequent holders of the Notes may rely upon such opinion and (ii) such opinion may be provided to Governmental Authorities including, without limitation, the NAIC. With respect to matters of fact on which such opinion is based, such counsel shall be entitled to rely on appropriate certificates of public officials and officers of the Nevada Guarantors.

EXHIBIT 4.4(a)(3)

(to Amended and Restated Note Purchase Agreement)

FORM OF OPINION OF SPECIAL COUNSEL

TO THE HOLDERS

The closing opinion of Schiff Hardin LLP, special counsel to the Purchasers, called for by Section 4.4(b) of the Agreement, shall be dated the Effective Date and addressed to the Holders, shall be satisfactory in form and substance to the Holders and shall be to the effect that:

1. The Company is a corporation in good standing under the laws of the State of Minnesota. The Parent is a corporation validly existing under the laws of the State of Washington. Cintas No. 3 and Cintas No. 2 are each a corporation in good standing under the laws of the State of Ohio. CCS, Inc. is a corporation validly in good standing under the laws of the state of Nevada.

2. The Agreement and the Notes constitute the legal, valid and binding contracts of the Company, enforceable against the Company in accordance with their terms.

3. The Parent Guaranty and the Subsidiary Guaranty constitute the legal, valid and binding contracts of the Parent and each Subsidiary Guarantor, as applicable, enforceable against each such Person in accordance with its terms.

The opinion of Schiff Hardin LLP shall also state that the opinions of (i) Jones Day, counsel to the Company, the Parent, the G&K Subsidiary Guarantor and the Subsidiary Guarantors, (ii) Carney, Badley Spellman, P.S., special Washington counsel to the Parent, and (iii) Fennemore Craig, P.C., special Nevada counsel to the Subsidiary Guarantors are each satisfactory in scope and form to Schiff Hardin LLP and that, in their opinion, the Holders are justified in relying thereon.

In rendering the opinions set forth in paragraph 1 above, Schiff Hardin LLP may rely, as to matters referred to in paragraph 1, solely upon an examination of a certificate of good standing of the Company, the Parent and each Subsidiary Guarantor from the Secretary of State of the State of each such Person’s state of formation. The opinion of Schiff Hardin LLP is limited to the laws of the State of New York and the federal laws of the United States.

EXHIBIT 4.4(b)

(to Amended and Restated Note Purchase Agreement)

FORM OF PARENT GUARANTY

(See Attached)

EXHIBIT PGA

(to Amended and Restated Note Purchase Agreement)

EXECUTION VERSION

PARENT GUARANTY AGREEMENT

Dated as of March 21, 2017

Re:

$50,000,000 3.73% Amended and Restated Series A Senior Notes due April 15, 2023

and

$50,000,000 3.88% Amended and Restated Series B Senior Notes due April 15, 2025

of

G&K Services, Inc.

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PARENT GUARANTY AGREEMENT

Re:

$50,000,000 3.73% Amended and Restated Series A Senior Notes due April 30, 2023

and

$50,000,000 3.88% Amended and Restated Series B Senior Notes due April 15, 2025

of

G&K Services, Inc.

This PARENT GUARANTY AGREEMENT dated as of March 21, 2017 (this “Guaranty”) is entered into by Cintas Corporation, a Washington corporation (the “Guarantor”).

RECITALS

A. G&K Services, Inc., a corporation organized under the laws of the State of Minnesota (the “Company”), heretofore entered into that certain Note Purchase Agreement dated as of April 15, 2013 (the “Original Note Purchase Agreement”) with each of the purchasers listed on Schedule A thereto pursuant to which the Company issued $50,000,000 aggregate principal amount of its 3.73% Series A Senior Notes due April 15, 2023 (the “Original Series A Notes”) and $50,000,000 aggregate principal amount of its 3.88% Series B Senior Notes due April 15, 2025 (the “Original Series B Notes”; said Original Series B Notes together with the Original Series A Notes being collectively referred to herein as the “Original Notes”).

B. Pursuant to that certain Agreement and Plan of Merger, dated as of August 15, 2016, a wholly-owned Subsidiary of the Guarantor agreed to acquire the Company (the “G&K Acquisition”), and upon the consummation of the G&K Acquisition, the Company has become an indirect wholly-owned Subsidiary of the Guarantor.

C. In connection with the Acquisition, the Company requested that the current holders of the Original Notes (the “Note Holders” said Note Holders together with their respective successors and assigns being collectively referred to herein as the “Holders”) enter into that certain Amended and Restated Note Purchase Agreement dated as of March 21, 2017 (as the same may be amended, supplemented, restated or otherwise modified from time to time, the “Note Purchase Agreement”), pursuant to which, among other things, the Original Note Purchase Agreement will be amended and restated to provide for the covenants and events of default therein to apply to the Guarantor and its Subsidiaries, the Original Series A Notes will be deemed amended and restated in the form of the 3.73% Amended and Restated Series A Senior Note due April 15, 2023 attached as Exhibit 1(a) thereto and the Original Series B Notes will be deemed amended and restated in the form of the 3.88% Amended and Restated Series B Senior Note due April 15, 2025 attached thereto as Exhibit 1(b) (the Original Notes as so amended and restated being collectively referred to herein as the “Notes”).

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D. The Note Holders have required as a condition to the amendment and restatement of the Original Note Purchase Agreement and the Original Notes that the Company cause the Guarantor to enter into this Guaranty, and the Guarantor has agreed to execute and deliver this Guaranty in order to induce the Note Holders to amend and restate the Original Note Purchase Agreement and the Original Notes and enter into the Note Purchase Agreement in connection therewith.

NOW, THEREFORE, as required by Section 4.6 of the Note Purchase Agreement and in consideration of the premises and other good and valuable consideration, the receipt and sufficiency whereof are hereby acknowledged, the Guarantor does hereby covenant and agree as follows:

DEFINITIONS.

Capitalized terms used herein shall have the meanings set forth in the Note Purchase Agreement unless defined herein or the context shall otherwise require.

GUARANTY OF NOTES AND NOTE PURCHASE AGREEMENT.

The Guarantor does hereby irrevocably, absolutely and unconditionally guarantee unto the Holders: (1) the full and prompt payment of the principal of, Make-Whole Amount, if any, and interest on the Notes from time to time outstanding, fees, expenses, indemnifications and all other amounts due under the Note Purchase Agreement, as and when such payments shall become due and payable whether by lapse of time, upon redemption or prepayment, by extension or by acceleration or declaration or otherwise (including, to the extent permitted by applicable law, interest due on overdue payments of principal, Make-Whole Amount, if any, or interest at the rate set forth in the Notes and interest accruing or becoming owing both prior to and subsequent to the commencement of any bankruptcy, insolvency, receivership, reorganization, moratorium or similar proceeding involving the Company, whether or not allowed in such proceeding) in federal or other immediately available funds of the United States of America which at the time of payment or demand therefor shall be legal tender for the payment of public and private debts, (2) the full and prompt performance and observance by the Company of each and all of the obligations, covenants and agreements required to be performed or owed by the Company under the terms of the Notes and the Note Purchase Agreement and (3) the full and prompt payment, upon demand by any Holder of all costs and expenses, legal or otherwise (including reasonable and documented attorneys’ fees), if any, as shall have been expended or incurred in the protection or enforcement of any rights, privileges or liabilities in favor of the Holders under or in respect of the Notes, the Note Purchase Agreement or under this Guaranty or in any consultation or action in connection therewith or herewith.

GUARANTY OF PAYMENT AND PERFORMANCE.

This is an irrevocable, absolute and unconditional guarantee of payment and performance (and not merely of collection) and the Guarantor hereby waives, to the fullest extent permitted by law, any right to require that any action on or in respect of any Note or the Note Purchase Agreement be brought against the Company or any other Person or that resort be had to any direct or indirect security for the Notes or for this Guaranty or any other remedy. Any Holder may, at its option, proceed hereunder against the Guarantor in the first instance to collect monies when due, the payment of which is guaranteed hereby, without first proceeding against the

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Company or any other Person and without first resorting to any direct or indirect security for the Notes or for this Guaranty or any other remedy. The liability of the Guarantor hereunder shall in no way be affected or impaired by any acceptance by any Holder of any direct or indirect security for, or other guaranties of, any indebtedness, liability or obligation of the Company or any other Person to any Holder or by any failure, delay, neglect or omission by any Holder to realize upon or protect any such guarantees, indebtedness, liability or obligation or any notes or other instruments evidencing the same or any direct or indirect security therefor or by any approval, consent, waiver, or other action taken, or omitted to be taken by any such Holder.

GENERAL PROVISIONS RELATING TO THE GUARANTY.

(a) The Guarantor hereby consents and agrees that any Holder or Holders from time to time, with or without any further notice to or assent from the Guarantor may, without in any manner affecting the liability of the Guarantor under this Guaranty, and upon such terms and conditions as any such Holder or Holders may deem advisable:

(1) extend in whole or in part (by renewal or otherwise), modify, change, compromise, release or extend the duration of the time for the performance or payment of any indebtedness, liability or obligation of the Company or of any other Person (including, without limitation, any other guarantor) secondarily or otherwise liable for any indebtedness, liability or obligation of the Company on the Notes, or waive any Default or Event of Default with respect thereto, or waive, modify, amend or change any provision of the Note Purchase Agreement, any other agreement or waive this Guaranty; or

(2) sell, release, surrender, modify, impair, exchange or substitute any and all property, of any nature and from whomsoever received, held by, or for the benefit of, any such Holder as direct or indirect security for the payment or performance of any indebtedness, liability or obligation of the Company or of any other Person (including, without limitation, any other guarantor) secondarily or otherwise liable for any indebtedness, liability or obligation of the Company on the Notes; or

(3) settle, adjust or compromise any claim of the Company against any other Person (including, without limitation, any other guarantor) secondarily or otherwise liable for any indebtedness, liability or obligation of the Company on the Notes.

The Guarantor hereby ratifies and confirms any such extension, renewal, change, sale, release, waiver, surrender, exchange, modification, amendment, impairment, substitution, settlement, adjustment or compromise and that the same shall be binding upon it, and hereby waives, to the fullest extent permitted by law, any and all defenses, counterclaims or offsets which it might or could have by reason thereof, it being understood that the Guarantor shall at all times be bound by this Guaranty and remain liable hereunder.

(b) The Guarantor hereby waives, to the fullest extent permitted by law:

(1) notice of acceptance of this Guaranty by the Holders or of the creation, renewal or accrual of any liability of the Company, present or future, or of the reliance of such Holders upon this Guaranty (it being understood that every indebtedness, liability and obligation described in Section 2 hereof shall conclusively be presumed to have been created, contracted or incurred in reliance upon the execution of this Guaranty);

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(2) demand of payment by any Holder from the Company or any other Person (including, without limitation, any other guarantor) indebted in any manner on or for any of the indebtedness, liabilities or obligations hereby guaranteed; and

(3) presentment for the payment by any Holder or any other Person of the Notes or any other instrument, protest thereof and notice of its dishonor to any party thereto and to the Guarantor.

The obligations of the Guarantor under this Guaranty and the rights of any Holder to enforce such obligations by any proceedings, whether by action at law, suit in equity or otherwise, shall not be subject to any reduction, limitation, impairment or termination, whether by reason of any claim of any character whatsoever or otherwise and shall not be subject to any defense, set-off, counterclaim (other than any compulsory counterclaim), recoupment or termination whatsoever (other than the payment in full of the obligations of the Company).

(c) The obligations of the Guarantor hereunder shall be binding upon the Guarantor and its successors and assigns, and shall remain in full force and effect irrespective of:

(1) the genuineness, validity, regularity or enforceability of the Notes, the Note Purchase Agreement or any other agreement or any of the terms of any thereof, the continuance of any obligation on the part of the Company or any other Person on or in respect of the Notes or under the Note Purchase Agreement or any other agreement or the power or authority or the lack of power or authority of the Company to issue the Notes or the Company to execute and deliver the Note Purchase Agreement or any other agreement or of the Guarantor to execute and deliver this Guaranty or to perform any of its obligations hereunder or the existence or continuance of the Company or any other Person as a legal entity; or

(2) any default, failure or delay, willful or otherwise, in the performance by the Company, the Guarantor or any other Person of any obligations of any kind or character whatsoever under the Notes, the Note Purchase Agreement, this Guaranty or any other agreement; or

(3) any creditors’ rights, bankruptcy, receivership or other insolvency proceeding of the Company, the Guarantor or any other Person or in respect of the property of the Company, the Guarantor or any other Person or any merger, consolidation, reorganization, dissolution, liquidation, sale of all or substantially all of the assets of or winding up of the Company, the Guarantor or any other Person; or

(4) impossibility or illegality of performance on the part of the Company, the Guarantor or any other Person of its obligations under the Notes, the Note Purchase Agreement, this Guaranty or any other agreement; or

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(5) in respect of the Company or any other Person, any change of circumstances, whether or not foreseen or foreseeable, whether or not imputable to the Company or any other Person, or other impossibility of performance through fire, explosion, accident, labor disturbance, floods, droughts, embargoes, wars (whether or not declared), civil commotion, acts of God or the public enemy, delays or failure of suppliers or carriers, inability to obtain materials, action of any federal or state regulatory body or agency, change of law or any other causes affecting performance, or any other force majeure, whether or not beyond the control of the Company or any other Person and whether or not of the kind hereinbefore specified; or

(6) any attachment, claim, demand, charge, Lien, order, process, encumbrance or any other happening or event or reason, similar or dissimilar to the foregoing, or any withholding or diminution at the source, by reason of any taxes, assessments, expenses, Debt, obligations or liabilities of any character, foreseen or unforeseen, and whether or not valid, incurred by or against the Company, the Guarantor or any other Person or any claims, demands, charges or Liens of any nature, foreseen or unforeseen, incurred by the Company, the Guarantor or any other Person, or against any sums payable in respect of the Notes or under the Note Purchase Agreement or this Guaranty, so that such sums would be rendered inadequate or would be unavailable to make the payments herein provided; or

(7) any order, judgment, decree, ruling or regulation (whether or not valid) of any court of any nation or of any political subdivision thereof or any body, agency, department, official or administrative or regulatory agency of any thereof or any other action, happening, event or reason whatsoever which shall delay, interfere with, hinder or prevent, or in any way adversely affect, the performance by the Company, the Guarantor or any other Person of its respective obligations under or in respect of the Notes, the Note Purchase Agreement, this Guaranty or any other agreement; or

(8) the failure of the Guarantor to receive any benefit from or as a result of its execution, delivery and performance of this Guaranty; or

(9) any failure or lack of diligence in collection or protection, failure in presentment or demand for payment, protest, notice of protest, notice of default and of nonpayment, any failure to give notice to the Guarantor of failure of the Company, the Guarantor or any other Person to keep and perform any obligation, covenant or agreement under the terms of the Notes, the Note Purchase Agreement, this Guaranty or any other agreement or failure to resort for payment to the Company, the Guarantor or to any other Person or to any other guaranty or to any property, security, Liens or other rights or remedies; or

(10) the acceptance of any additional security or other guaranty, the advance of additional money to the Company or any other Person, the renewal or extension of the Notes or amendments, modifications, consents or waivers with respect to the Notes, the Note Purchase Agreement or any other agreement, or the sale, release, substitution or exchange of any security for the Notes; or

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(11) any merger or consolidation of the Company, the Guarantor or any other Person into or with any other Person or any sale, lease, transfer or other disposition of any of the assets of the Company, the Guarantor or any other Person to any other Person, or any change in the ownership of any shares or other equity interests of the Company, the Guarantor or any other Person; or

(12) any defense whatsoever that: (i) the Company or any other Person might have to the payment of the Notes (including, principal, Make-Whole Amount, if any, or interest), other than payment thereof in federal or other immediately available funds or (ii) the Company or any other Person might have to the performance or observance of any of the provisions of the Notes, the Note Purchase Agreement or any other agreement, whether through the satisfaction or purported satisfaction by the Company or any other Person of its debts due to any cause such as bankruptcy, insolvency, receivership, merger, consolidation, reorganization, dissolution, liquidation, winding-up or otherwise; or

(13) any act or failure to act with regard to the Notes, the Note Purchase Agreement, this Guaranty or any other agreement or anything which might vary the risk of the Guarantor or any other Person; or

(14) any other circumstance which might otherwise constitute a defense available to (other than the payment in full of the obligations of the Company), or a discharge of, the Guarantor or any other Person in respect of the obligations of the Guarantor or other Person under this Guaranty or any other agreement;

provided that the specific enumeration of the above-mentioned acts, failures or omissions shall not be deemed to exclude any other acts, failures or omissions, though not specifically mentioned above, it being the purpose and intent of this Guaranty and the parties hereto that the obligations of the Guarantor shall be absolute and unconditional and shall not be discharged, impaired or varied except by the payment of the principal of, Make-Whole Amount, if any, and interest on the Notes in accordance with their respective terms whenever the same shall become due and payable as in the Notes provided, at the place specified in and all in the manner and with the effect provided in the Notes and the Note Purchase Agreement, as each may be amended or modified from time to time. Without limiting the foregoing, it is understood that repeated and successive demands may be made and recoveries may be had hereunder as and when, from time to time, the Company shall default under or in respect of the terms of the Notes or the Note Purchase Agreement and that notwithstanding recovery hereunder for or in respect of any given default or defaults by the Company under the Notes or the Note Purchase Agreement, this Guaranty shall remain in full force and effect and shall apply to each and every subsequent default.

(d) All rights of any Holder under this Guaranty shall be considered to be transferred or assigned at any time or from time to time upon the transfer of any Note held by such Holder whether with or without the consent of or notice to the Guarantor under this Guaranty or to the Company.

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(e) To the extent of any payments made under this Guaranty, the Guarantor shall be subrogated to the rights of the Holder or Holders upon whose Notes such payment was made, but the Guarantor covenants and agrees that such right of subrogation and any and all claims of the Guarantor against the Company, any endorser or other guarantor or against any of their respective properties shall be junior and subordinate in right of payment to the prior final payment in cash in full of all of the Notes and satisfaction by the Company of its obligations under the Note Purchase Agreement and by the Guarantor of its obligations under this Guaranty (in each case, other than contingent indemnification obligations for which no claim shall have then been asserted), and the Guarantor shall not take any action to enforce such right of subrogation, and the Guarantor shall not accept any payment in respect of such right of subrogation, until all of the Notes and all amounts payable by the Guarantor hereunder have been finally paid in cash in full and all of the obligations of the Company under the Note Purchase Agreement and of the Guarantor under this Guaranty (in each case, other than contingent indemnification obligations for which no claim shall have then been asserted) have been satisfied. Notwithstanding any right of the Guarantor to ask, demand, sue for, take or receive any payment from the Company, all rights, Liens and security interests of the Guarantor, whether now or hereafter arising and howsoever existing, in any assets of the Company shall be and hereby are subordinated to the rights, if any, of the Holders in those assets. The Guarantor shall not have any right to possession of any such asset or to foreclose upon any such asset, whether by judicial action or otherwise, unless and until all of the Notes and the obligations (other than contingent indemnification obligations for which no claim shall have then been asserted) of the Company under the Note Purchase Agreement shall have been paid in cash in full and satisfied.

(f) The Guarantor agrees that to the extent the Company or any other Person makes any payment on any Note, which payment or any part thereof is subsequently invalidated, voided, declared to be fraudulent or preferential, set aside, recovered, rescinded or is required to be retained by or repaid to a trustee, receiver, or any other Person under any bankruptcy code, common law, or equitable cause, then and to the extent of such payment, the obligation or the part thereof intended to be satisfied shall be revived and continued in full force and effect with respect to the Guarantor’s obligations hereunder, as if said payment had not been made. The liability of the Guarantor hereunder shall not be reduced or discharged, in whole or in part, by any payment to any Holder from any source that is thereafter paid, returned or refunded in whole or in part by reason of the assertion of a claim of any kind relating thereto, including, but not limited to, any claim for breach of contract, breach of warranty, preference, illegality, invalidity or fraud asserted by any account debtor or by any other Person.

(g) No Holder shall be under any obligation: (1) to marshal any assets in favor of the Guarantor or in payment of any or all of the liabilities of the Company under or in respect of the Notes and the Note Purchase Agreement or the obligations of the Guarantor hereunder or (2) to pursue any other remedy that the Guarantor may or may not be able to pursue itself and that may lighten the Guarantor’s burden, any right to which the Guarantor hereby expressly waives.

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(h) If an event permitting the acceleration of the maturity of the principal amount of the Notes shall at any time have occurred and be continuing and such acceleration shall at such time be prevented or the right of any Holder to receive any payment under any Note shall at such time be delayed or otherwise affected by reason of the pendency against the Company of a case or proceeding under a bankruptcy or insolvency law, the Guarantor agrees that, for purposes of this Guaranty and its obligations hereunder, the maturity of such principal amount shall be deemed to have been accelerated with the same effect as if the Holders had accelerated the same in accordance with the terms of the Note Purchase Agreement, and the Guarantor shall forthwith pay such accelerated principal of, Make-Whole Amount, if any, and interest on the Notes and any other amounts guaranteed hereunder.

NOTE PURCHASE AGREEMENT PROVISIONS

(a) The Guarantor hereby makes to the Note Holders all of the representations and warranties made by the Company with respect to or in any way relating to such Guarantor or its Subsidiaries in the Note Purchase Agreement as if the same were set forth herein in full.

(b) The Guarantor hereby covenants that it will comply with all covenants which the Company is to cause the Guarantor or its Subsidiaries to comply with under the terms of the Note Purchase Agreement and the Notes.

AMENDMENTS, WAIVERS AND CONSENTS.

(a) This Guaranty may be amended, and the observance of any term hereof may be waived (either retroactively or prospectively), only with the written consent of the Guarantor and the Required Holders, except that (1) no amendment or waiver of any of the provisions of Sections 3 or 4, or any defined term (as it is used therein), will be effective as to any Holder unless consented to by such Holder in writing and (2) no amendment or waiver may, without the written consent of each Holder, (i) change the percentage of the principal amount of the Notes the Holders of which are required to consent to any such amendment or waiver or (ii) amend Section 2, Section 5 or this Section 6.

(b) The Guarantor will provide each Holder with sufficient information, sufficiently far in advance of the date a decision is required, to enable such Holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof. The Guarantor will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 6 to each Holder promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite Holders.

(c) Any consent given pursuant to this Section 6 by a Holder that has transferred or has agreed to transfer its Note to the Company, the Guarantor or any Affiliate of the Company in connection with such consent shall be void and of no force or effect except solely as to such Holder, and any amendments effected or waivers granted or to be effected or granted that would not have been or would not be so effected or granted but for such consent (and the consents of all other Holders that were acquired under the same or similar conditions) shall be void and of no force or effect except solely as to such Holder.

(d) The Guarantor will not directly or indirectly pay or cause to be paid any remuneration, whether by way of fee or otherwise, or grant any security or provide other credit support, to any Holder as consideration for or as an inducement to the entering into by such Holder of any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted or other credit support is concurrently provided, on the same terms, ratably to each Holder even if such Holder did not consent to such waiver or amendment.

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(e) Any amendment or waiver consented to as provided in this Section 6 applies equally to all Holders of Notes affected thereby and is binding upon them and upon each future holder and upon the Guarantor. No such amendment or waiver will extend to or affect any obligation, covenant or agreement not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Guarantor and any Holder nor any delay in exercising any rights hereunder shall operate as a waiver of any rights of any Holder. As used herein, the term “this Guaranty” and references thereto shall mean this Guaranty as it may from time to time be amended or otherwise modified.

(f) Solely for the purpose of determining whether the Holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Guaranty, Notes directly or indirectly owned by the Guarantor, the Company or any of their Affiliates shall be deemed not to be outstanding.

NOTICES.

All notices and communications provided for hereunder shall be in writing and sent (a) by copy if the sender on the same day sends a confirming copy of such notice by an internationally recognized overnight delivery service (charges prepaid) or (b) by an internationally recognized overnight delivery service (charges prepaid). Any such notice must be sent:

(1) if to a Note Holder or its nominee, to such Note Holder or its nominee at the address specified for such communications in Schedule A to the Note Purchase Agreement, or at such other address as such Note Holder or its nominee shall have specified to the Guarantor or the Company in writing,

(2) if to any other Holder, to such Holder at such address as such Holder shall have specified to the Guarantor or the Company in writing, or

(3) if to the Guarantor, to Cintas Corporation, 6800 Cintas Boulevard, P.O. Box 625737, Cincinnati, Ohio 45262-5737, Attention: Thomas E. Frooman, Senior Vice President, Secretary and General Counsel, or at such other address as the Guarantor shall have specified to the Holders in writing, with a copy to (which shall not constitute notice) Jones Day, 250 Vesey Street, New York, New York 10281-1047, Attention: Brett P. Barragate.

Notices under this Section 7 will be deemed given only when actually received.

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MISCELLANEOUS.

(a) No remedy herein conferred upon or reserved to any Holder is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Guaranty now or hereafter existing at law or in equity. No delay or omission to exercise any right or power accruing upon any default, omission or failure of performance hereunder shall impair any such right or power or shall be construed to be a waiver thereof but any such right or power may be exercised from time to time and as often as may be deemed expedient. In order to entitle any Holder to exercise any remedy reserved to it under this Guaranty, it shall not be necessary for such Holder to physically produce its Note in any proceedings instituted by it or to give any notice, other than such notice as may be herein expressly required.

(b) The Guarantor will pay all sums becoming due under this Guaranty by the method and at the address specified for such purpose for such Holder, in the case of a Holder that is a Note Holder, on Schedule A to the Note Purchase Agreement or by such other method or at such other address as any Holder shall have from time to time specified to the Guarantor or the Company on behalf of the Guarantor in writing for such purpose, without the presentation or surrender of this Guaranty or any Note.

(c) Any provision of this Guaranty that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

(d) This Guaranty shall be binding upon the Guarantor and its successors and assigns and shall inure to the benefit of each Holder and its successors and assigns so long as its Notes remain outstanding and unpaid. If the Guarantor enters into any consolidation or merger, pursuant to which the Guarantor is not the surviving entity (the “Successor Corporation”), the Successor Corporation shall execute and deliver to each Holder its assumption of the due and punctual performance and observance of each covenant and condition of this Guaranty (pursuant to such agreements and instruments as shall be reasonably satisfactory to the Required Holders).

(e) This Guaranty may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

(f) This Guaranty shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

(g) The Guarantor irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Guaranty. To the fullest extent permitted by applicable law, the Guarantor irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

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(h) The Guarantor consents to process being served by or on behalf of any Holder in any suit, action or proceeding of the nature referred to in Section 8(g) by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, return receipt requested, to it at its address specified in Section 7 or at such other address of which such Holder shall then have been notified pursuant to said Section. The Guarantor agrees that such service upon receipt (1) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (2) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it. Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.

(i) Nothing in Section 8(g) or 8(h) shall affect the right of any Holder to serve process in any manner permitted by law, or limit any right that the Holders may have to bring proceedings against the Guarantor in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

(j) THE GUARANTOR HEREBY WAIVES TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS GUARANTY OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH.

TERMINATION.

The obligations of the Guarantor hereunder shall be immediately and automatically discharged and released, subject to Section 4(f), without any further action by any Holder or any other Person upon the indefeasible payment in cash in full of the Notes and all other obligations (other than contingent indemnification obligations for which no claim shall have then been asserted) hereunder and under the Note Purchase Agreement.

(Remainder of Page Left Intentionally Blank)

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IN WITNESS WHEREOF, the undersigned has caused this Guaranty to be duly executed by an authorized representative as of the date first written above.

CINTAS CORPORATION

By:
Name:	Thomas E. Frooman
Title:	Senior Vice President and Secretary

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FORM OF SUBSIDIARY GUARANTY

(See Attached)

EXHIBIT SGA

(to Amended and Restated Note Purchase Agreement)

EXECUTION VERSION

SUBSIDIARY GUARANTY AGREEMENT

Dated as of March 21, 2017

Re:

$50,000,000 3.73% Amended and Restated Series A Senior Notes due April 15, 2023

and

$50,000,000 3.88% Amended and Restated Series B Senior Notes due April 15, 2025

of

G&K Services, Inc.

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SUBSIDIARY GUARANTY AGREEMENT

Re:

$50,000,000 3.73% Amended and Restated Series A Senior Notes due April 30, 2023

and

$50,000,000 3.88% Amended and Restated Series B Senior Notes due April 15, 2025

of

G&K Services, Inc.

This SUBSIDIARY GUARANTY AGREEMENT dated as of March 21, 2017 (this “Guaranty”) is entered into on a joint and several basis by the undersigned, together with any entity which may become a party hereto by execution and delivery of a Guaranty Supplement in substantially the form set forth as Exhibit A hereto (a “Guaranty Supplement”) (which parties are hereinafter referred to individually as a “Guarantor” and collectively as the “Guarantors”).

RECITALS

A. G&K Services, Inc., a corporation organized under the laws of the State of Minnesota (the “Company”), heretofore entered into that certain Note Purchase Agreement dated as of April 15, 2013 (the “Original Note Purchase Agreement”) with each of the purchasers listed on Schedule A thereto pursuant to which the Company issued $50,000,000 aggregate principal amount of its 3.73% Series A Senior Notes due April 15, 2023 (the “Original Series A Notes”) and $50,000,000 aggregate principal amount of its 3.88% Series B Senior Notes due April 15, 2025 (the “Original Series B Notes”; said Original Series B Notes together with the Original Series A Notes being collectively referred to herein as the “Original Notes”).

B. Pursuant to that certain Agreement and Plan of Merger, dated as of August 15, 2016, a wholly-owned Subsidiary of Cintas Corporation, a Washington corporation (the “Parent”), agreed to acquire the Company (the “G&K Acquisition”), and upon the consummation of the G&K Acquisition, the Company has become a wholly-owned Subsidiary of the Parent.

C. Each Guarantor is a direct or indirect Subsidiary of the Parent.

D. In connection with the Acquisition, the Company requested that the current holders of the Original Notes (the “Note Holders” said Note Holders together with their respective successors and assigns being collectively referred to herein as the “Holders”) enter into that certain Amended and Restated Note Purchase Agreement dated as of March 21, 2017 (as the same may be amended, supplemented, restated or otherwise modified from time to time, the “Note Purchase Agreement”), pursuant to which, among other things, the Original Note Purchase Agreement will be amended and restated to provide for the covenants and events of default therein to apply to the Parent and its Subsidiaries, the Original Series A Notes will be deemed amended and restated in the form of the 3.73% Amended and Restated Series A Senior Note due April 15, 2023 attached as Exhibit 1(a) thereto and the Original Series B Notes will be deemed amended and restated in the form of the 3.88% Amended and Restated Series B Senior Note due April 15, 2025 attached thereto as Exhibit 1(b) (the Original Notes as so amended and restated being collectively referred to herein as the “Notes”).

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E. The Note Holders have required as a condition to the amendment and restatement of the Original Note Purchase Agreement and the Original Notes that the undersigned execute and deliver this Guaranty and, as set forth in Section 9.9 of the Note Purchase Agreement, the Company and the Parent cause certain other Subsidiaries that from time to time are Subsidiaries of the Parent to execute and deliver a Guaranty Supplement, and the undersigned have each agreed to execute this Guaranty and the Company and the Parent have agreed to cause certain other from time to time Subsidiaries of the Parent to execute a Guaranty Supplement, in each case in order to induce the Note Holders to amend and restate the Original Note Purchase Agreement and the Original Notes and enter into the Note Purchase Agreement in connection therewith and thereby benefit the Parent and its Subsidiaries.

NOW, THEREFORE, as required by Section 4.6 of the Note Purchase Agreement and in consideration of the premises and other good and valuable consideration, the receipt and sufficiency whereof are hereby acknowledged, each Guarantor does hereby covenant and agree, jointly and severally, as follows:

DEFINITIONS.

Capitalized terms used herein shall have the meanings set forth in the Note Purchase Agreement unless defined herein or the context shall otherwise require.

GUARANTY OF NOTES AND NOTE PURCHASE AGREEMENT.

(a) Each Guarantor jointly and severally does hereby irrevocably, absolutely and unconditionally guarantee unto the Holders: (1) the full and prompt payment of the principal of, Make-Whole Amount, if any, and interest on the Notes from time to time outstanding, fees, expenses, indemnifications and all other amounts due under the Note Purchase Agreement, as and when such payments shall become due and payable whether by lapse of time, upon redemption or prepayment, by extension or by acceleration or declaration or otherwise (including, to the extent permitted by applicable law, interest due on overdue payments of principal, Make-Whole Amount, if any, or interest at the rate set forth in the Notes and interest accruing or becoming owing both prior to and subsequent to the commencement of any bankruptcy, insolvency, receivership, reorganization, moratorium or similar proceeding involving the Company, whether or not allowed in such proceeding) in federal or other immediately available funds of the United States of America which at the time of payment or demand therefor shall be legal tender for the payment of public and private debts, (2) the full and prompt performance and observance by the Company of each and all of the obligations, covenants and agreements required to be performed or owed by the Company under the terms of the Notes and the Note Purchase Agreement and (3) the full and prompt payment, upon demand by any Holder of all costs and expenses, legal or otherwise (including reasonable and documented attorneys’ fees), if any, as shall have been expended or incurred in the protection or enforcement of any rights, privileges or liabilities in favor of the Holders under or in respect of the Notes, the Note Purchase Agreement or under this Guaranty or in any consultation or action in connection therewith or herewith.

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(b) To the extent that any Guarantor shall make a payment hereunder (a “Payment”) which, taking into account all other Payments previously or concurrently made by any of the other Guarantors, exceeds the amount which such Guarantor would otherwise have paid if each Guarantor had paid the aggregate obligations satisfied by such Payment in the same proportion as such Guarantor’s Allocable Amount (as hereinafter defined) in effect immediately prior to such Payment bore to the Aggregate Allocable Amount (as hereinafter defined) of all of the Guarantors in effect immediately prior to the making of such Payment, then such Guarantor shall be entitled to contribution and indemnification from, and be reimbursed by, each of the other Guarantors for the amount of such excess, pro rata based upon their respective Allocable Amounts in effect immediately prior to such Payment; provided that each Guarantor covenants and agrees that such right of contribution and indemnification and any and all claims of such Guarantor against any other Guarantor, any endorser or against any of their property shall be junior and subordinate in right of payment to the prior final payment in cash in full of all of the Notes and satisfaction by the Company of its obligations under the Note Purchase Agreement and by the Guarantors of their obligations under this Guaranty and the Guarantors shall not take any action to enforce such right of contribution and indemnification, and the Guarantors shall not accept any payment in respect of such right of contribution and indemnification, until all of the Notes and all amounts payable by the Guarantors hereunder have indefeasibly been finally paid in cash in full and all of the obligations of the Company under the Note Purchase Agreement and of the Guarantors under this Guaranty have been satisfied

As of any date of determination, (1) the “Allocable Amount” of any Guarantor shall be equal to the maximum amount which could then be claimed by the Holders under this Guaranty without rendering such claim voidable or avoidable under Section 548 of Chapter 11 of the United States Bankruptcy Code (11 U.S.C. Sec. 101 et. seq.) or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law; and (2) the “Aggregate Allocable Amount” shall be equal to the sum of each Guarantor’s Allocable Amount.

This clause (b) is intended only to define the relative rights of the Guarantors, and nothing set forth in this clause (b) is intended to or shall impair the obligations of the Guarantors, jointly and severally, to pay any amounts to the Holders as and when the same shall become due and payable in accordance herewith.

Each Guarantor acknowledges that the rights of contribution and indemnification hereunder shall constitute an asset in favor of any Guarantor to which such contribution and indemnification is owing.

GUARANTY OF PAYMENT AND PERFORMANCE.

This is an irrevocable, absolute and unconditional guarantee of payment and performance (and not merely of collection) and each Guarantor hereby waives, to the fullest extent permitted by law, any right to require that any action on or in respect of any Note or the Note Purchase Agreement be brought against the Company or any other Person or that resort be had to any

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direct or indirect security for the Notes or for this Guaranty or any other remedy. Any Holder may, at its option, proceed hereunder against any Guarantor in the first instance to collect monies when due, the payment of which is guaranteed hereby, without first proceeding against the Company or any other Person and without first resorting to any direct or indirect security for the Notes or for this Guaranty or any other remedy. The liability of each Guarantor hereunder shall in no way be affected or impaired by any acceptance by any Holder of any direct or indirect security for, or other guaranties of, any indebtedness, liability or obligation of the Company or any other Person to any Holder or by any failure, delay, neglect or omission by any Holder to realize upon or protect any such guarantees, indebtedness, liability or obligation or any notes or other instruments evidencing the same or any direct or indirect security therefor or by any approval, consent, waiver, or other action taken, or omitted to be taken by any such Holder.

The covenants and agreements on the part of the Guarantors herein contained shall take effect as joint and several covenants and agreements, and references to the Guarantors shall take effect as references to each of them and none of them shall be released from liability hereunder by reason of the guarantee ceasing to be binding as a continuing security on any other of them.

GENERAL PROVISIONS RELATING TO THE GUARANTY.

(a) Each Guarantor hereby consents and agrees that any Holder or Holders from time to time, with or without any further notice to or assent from any other Guarantor may, without in any manner affecting the liability of any Guarantor under this Guaranty, and upon such terms and conditions as any such Holder or Holders may deem advisable:

(1) extend in whole or in part (by renewal or otherwise), modify, change, compromise, release or extend the duration of the time for the performance or payment of any indebtedness, liability or obligation of the Company or of any other Person (including, without limitation, any other Guarantor or any other guarantor) secondarily or otherwise liable for any indebtedness, liability or obligation of the Company on the Notes, or waive any Default or Event of Default with respect thereto, or waive, modify, amend or change any provision of the Note Purchase Agreement, any other agreement or waive this Guaranty; or

(2) sell, release, surrender, modify, impair, exchange or substitute any and all property, of any nature and from whomsoever received, held by, or for the benefit of, any such Holder as direct or indirect security for the payment or performance of any indebtedness, liability or obligation of the Company or of any other Person (including, without limitation, any other Guarantor or any other guarantor) secondarily or otherwise liable for any indebtedness, liability or obligation of the Company on the Notes; or

(3) settle, adjust or compromise any claim of the Company against any other Person (including, without limitation, any other Guarantor or any other guarantor) secondarily or otherwise liable for any indebtedness, liability or obligation of the Company on the Notes.

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Each Guarantor hereby ratifies and confirms any such extension, renewal, change, sale, release, waiver, surrender, exchange, modification, amendment, impairment, substitution, settlement, adjustment or compromise and that the same shall be binding upon it, and hereby waives, to the fullest extent permitted by law, any and all defenses, counterclaims or offsets which it might or could have by reason thereof, it being understood that such Guarantor shall at all times be bound by this Guaranty and remain liable hereunder.

(b) Each Guarantor hereby waives, to the fullest extent permitted by law:

(1) notice of acceptance of this Guaranty by the Holders or of the creation, renewal or accrual of any liability of the Company, present or future, or of the reliance of such Holders upon this Guaranty (it being understood that every indebtedness, liability and obligation described in Section 2 hereof shall conclusively be presumed to have been created, contracted or incurred in reliance upon the execution of this Guaranty);

(2) demand of payment by any Holder from the Company or any other Person (including, without limitation, any other Guarantor or any other guarantor) indebted in any manner on or for any of the indebtedness, liabilities or obligations hereby guaranteed; and

(3) presentment for the payment by any Holder or any other Person of the Notes or any other instrument, protest thereof and notice of its dishonor to any party thereto and to such Guarantor.

The obligations of each Guarantor under this Guaranty and the rights of any Holder to enforce such obligations by any proceedings, whether by action at law, suit in equity or otherwise, shall not be subject to any reduction, limitation, impairment or termination, whether by reason of any claim of any character whatsoever or otherwise and shall not be subject to any defense, set-off, counterclaim (other than any compulsory counterclaim), recoupment or termination whatsoever (other than the payment in full of the obligations of the Company).

(c) The obligations of the Guarantors hereunder shall be binding upon the Guarantors and their successors and assigns, and shall remain in full force and effect irrespective of:

(1) the genuineness, validity, regularity or enforceability of the Notes, the Note Purchase Agreement or any other agreement or any of the terms of any thereof, the continuance of any obligation on the part of the Company or any other Person on or in respect of the Notes or under the Note Purchase Agreement or any other agreement or the power or authority or the lack of power or authority of the Company to issue the Notes or the Company to execute and deliver the Note Purchase Agreement or any other agreement or of any Guarantor to execute and deliver this Guaranty or to perform any of its obligations hereunder or the existence or continuance of the Company or any other Person as a legal entity; or

(2) any default, failure or delay, willful or otherwise, in the performance by the Company, any Guarantor or any other Person of any obligations of any kind or character whatsoever under the Notes, the Note Purchase Agreement, this Guaranty or any other agreement; or

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(3) any creditors’ rights, bankruptcy, receivership or other insolvency proceeding of the Company, any Guarantor or any other Person or in respect of the property of the Company, any Guarantor or any other Person or any merger, consolidation, reorganization, dissolution, liquidation, sale of all or substantially all of the assets of or winding up of the Company, any Guarantor or any other Person; or

(4) impossibility or illegality of performance on the part of the Company, any Guarantor or any other Person of its obligations under the Notes, the Note Purchase Agreement, this Guaranty or any other agreement; or

(5) in respect of the Company or any other Person, any change of circumstances, whether or not foreseen or foreseeable, whether or not imputable to the Company or any other Person, or other impossibility of performance through fire, explosion, accident, labor disturbance, floods, droughts, embargoes, wars (whether or not declared), civil commotion, acts of God or the public enemy, delays or failure of suppliers or carriers, inability to obtain materials, action of any federal or state regulatory body or agency, change of law or any other causes affecting performance, or any other force majeure, whether or not beyond the control of the Company or any other Person and whether or not of the kind hereinbefore specified; or

(6) any attachment, claim, demand, charge, Lien, order, process, encumbrance or any other happening or event or reason, similar or dissimilar to the foregoing, or any withholding or diminution at the source, by reason of any taxes, assessments, expenses, Debt, obligations or liabilities of any character, foreseen or unforeseen, and whether or not valid, incurred by or against the Company, any Guarantor or any other Person or any claims, demands, charges or Liens of any nature, foreseen or unforeseen, incurred by the Company, any Guarantor or any other Person, or against any sums payable in respect of the Notes or under the Note Purchase Agreement or this Guaranty, so that such sums would be rendered inadequate or would be unavailable to make the payments herein provided; or

(7) any order, judgment, decree, ruling or regulation (whether or not valid) of any court of any nation or of any political subdivision thereof or any body, agency, department, official or administrative or regulatory agency of any thereof or any other action, happening, event or reason whatsoever which shall delay, interfere with, hinder or prevent, or in any way adversely affect, the performance by the Company, any Guarantor or any other Person of its respective obligations under or in respect of the Notes, the Note Purchase Agreement, this Guaranty or any other agreement; or

(8) the failure of any Guarantor to receive any benefit from or as a result of its execution, delivery and performance of this Guaranty; or

(9) any failure or lack of diligence in collection or protection, failure in presentment or demand for payment, protest, notice of protest, notice of default and of nonpayment, any failure to give notice to any Guarantor of failure of the Company, any Guarantor or any other Person to keep and perform any obligation, covenant or agreement under the terms of the Notes, the Note Purchase Agreement, this Guaranty or any other agreement or failure to resort for payment to the Company, any Guarantor or to any other Person or to any other guaranty or to any property, security, Liens or other rights or remedies; or

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(10) the acceptance of any additional security or other guaranty, the advance of additional money to the Company or any other Person, the renewal or extension of the Notes or amendments, modifications, consents or waivers with respect to the Notes, the Note Purchase Agreement or any other agreement, or the sale, release, substitution or exchange of any security for the Notes; or

(11) any merger or consolidation of the Company, any Guarantor or any other Person into or with any other Person or any sale, lease, transfer or other disposition of any of the assets of the Company, any Guarantor or any other Person to any other Person, or any change in the ownership of any shares or other equity interests of the Company, any Guarantor or any other Person; or

(12) any defense whatsoever that: (i) the Company or any other Person might have to the payment of the Notes (including, principal, Make-Whole Amount, if any, or interest), other than payment thereof in federal or other immediately available funds or (ii) the Company or any other Person might have to the performance or observance of any of the provisions of the Notes, the Note Purchase Agreement or any other agreement, whether through the satisfaction or purported satisfaction by the Company or any other Person of its debts due to any cause such as bankruptcy, insolvency, receivership, merger, consolidation, reorganization, dissolution, liquidation, winding-up or otherwise; or

(13) any act or failure to act with regard to the Notes, the Note Purchase Agreement, this Guaranty or any other agreement or anything which might vary the risk of any Guarantor or any other Person; or

(14) any other circumstance which might otherwise constitute a defense available to (other than the payment in full of the obligations of the Company), or a discharge of, any Guarantor or any other Person in respect of the obligations of any Guarantor or other Person under this Guaranty or any other agreement;

provided that the specific enumeration of the above-mentioned acts, failures or omissions shall not be deemed to exclude any other acts, failures or omissions, though not specifically mentioned above, it being the purpose and intent of this Guaranty and the parties hereto that the obligations of each Guarantor shall be absolute and unconditional and shall not be discharged, impaired or varied except by the payment of the principal of, Make-Whole Amount, if any, and interest on the Notes in accordance with their respective terms whenever the same shall become due and payable as in the Notes provided, at the place specified in and all in the manner and with the effect provided in the Notes and the Note Purchase Agreement, as each may be amended or modified from time to time. Without limiting the foregoing, it is understood that repeated and successive demands may be made and recoveries may be had hereunder as and when, from time to time, the Company shall default under or in respect of the terms of the Notes or the Note Purchase Agreement and that notwithstanding recovery hereunder for or in respect of any given default or defaults by the Company under the Notes or the Note Purchase Agreement, this Guaranty shall remain in full force and effect and shall apply to each and every subsequent default.

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(d) All rights of any Holder under this Guaranty shall be considered to be transferred or assigned at any time or from time to time upon the transfer of any Note held by such Holder whether with or without the consent of or notice to the Guarantors under this Guaranty or to the Company.

(e) To the extent of any payments made under this Guaranty, the Guarantors shall be subrogated to the rights of the Holder or Holders upon whose Notes such payment was made, but each Guarantor covenants and agrees that such right of subrogation and any and all claims of such Guarantor against the Company, any endorser or other Guarantor or against any of their respective properties shall be junior and subordinate in right of payment to the prior final payment in cash in full of all of the Notes and satisfaction by the Company of its obligations under the Note Purchase Agreement and by the Guarantors of their obligations under this Guaranty (in each case, other than contingent indemnification obligations for which no claim shall have then been asserted), and the Guarantors shall not take any action to enforce such right of subrogation, and the Guarantors shall not accept any payment in respect of such right of subrogation, until all of the Notes and all amounts payable by the Guarantors hereunder have been finally paid in cash in full and all of the obligations of the Company under the Note Purchase Agreement and of the Guarantors under this Guaranty (in each case, other than contingent indemnification obligations for which no claim shall have then been asserted) have been satisfied. Notwithstanding any right of any Guarantor to ask, demand, sue for, take or receive any payment from the Company, all rights, Liens and security interests of each Guarantor, whether now or hereafter arising and howsoever existing, in any assets of the Company shall be and hereby are subordinated to the rights, if any, of the Holders in those assets. No Guarantor shall have any right to possession of any such asset or to foreclose upon any such asset, whether by judicial action or otherwise, unless and until all of the Notes and the obligations (other than contingent indemnification obligations for which no claim shall have then been asserted) of the Company under the Note Purchase Agreement shall have been paid in cash in full and satisfied.

(f) Each Guarantor agrees that to the extent the Company or any other Person makes any payment on any Note, which payment or any part thereof is subsequently invalidated, voided, declared to be fraudulent or preferential, set aside, recovered, rescinded or is required to be retained by or repaid to a trustee, receiver, or any other Person under any bankruptcy code, common law, or equitable cause, then and to the extent of such payment, the obligation or the part thereof intended to be satisfied shall be revived and continued in full force and effect with respect to the Guarantors’ obligations hereunder, as if said payment had not been made. The liability of the Guarantors hereunder shall not be reduced or discharged, in whole or in part, by any payment to any Holder from any source that is thereafter paid, returned or refunded in whole or in part by reason of the assertion of a claim of any kind relating thereto, including, but not limited to, any claim for breach of contract, breach of warranty, preference, illegality, invalidity or fraud asserted by any account debtor or by any other Person.

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(g) No Holder shall be under any obligation: (1) to marshal any assets in favor of the Guarantors or in payment of any or all of the liabilities of the Company under or in respect of the Notes and the Note Purchase Agreement or the obligations of the Guarantors hereunder or (2) to pursue any other remedy that the Guarantors may or may not be able to pursue themselves and that may lighten the Guarantors’ burden, any right to which each Guarantor hereby expressly waives.

(h) If an event permitting the acceleration of the maturity of the principal amount of the Notes shall at any time have occurred and be continuing and such acceleration shall at such time be prevented or the right of any Holder to receive any payment under any Note shall at such time be delayed or otherwise affected by reason of the pendency against the Company of a case or proceeding under a bankruptcy or insolvency law, each Guarantor agrees that, for purposes of this Guaranty and its obligations hereunder, the maturity of such principal amount shall be deemed to have been accelerated with the same effect as if the Holders had accelerated the same in accordance with the terms of the Note Purchase Agreement, and such Guarantor shall forthwith pay such accelerated principal of, Make-Whole Amount, if any, and interest on the Notes and any other amounts guaranteed hereunder.

REPRESENTATIONS AND WARRANTIES OF THE GUARANTORS.

Each Guarantor represents and warrants to each Holder that:

(a) Such Guarantor is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on (1) the business, operations, affairs, financial condition, assets or properties of the Parent and its Subsidiaries, taken as a whole, (2) the ability of such Guarantor to perform its obligations under this Guaranty or (3) the validity or enforceability of this Guaranty (herein in this Section 5, a “Material Adverse Effect”). Such Guarantor has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Guaranty and to perform the provisions hereof.

(b) Each subsidiary of such Guarantor is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each subsidiary of such Guarantor has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.

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(c) This Guaranty has been duly authorized by all necessary action on the part of such Guarantor, and this Guaranty constitutes a legal, valid and binding obligation of such Guarantor enforceable against such Guarantor in accordance with its terms, except as such enforceability may be limited by (1) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (2) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(d) The execution, delivery and performance by such Guarantor of this Guaranty will not (1) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of such Guarantor or any of its subsidiaries under any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, organizational document, shareholders agreement or any other material agreement or instrument to which such Guarantor or any of its subsidiaries is bound or by which such Guarantor or any of its subsidiaries or any of their respective properties may be bound or affected, (2) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to such Guarantor or any of its subsidiaries or (3) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to such Guarantor or any of its subsidiaries.

(e) No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by such Guarantor of this Guaranty.

(f) (1) There are no actions, investigations, suits or proceedings pending or, to the best knowledge of such Guarantor, threatened against or affecting such Guarantor or any of its subsidiaries or any property of such Guarantor or any of its subsidiaries in any court or before any arbitrator of any kind or before or by any Governmental Authority that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(2) Neither such Guarantor nor any of its subsidiaries is (i) in default under any agreement or instrument to which it is a party or by which it is bound, (ii) in violation of any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or (iii) in violation of any applicable law, ordinance, rule or regulation of any Governmental Authority (including, without limitation, Environmental Laws, the USA PATRIOT Act or any of the other laws and regulations that are referred to in Section 5.14 of the Note Purchase Agreement), which default or violation, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

(g) Neither such Guarantor nor any of its subsidiaries is subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 2005, as amended, the ICC Termination Act of 1995, as amended, or the Federal Power Act, as amended.

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(h) Such Guarantor is solvent, has capital not unreasonably small in relation to its business or any contemplated or undertaken transaction and has assets having a value both at fair valuation and at present fair salable value greater than the amount required to pay its debts as they become due and greater than the amount that will be required to pay its probable liability on its existing debts as they become absolute and matured. Such Guarantor does not intend to incur, or believe or should have believed that it will incur, debts beyond its ability to pay such debts as they become due. Such Guarantor will not be rendered insolvent by the execution and delivery of, and performance of its obligations under, this Guaranty. Such Guarantor does not intend to hinder, delay or defraud its creditors by or through the execution and delivery of, or performance of its obligations under, this Guaranty.

(i) The obligations of such Guarantor under this Guaranty rank at least pari passu in right of payment with all other unsecured Senior Indebtedness (actual or contingent) of such Guarantor including, without limitation, all obligations of such Guarantor under any guaranty of indebtedness of any other Person.

AMENDMENTS, WAIVERS AND CONSENTS.

(a) This Guaranty may be amended, and the observance of any term hereof may be waived (either retroactively or prospectively), only with the written consent of each Guarantor and the Required Holders, except that (1) no amendment or waiver of any of the provisions of Sections 3, 4 or 5, or any defined term (as it is used therein), will be effective as to any Holder unless consented to by such Holder in writing and (2) no amendment or waiver may, without the written consent of each Holder, (i) change the percentage of the principal amount of the Notes the Holders of which are required to consent to any such amendment or waiver or (ii) amend Section 2 or this Section 6. No consent of the Holders or the Guarantors shall be required in connection with the execution and delivery of a Guaranty Supplement or other addition of any additional Guarantor, and each Guarantor, by its execution and delivery of this Guaranty (or Guaranty Supplement) consents to the addition of each additional Guarantor.

(b) The Guarantors will provide each Holder with sufficient information, sufficiently far in advance of the date a decision is required, to enable such Holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof. The Guarantors will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 6 to each Holder promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite Holders. The Guarantors will deliver executed copies of each executed Guaranty Supplement to each Holder promptly following the date on which it is executed.

(c) Any consent given pursuant to this Section 6 by a Holder that has transferred or has agreed to transfer its Note to the Company, any Guarantor or any Affiliate of the Company in connection with such consent shall be void and of no force or effect except solely as to such Holder, and any amendments effected or waivers granted or to be effected or granted that would not have been or would not be so effected or granted but for such consent (and the consents of all other Holders that were acquired under the same or similar conditions) shall be void and of no force or effect except solely as to such Holder.

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(d) No Guarantor will directly or indirectly pay or cause to be paid any remuneration, whether by way of fee or otherwise, or grant any security or provide other credit support, to any Holder as consideration for or as an inducement to the entering into by such Holder of any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted or other credit support is concurrently provided, on the same terms, ratably to each Holder even if such Holder did not consent to such waiver or amendment.

(e) Any amendment or waiver consented to as provided in this Section 6 applies equally to all Holders affected thereby and is binding upon them and upon each future holder and upon the Guarantors. No such amendment or waiver will extend to or affect any obligation, covenant or agreement not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Guarantors and any Holder nor any delay in exercising any rights hereunder shall operate as a waiver of any rights of any Holder. As used herein, the term “this Guaranty” and references thereto shall mean this Guaranty as it may from time to time be amended or supplemented.

(f) Solely for the purpose of determining whether the Holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Guaranty, Notes directly or indirectly owned by any Guarantor, the Company or any of their Affiliates shall be deemed not to be outstanding.

NOTICES.

All notices and communications provided for hereunder shall be in writing and sent (a) by copy if the sender on the same day sends a confirming copy of such notice by an internationally recognized overnight delivery service (charges prepaid) or (b) by an internationally recognized overnight delivery service (charges prepaid). Any such notice must be sent:

(1) if to a Note Holder or its nominee, to such Note Holder or its nominee at the address specified for such communications in Schedule A to the Note Purchase Agreement, or at such other address as such Note Holder or its nominee shall have specified to any Guarantor or the Company in writing,

(2) if to any other Holder, to such Holder at such address as such Holder shall have specified to any Guarantor or the Company in writing, or

(3) if to any Guarantor, to such Guarantor c/o Cintas Corporation, 6800 Cintas Boulevard, P.O. Box 625737, Cincinnati, Ohio 45262-5737, Attention: Thomas E. Frooman, Senior Vice President, Secretary and General Counsel, or at such other address as such Guarantor shall have specified to the Holders in writing, with a copy to (which shall not constitute notice) Jones Day, 250 Vesey Street, New York, New York 10281-1047, Attention: Brett P. Barragate.

Notices under this Section 7 will be deemed given only when actually received.

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MISCELLANEOUS.

(a) No remedy herein conferred upon or reserved to any Holder is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Guaranty now or hereafter existing at law or in equity. No delay or omission to exercise any right or power accruing upon any default, omission or failure of performance hereunder shall impair any such right or power or shall be construed to be a waiver thereof but any such right or power may be exercised from time to time and as often as may be deemed expedient. In order to entitle any Holder to exercise any remedy reserved to it under this Guaranty, it shall not be necessary for such Holder to physically produce its Note in any proceedings instituted by it or to give any notice, other than such notice as may be herein expressly required.

(b) The Guarantors will pay all sums becoming due under this Guaranty by the method and at the address specified for such purpose for such Holder, in the case of a Holder that is a Note Holder, on Schedule A to the Note Purchase Agreement or by such other method or at such other address as any Holder shall have from time to time specified to the Guarantors or the Company on behalf of the Guarantors in writing for such purpose, without the presentation or surrender of this Guaranty or any Note.

(c) Any provision of this Guaranty that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

(d) If the whole or any part of this Guaranty shall be now or hereafter become unenforceable against any one or more of the Guarantors for any reason whatsoever or if it is not executed by any one or more of the Guarantors, this Guaranty shall nevertheless be and remain fully binding upon and enforceable against each other Guarantor as if it had been made and delivered only by such other Guarantors.

(e) This Guaranty shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of each Holder and its successors and assigns so long as its Notes remain outstanding and unpaid. If any Guarantor enters into any consolidation or merger, pursuant to which such Guarantor is not the surviving entity (the “Successor Corporation”), the Successor Corporation shall execute and deliver to each Holder its assumption of the due and punctual performance and observance of each covenant and condition of this Guaranty (pursuant to such agreements and instruments as shall be reasonably satisfactory to the Required Holders).

(f) This Guaranty may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

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(g) Each payment by any Guarantor shall be made, under all circumstances, without setoff, counterclaim or reduction for, and free from and clear of, and without deduction for or because of, any and all present or future taxes, levies, imposts, duties, fees, charges, deductions, withholding, restrictions or conditions of any nature whatsoever (hereinafter called (“Relevant Taxes”) imposed, levied, collected, assessed, deducted or withheld by the government of any country or jurisdiction (or any authority therein or thereof) other than the United States of America from or through which payments hereunder or on or in respect of the Notes are actually made (each a “Non-U.S. Taxing Jurisdiction”), unless such imposition, levy, collection, assessment, deduction, withholding or other restriction or condition is required by law. If a Guarantor is required by law to make any payment under this Guaranty subject to such deduction, withholding or other restriction or condition imposed by a Non-U.S. Taxing Jurisdiction, then such Guarantor shall forthwith (1) pay over to the government or taxing authority imposing such tax the full amount required to be deducted, withheld from or otherwise paid by such Guarantor (including the full amount required to be deducted or withheld from or otherwise paid by such Guarantor in respect of the Tax Indemnity Amounts (as defined below)); (ii) pay each Holder such additional amounts (“Tax Indemnity Amounts”) as may be necessary in order that the net amount of every payment made to each Holder, after provision for payment of such Relevant Taxes (including any required deduction, withholding or other payment of tax on or with respect to such Tax Indemnity Amounts), shall be equal to the amount which such holder would have received had there been no imposition, levy, collection, assessment, deduction, withholding or other restriction or condition. Notwithstanding the provisions of this Section 8(g), (1) no such Tax Indemnity Amounts shall be payable for or on account of any tax, assessment or other governmental charge that is imposed or withheld by reason of the failure of the Holder to timely complete, execute and deliver to such Guarantor any form or document to the extent applicable to such Holder that may be required by law or by reason of administration of such law and which is reasonably requested in writing to be delivered by such Guarantor in order to enable such Guarantor to make payments pursuant to this Section 8(g) without deduction or withholding for taxes, assessments or governmental charges, or with deduction or withholding of such lesser amount, which form or document shall be delivered within 90 days of a written request therefor by such Guarantor and (2) in no event shall any Guarantor be obligated to pay any Tax Indemnity Amounts with respect to any payment to any Holder not resident in the United States of America in excess of the amount (including, if applicable, zero) which such Guarantor would have been obligated to pay if (i) authorization could have been obtained under any income tax treaty between the United States of America and the Non-U.S. Taxing Jurisdiction in force at the relevant time for such Guarantor to make such payment either without deduction or withholding of Relevant Taxes or with deduction or withholding of a lesser amount in respect of Relevant Taxes had the Notes held by such Holder been beneficially owned at all relevant times by Persons who were deemed to be resident in the United States of America and were deemed eligible in full for any benefits and exemptions available under such treaty with respect to interest received from such Guarantor, assuming that such Guarantor and such Persons had made and obtained all relevant claims and authorizations required under such treaty and (ii) such Guarantor had made the minimum deduction or withholding of Relevant Taxes, if any, which it would have been lawfully entitled to do pursuant to such authorization. If in connection with the payment of any such Tax Indemnity Amounts, any Holder that is a United States person within the meaning of the Code or a foreign person engaged in a trade or business within the United States of America, incurs taxes imposed by the United States of America or any political subdivision or taxing authority therein (“United States Taxes”) on such Tax Indemnity Amounts, such Guarantor shall pay to such Holder such further amount as will insure that the net amount actually received by that Holder (taking into account any withholding or deduction in respect of any such further amount) is equal to the amount which such Holder would have received after all United States Taxes on such Tax Indemnity Amounts and on any further amount had such withholding or deduction not been made.

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(h) Any payment made by a Guarantor to any Holder for the account of any such holder in respect of any amount payable by such Guarantor shall be made in the lawful currency of the United States of America (“U.S. Dollars”). Any amount received or recovered by such holder other than in U.S. Dollars (whether as a result of, or of the enforcement of, a judgment or order of any court, or in the liquidation or dissolution of such Guarantor or otherwise) in respect of any such sum expressed to be due hereunder or under the Notes shall constitute a discharge of such Guarantor only to the extent of the amount of U.S. Dollars which such Holder is able, in accordance with normal banking procedures, to purchase with the amount so received or recovered in that other currency on the date of the receipt or recovery (or, if it is not practicable to make that purchase on such date, on the first date on which it is practicable to do so). If the amount of U.S. Dollars so purchased is less than the amount of U.S. Dollars expressed to be due hereunder or under the Notes, such Guarantor shall indemnify such Holder against any loss sustained by such holder as a result, and in any event, such Guarantor shall indemnify such holder against the cost of making any such purchase. These indemnities shall constitute a separate and independent obligation from the other obligations herein, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by any such Holder, shall continue in full force and effect despite any judgment, order, claim or proof for a liquidated amount in respect of any such sum due hereunder or any judgment or order and shall survive the payment of the Notes and the termination of this Guaranty.

(i) This Guaranty shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

(j) Each Guarantor irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Guaranty. To the fullest extent permitted by applicable law, each Guarantor irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

(k) Each Guarantor consents to process being served by or on behalf of any Holder in any suit, action or proceeding of the nature referred to in Section 8(j) by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, return receipt requested, to it at its address specified in Section 7 or at such other address of which such Holder shall then have been notified pursuant to said Section. Each Guarantor agrees that such service upon receipt (1) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (2) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it. Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.

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(l) Nothing in Section 8(j) or 8(k) shall affect the right of any Holder to serve process in any manner permitted by law, or limit any right that the Holders may have to bring proceedings against any Guarantor in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

(m) EACH GUARANTOR HEREBY WAIVES TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS GUARANTY OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH.

TERMINATION.

The obligations of a Guarantor hereunder shall be immediately and automatically discharged and released, subject to, in the case of clause (a) below, Section 4(f), without any further action by any Holder or any other Person upon the sooner to occur of: (a) the indefeasible payment in cash in full of the Notes and all other obligations (other than contingent indemnification obligations for which no claim shall have then been asserted) hereunder and under the Note Purchase Agreement or (b) compliance with the requirements of Section 2.2(b) of the Note Purchase Agreement.

(Remainder of Page Left Intentionally Blank)

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IN WITNESS WHEREOF, each of the undersigned has caused this Guaranty to be duly executed by an authorized representative as of the date first written above.

CINTAS CORPORATION NO. 3

By:
Name:	Thomas E. Frooman
Title:	Senior Vice President and Secretary

CINTAS CORPORATION NO. 2

By:
Name:	Thomas E. Frooman
Title:	Senior Vice President and Secretary

CINTAS CORPORATE SERVICES, INC.

By:
Name:	Thomas E. Frooman
Title:	Senior Vice President and Secretary

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GUARANTY SUPPLEMENT

To the Holders (as defined in the

hereinafter defined Guaranty Agreement)

Ladies and Gentlemen:

WHEREAS, G&K Services, Inc., a corporation organized under the laws of the State of Minnesota (the “Company”), has outstanding $50,000,000 aggregate principal amount of its 3.73% Amended and Restated Series A Senior Notes due April 15, 2023 (the “Series A Notes”) and $50,000,000 aggregate principal amount of its 3.88% Amended and Restated Series B Senior Notes due April 15, 2023 (the “Series B Notes”; said Series B Notes together with the Series A Notes collectively referred to herein as the “Notes”) pursuant to an Amended and Restated Note Purchase Agreement dated as of March 21, 2017 (the “Note Purchase Agreement”) between the Company and each of the purchasers named on Schedule A attached to said Note Purchase Agreement (the “Note Holders”). Capitalized terms used herein shall have the meanings set forth in the hereinafter defined Guaranty Agreement unless herein defined or the context shall otherwise require.

WHEREAS, as a condition precedent to their agreement to amend and restate the Original Notes and the Original Note Purchase Agreement, the Note Holders required that from time to time certain subsidiaries of the Parent enter into that certain Subsidiary Guaranty Agreement dated as of March 21, 2017 as security for the Notes (as amended, supplemented, restated or otherwise modified from time to time, the “Guaranty Agreement”).

Pursuant to Section 9.9 of the Note Purchase Agreement, the Company has agreed to cause the undersigned,                     , a [corporation][limited liability company] organized under the laws of                      (the “Additional Guarantor”), to join in the Guaranty Agreement. In accordance with the requirements of the Guaranty Agreement, the Additional Guarantor desires to amend the definition of Guarantor (as the same may have been heretofore amended) set forth in the Guaranty Agreement attached hereto so that at all times from and after the date hereof, the Additional Guarantor shall be jointly and severally liable as set forth in the Guaranty Agreement for the obligations of the Company under the Notes and the Note Purchase Agreement and to the extent and in the manner set forth in the Guaranty Agreement.

The undersigned is the duly elected                      of the Additional Guarantor, a [subsidiary] of the Parent, and is duly authorized to execute and deliver this Guaranty Supplement to each of you. The execution by the undersigned of this Guaranty Supplement shall evidence such Additional Guarantor’s consent to and acknowledgment and approval of the terms set forth herein and in the Guaranty Agreement and its agreement to be bound by the covenants, terms and provisions of the Guaranty Agreement as a Guarantor thereunder and by such execution the Additional Guarantor shall be deemed to have made in favor of the Holders the representations and warranties set forth in Section 5 of the Guaranty Agreement.

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Upon execution of this Guaranty Supplement, the Guaranty Agreement shall be deemed to be amended as set forth above. Except as amended herein, the terms and provisions of the Guaranty Agreement are hereby ratified, confirmed and approved in all respects.

Any and all notices, requests, certificates and other instruments (including the Notes) may refer to the Guaranty Agreement without making specific reference to this Guaranty Supplement, but nevertheless all such references shall be deemed to include this Guaranty Supplement unless the context shall otherwise require.

Dated:                         , 20     .

[NAME OF ADDITIONAL GUARANTOR]

By
Its

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